UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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HOLOGIC, INC.

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Notice of Annual Meeting of Stockholders and Proxy Statement Wednesday, March 14, 2018 8:00 a.m. Eastern Time

January 26, 2018

Dear Fellow Stockholders:

Hologic is an innovative medical technology company primarily focused on improving women’s health and well-being through early detection and treatment. Every day, healthcare professionals around the world use our products to find breast cancer, cervical cancer and infectious diseases early, when patient outcomes are best and associated healthcare costs are least.

Hologic is also a growth company, one that aspires to deliver superior investment returns over time. So as we approach our 2018 Annual Meeting of Stockholders, I’d like to update you on the significant progress we’ve made to generate sustainable, profitable growth.

In fiscal 2017, we strengthened our product leadership positions in mammography, molecular diagnostics, liquid cytology, and gynecologic surgery by providing differentiated value to our customers. As a result, we delivered solid revenue and earnings growth in line with our external guidance.

At the same time, we took three important steps to increase growth for the long term. First, we laid the foundations for sustainable international growth through new leadership, new products and better commercial execution. Second, we shifted our business portfolio toward higher-growth segments by divesting our blood screening business and acquiring the leading medical aesthetics company, Cynosure, Inc. And third, we accelerated our launch of new products that reflect increasing innovation from our revitalized research and development pipeline.

As a result of these efforts, we reported GAAP revenue of $3,059 million in fiscal 2017, up 8% versus the prior year, and GAAP earnings per share (“EPS”) of $2.64, up 128% versus the prior year. These results include the effects of divesting blood screening and acquiring Cynosure. Excluding these effects, adjusted revenue increased 5% on a constant currency basis, and adjusted EPS, as calculated under our 2017 Short-Term Incentive Plan, increased 12%. These good financial results also enabled us to strengthen our balance sheet and repurchase shares during the fiscal year.

Underlying our financial performance are our employees, who are motivated and inspired by the knowledge that we are enabling healthier lives, everywhere, every day. I’d like to thank these employees, as well as our board of directors, for their dedication and contributions throughout fiscal 2017. And I’d like to acknowledge our stockholders for their ongoing interest and support. We look forward to hearing from you at our Annual Meeting and throughout the year.

Sincerely,

Steve MacMillan

Chairman, President and Chief Executive Officer

Notice of Annual Meeting of Stockholders

Wednesday, March 14, 2018

8:00 a.m. Eastern Time

250 Campus Drive, Marlborough, Massachusetts 01752

To Our Stockholders:

The Annual Meeting of Stockholders of Hologic, Inc., a Delaware corporation (“Hologic” or the “Company”), will be held on March 14, 2018 at 8:00 a.m., Eastern Time, at the offices of the Company, 250 Campus Drive, Marlborough, Massachusetts 01752 for the following purposes:

1.	To consider and act upon the election of the seven (7) nominees identified in the accompanying proxy statement to serve as directors for the ensuing year (Proposal No. 1);

2.	To conduct an advisory vote to approve our executive compensation (Proposal No. 2);

3.	To approve the amended and restated Hologic, Inc. 2008 Equity Incentive Plan (Proposal No. 3);

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2018 (Proposal No. 4); and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Our Board of Directors has fixed the close of business on January 16, 2018 as the record date. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the meeting. Stockholders who plan to attend the meeting must present valid photo identification. Stockholders of record will be verified against an official list available at the registration area. If your shares are held in the name of a bank, broker or other holder of record, please also bring to the Annual Meeting your bank or brokerage statement evidencing your beneficial ownership of Hologic stock to gain admission to the meeting. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.

We are pleased to continue utilizing the Securities and Exchange Commission (“SEC”) rules that allow issuers to furnish proxy materials to their stockholders on the internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about January 26, 2018, we will mail to our stockholders of record as of January 16, 2018 (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement and our Annual Report on Form 10-K.

Our Board of Directors appreciates and encourages stockholder participation in the Company’s affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented.

January 26, 2018

By order of the Board of Directors

Patricia K. Dolan
Vice President and Corporate Secretary

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 14, 2018: The Proxy Statement, the Hologic Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and the Proxy Card are available at www.proxyvote.com.

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PROXY STATEMENT SUMMARY

Your Vote is Important

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement and the Company’s Annual Report on Form 10-K before casting your vote. References to “Hologic,” the “Company,” “we,” “us” or “our” refer to Hologic, Inc.

2018 Annual Meeting of Stockholders

Time and Date:	8:00 a.m. Eastern Time, Wednesday, March 14, 2018
Place:	Hologic, Inc., 250 Campus Drive, Marlborough, MA
Record Date:	January 16, 2018
Attendance:	All stockholders may attend the meeting. Stockholders who plan to attend the meeting must present a valid government-issued picture identification such as a driver’s license or passport. Stockholders of record will be verified against an official list available at the registration area. If your shares are held in the name of a bank, broker or other holder of record, please also bring your bank or brokerage statement evidencing your beneficial ownership of Hologic stock to gain admission. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.
Voting:	Stockholders as of January 16, 2018, the record date, are entitled to vote. Each share of common stock is entitled to one vote for each of the proposals presented at the meeting.

Vote by Internet	Vote by Telephone	Vote by Mail	Vote in Person
Go to www.proxyvote.com and enter the 12-digit control number provided on your proxy card or voting instruction form.	Call 800-690-6903 or the number on your proxy card or voting instruction form. You will need the 12-digit control number provided on your proxy card or voting instruction form.	Complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.	See the instructions above regarding attendance at the Annual Meeting.

Electronic Stockholder Document Delivery

To help lower the cost of producing and mailing documents – and reduce the environmental impact of our Annual Meeting – we encourage stockholders to elect to receive an email that will provide electronic links to our proxy materials as well as the proxy voting site. For further information on how to sign up for electronic delivery, please see page 65 of this proxy statement.

Meeting Agenda and Voting Recommendations

Proposal	Board Recommendation	Page
Election of Seven Directors	FOR	16
Say-on-Pay: Advisory Vote to Approve Executive Compensation	FOR	50
Approval of the Amended and Restated Hologic, Inc. 2008 Equity Incentive Plan	FOR	51
Ratification of the Appointment of Ernst & Young LLP for fiscal 2018	FOR	58

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Director Nominees

		Director
Nominee and Principal Occupation	Age	Since	Independent	Current Committee Membership
Stephen P. MacMillan	54	2013		●	N/A
Chairman, President and Chief Executive Officer
Hologic, Inc.
Sally W. Crawford	64	2007	✔	●	Lead Independent Director
Former Chief Operating Officer				●	Compensation
Healthsource, Inc.				●	Nominating and Corporate Governance (Chair)
Charles J. Dockendorff	63	2017	✔	●	Audit and Finance (Chair)
Former Chief Financial Officer and Executive				●	Nominating and Corporate Governance
Vice President
Covidien plc
Scott T. Garrett	68	2013	✔	●	Compensation (Chair)
Senior Operating Partner				●	Nominating and Corporate Governance
Water Street Healthcare Partners
Namal Nawana	47	2018	✔	●	N/A
Former Chief Executive Officer and President
Alere, Inc.
Christiana Stamoulis	47	2011	✔	●	Audit and Finance
Chief Financial Officer and Head of Corporate				●	Nominating and Corporate Governance
Development
Unum Therapeutics
Amy M. Wendell	57	2016	✔	●	Audit and Finance
Former Senior Vice President, Strategy & BD&L				●	Nominating and Corporate Governance
Covidien plc

Business and Financial Highlights

Hologic, Inc. is an innovative medical technology company primarily focused on improving women’s health and well-being through early detection and treatment. The Company operates in four main areas: Breast & Skeletal Health, Diagnostics, GYN Surgical and Medical Aesthetics.

Our market-leading products include our innovative Genius™ 3D MAMMOGRAPHY™ technology, our Affirm™ prone biopsy system, our new Brevera® breast biopsy system, our ThinPrep® pap test, our Aptima® infectious disease tests, our Panther® and Panther Fusion® fully automated molecular diagnostics instruments, our NovaSure® device for endometrial ablation, our MyoSure® system for intrauterine tissue removal, and our Cynosure® brands.

Over the past four years, under the guidance of a focused and motivated senior management team, almost all of whom joined the Company in fiscal 2014 or later, we have made great progress toward building a sustainable growth company. Our solid financial results in fiscal 2017 reflect the progress we have made. In the short term, we strengthened our product leadership positions, enabling us to deliver solid revenue and earnings growth in line with our external guidance. At the same time, we took three important steps to solidify our growth profile for the long term. First, we laid the foundations for sustainable international growth through new leadership, new products and better commercial execution. Second, we shifted our business portfolio toward higher-growth segments by divesting our blood screening business and acquiring Cynosure. And third, we accelerated our launch of new products that reflect increasing innovation from our revitalized research and development pipeline.

Financial highlights from fiscal 2017, all of which include the effects of divesting our blood screening business and acquiring Cynosure, are shown below:

✔	Full-year GAAP revenue increased 8%
✔	GAAP diluted EPS improved 128%
✔	International revenue increased 15%, after struggling in fiscal 2016
✔	Debt declined slightly as a result of eliminating our most dilutive convertible notes
✔	The price per share of our common stock increased 75.5% from the end of fiscal 2013 to the end of fiscal 2017

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Looking ahead, we are focused on driving sustainable, long-term growth, and believe we have significant opportunities ahead of us.

✔	We remain significantly under-penetrated internationally, as only 22% of our sales were generated outside of the United States in fiscal 2017
✔	We continue our commitment to enhancing the research and development pipelines in each area of our business
✔	We believe Cynosure will make steady progress in fiscal 2018 and become an important growth driver for the Company going forward
✔	Multiple opportunities to increase operational efficiency and reduce debt should enable us to continue to grow earnings faster than sales

Corporate Governance Highlights

Hologic is committed to good corporate governance, which we believe will help us to sustain our success and build long-term stockholder value. In fiscal 2017, we continued to improve our corporate governance structure, focusing on the following:

Board Assessment, Composition and Structure

Our Nominating and Corporate Governance Committee is continually evaluating our Board composition. In 2015, our Nominating and Corporate Governance Committee led a Board assessment which included a Board peer review, managed by our general counsel. In 2016, the Nominating and Corporate Governance Committee continued to spearhead the assessment process by leading a facilitated discussion to evaluate the functioning and composition of the Board and its committees. In 2017, the full Board and each Board committee completed anonymous written evaluations, the results of which were shared with the Board and each respective committee. All evaluations were reviewed in detail by the Chairman and the Lead Director, who led a discussion with the full Board highlighting both areas of strength and areas of opportunity. The Board also assesses annually the efficacy of having a Lead Independent Director and a combined Chairman/CEO. In both 2016 and 2017, the Board affirmed its June 2015 decision to combine the Chairman and CEO roles and to appoint a Lead Independent Director.

Our Board continues to evolve.

●	March 2016 – two of our long-tenured directors did not stand for re-election at our Annual Meeting
●	March 2016 – stockholders elected a new director, Christopher J. Coughlin, at our Annual Meeting
●	March 2016 – two representatives from the Icahn group resigned from our Board just after our Annual Meeting
●	December 2016 – our Board appointed a new director, Amy M. Wendell
●	March 2017 – Nancy L. Leaming, our then longest-tenured director, did not stand for re-election at our Annual Meeting
●	March 2017 – Mr. Coughlin resigned from our Board due to a conflict with his service on the board of Allergan plc
●	May 2017 – the Board appointed a new director, Charles J. Dockendorff, who is standing for election at this Annual Meeting
●	December 2017 – Elaine S. Ullian decided to retire from our Board and not stand for re-election at 2018 Annual Meeting. The Board appointed Sally W. Crawford as our new Lead Independent Director
●	January 2018 – the Board appointed a new director, Namal Nawana, who is standing for election at this Annual Meeting
●	March 2018 – Lawrence M. Levy, who is currently our longest-tenured director, is not standing for re-election at this Annual Meeting in compliance with the retirement age provision in the Company’s Corporate Governance Guidelines

The Board assesses the structure and composition of its committees at least annually. In December 2017, the Board appointed Mr. Dockendorff as chair of the Audit and Finance Committee, Mr. Garrett as chair of the Compensation Committee and Ms. Crawford as Lead Director and chair of the Nominating and Corporate Governance Committee. Given the current size of the Board and the desire of the full Board to fully participate in the search for a new director, in December 2017, the Board also expanded the Nominating and Corporate Governance Committee to include all existing independent members of the Board.

Risk Management Process

Our general counsel continues to strengthen the Company’s risk management process, presenting a comprehensive but targeted annual enterprise risk management report to the Board as well as a report from time to time on evolving risks and mitigating actions, as warranted. Additionally, the Compensation Committee worked with Mr. MacMillan to align the executive leadership team’s individual performance objectives with the top risks identified in the annual Enterprise Risk Management process.

Continued Stockholder Outreach

In fiscal 2017, we continued the year-round approach to stockholder engagement we implemented in 2015. In addition to discussions that take place before our Annual Meeting, we initiated discussions in early fall 2017 during a quieter period, reaching out to our largest stockholders, representing over 50% of our shares. We ultimately met with six of our investors as

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part of this outreach to discuss business highlights, as well as compensation and governance matters, including proxy access. Details of stockholder feedback are incorporated throughout this proxy statement. We reached out to shareholders again following the announcement of Mr. MacMillan’s special equity retention grant and received positive feedback, as discussed in the Compensation Discussion and Analysis section of this proxy statement.

Sustainability

We are committed to improving the health of our communities, customers, patients and employees, and to ensuring that the decisions we make today have a positive effect on future generations. In October 2016, we made our first sustainability disclosure, posting information on our website in four initial areas of focus: Energy and Greenhouse Gas Efficiency, Recycling/ Reuse, Supply Chain and Workplace Health and Safety. Our sustainability program is evolving and we are continuing to build on this initial foundation.

Election and Removal of Directors

In March 2016, we amended our Bylaws to permit stockholders holding a majority of shares entitled to vote to remove directors with or without cause, in accordance with Delaware law.

In March 2017, management proposed, and stockholders approved, amending our Bylaws to provide for a majority vote standard in the case of uncontested elections of directors.

We Believe in Good Corporate Governance
Board Practices	Stockholder Matters

✔  Annual election of directors

✔  Six of our seven director nominees are independent

✔  All committees consist solely of independent directors

✔  Over 40% of our board nominees are women

✔  Regular executive sessions of independent directors

✔  Independent Lead Director

✔  Active stockholder engagement

✔  Stockholders permitted to act by written consent

✔  Stockholder right to request a special meeting

✔  Annual say-on-pay advisory vote

✔  No shareholder rights plan (“poison pill”)

✔  Majority vote standard in uncontested elections of directors

Other Best Practices

✔  No hedging or pledging of our securities by executive officers or directors permitted

✔  Robust executive and director stock ownership guidelines

✔  Majority of shares may remove directors with or without cause

Our Board Profile*

Our Director nominees exhibit an effective mix of skills, experience, diversity and fresh perspectives. All Director nominees exhibit:

●	High integrity
●	Global experience
●	Strategic thinking
●	Industry experience
●	A proven record of success
●	Financial expertise

GENDER DIVERSITY	DIRECTOR TENURE	DIRECTOR AGE

	Average Tenure: 3.21 years	Average Age: 57.1

*Director nominees

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Compensation Highlights

The Compensation Committee has responsibility for oversight of the Company’s executive compensation framework, and within that framework, works with management to align pay with performance.

What we do	What we don’t do
✔ Double-trigger for accelerated equity vesting upon a change of control	✘ No tax gross-ups on severance or change of control payments
✔ Golden parachute policy	✘ No hedging/pledging of Hologic stock
✔ Compensation recoupment (“clawback”) policy	✘ No option repricing without stockholder approval
✔ Heavy emphasis on performance-based compensation	✘ No excessive perquisites for executives
✔ Meaningful stock ownership guidelines for our CEO, non-employee directors and executive officers
✔ Independent compensation consultant
✔ Annual risk assessments

2017 ANNUAL TARGET CEO PAY	2017 ANNUAL TARGET AVERAGE NEO PAY

*Numbers in millions

Note About Forward-Looking Statements

This proxy statement includes estimates, projections and statements relating to our business plans, objectives and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this proxy statement, including but not limited to this Proxy Statement Summary and the Compensation Discussion and Analysis. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Management’s Discussion and Analysis” sections of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

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GOVERNANCE OF THE COMPANY

Hologic’s governance responsibilities are built on a foundation of interactive dialogue with stockholders, written principles and continuous improvement, which we believe will help us sustain our success, build trust in the Company and continue to create long-term stockholder value. To that end, the Company has in place Corporate Governance Guidelines which are designed to assist the Company and the Board in implementing effective corporate governance practices. The Board has also adopted a Code of Conduct that applies to all of our employees, officers and directors and a Code of Ethics (included as Appendix A to our Code of Conduct) that applies specifically to senior financial officers. These policies are publicly available on our website at investors.hologic.com. Hologic posts additional information on our website from time to time as the Board makes changes to our corporate governance practices.

Our Board believes that good governance requires not only an effective set of specific practices, but also a culture of responsibility and accountability throughout the organization. Governance at Hologic is intended to achieve both. Good governance ultimately depends on the quality of an organization’s leadership, and our Board is committed to recruiting and retaining directors and officers with proven leadership ability and personal integrity.

The Board has implemented corporate governance practices that it believes are both in the best interests of Hologic and our stockholders as well as compliant with the rules and regulations of the SEC and the listing standards of NASDAQ. The Board reviews these practices on an ongoing basis. Highlights of our corporate governance practices are summarized below.

Board Leadership Structure

Chairman and Lead Director Roles

Our Bylaws and Corporate Governance Guidelines permit the roles of Chairman and Chief Executive Officer to be filled by the same or different individuals. This allows the Board flexibility to determine whether the two roles should be combined or separated based upon our needs and the Board’s assessment of its leadership from time to time. The Board and the Nominating and Corporate Governance Committee review the structure of the Board and Hologic leadership as part of the succession planning process on an ongoing basis. The Board also reviews its structure during its annual self-assessment. The Board believes that Hologic and its stockholders are best served at this time by having our CEO, Stephen P. MacMillan, also serve as our Chairman, and Sally W. Crawford, an independent director, serve as our Lead Director. Combining the roles of Chairman and CEO makes clear that we have a single leader who is directly accountable to the Board and, through the Board, to our stockholders. It establishes one voice who speaks for the Company to customers, employees, stockholders and other stakeholders. This structure reinforces Mr. MacMillan’s overall responsibility for the Company’s business and strategy, under the oversight and subject to the review of the Board. It strengthens the Board and the Board’s decision-making process because Mr. MacMillan, who has first-hand knowledge of our operations and the major issues facing Hologic, chairs the Board meetings where the Board discusses strategic and business issues. This structure also enables Mr. MacMillan to act as the key link between the Board and other members of management and facilitate an efficient Board process.

The Board recognizes the importance of having a strong independent Board leadership structure to ensure accountability. Accordingly, our Corporate Governance Guidelines provide that if the Chairman is not an independent director, then the independent directors will select a Lead Director. The Board believes that a Lead Director is an integral part of our Board structure and facilitates the effective performance of the Board in its role of providing governance and oversight. After serving as Lead Director since June 2015 and as a member of our Board since 2007, Ms. Ullian has decided to retire and not seek re-election. We thank her for her exceptional leadership and unyielding dedication to the Company and its stockholders. In December 2017, the Board appointed Sally W. Crawford to serve as Lead Director.

Ms. Crawford, as Lead Director, has significant responsibilities. Certain specific responsibilities are set forth in Hologic’s Corporate Governance Guidelines and include:

●	presiding at the meetings of the Board at which the Chairman is not present;

●	convening meetings of the independent directors, including executive sessions held in conjunction with each regularly-scheduled Board meeting;

●	serving as the principal liaison between the Chairman and the independent directors, including with respect to matters arising in executive sessions of the independent directors;

●	working with the Chairman and the Nominating and Corporate Governance Committee to establish processes to assist the Board in the efficient discharge of its duties;

●	approving Board meeting agendas as well as the quality, quantity and timeliness of information sent to the Board;

●	approving Board meeting schedules to assure that there is sufficient time for discussion of all agenda items;

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●	recommending to the Chairman the retention of outside advisors, as appropriate, who report directly to the Board on board-wide matters;

●	being available, if requested by stockholders, and when appropriate, for consultation and direct communication; and

●	coordinating with the other independent directors in respect of each of the foregoing and performing such other duties as may be properly requested by the Board.

Mr. MacMillan’s responsibilities as Chairman of the Board are also set forth in our Corporate Governance Guidelines and include:

●	presiding at meetings of the Board of Directors and stockholders;

●	establishing processes to assist the Board in the efficient discharge of its duties;

●	organizing and presenting agendas for Board meetings based on advice from the Lead Director, Committee Chairs, directors and members of senior management;

●	facilitating the proper flow of information to the Board and working to see that meetings are efficient and informative;

●	working with the Nominating and Corporate Governance Committee to develop processes for structuring Committees and overseeing their functions, including assignments of Committee members and Chairs;

●	working with the Nominating and Corporate Governance Committee to develop processes for management development and succession planning for senior executives; and

●	performing such other duties as may be properly requested by the Board.

In addition to discharging the specific responsibilities identified above, Mr. MacMillan consults with Ms. Crawford on a variety of matters, including governance and strategy. As Lead Director and Chair of the Nominating and Corporate Governance Committee, Ms. Crawford takes the lead in Board structure and composition. In addition, Ms. Crawford’s ability to assert independent leadership while working collaboratively with other directors, particularly evident when she served as chair of the Compensation Committee, as well as her diligence and preparedness enable her to serve effectively as our Lead Director and as Chair of our Nominating and Corporate Governance Committee. During 2017, the Board again considered and affirmed the current efficacy of the Lead Director and combined Chairman/CEO structure for the Company. We have also discussed this structure with a number of our largest stockholders. While several advised that they do scrutinize combined Chair/CEO structures as a matter of practice, none expressed concern over this structure for Hologic.

Independent Directors and Committees

In evaluating its leadership structure, the Board also considered that, other than Mr. MacMillan, all of our directors are independent. Our independent directors appropriately challenge management and demonstrate independent judgment in making important decisions for our Company. In addition, each of the Board’s standing committees – Audit and Finance, Compensation, and Nominating and Corporate Governance – is comprised entirely of independent directors. As a result, oversight of key matters, such as the integrity of Hologic’s financial statements, executive compensation, the nomination of directors and evaluation of the Board and its committees, is entrusted to independent directors. Finally, the Board meets in executive session without the CEO in connection with each regularly-scheduled Board meeting as well as any other times it deems appropriate. The active involvement of the independent directors, combined with the qualifications and significant responsibilities of our Lead Director, promote strong, independent oversight of Hologic’s management and affairs.

Risk Oversight

Our Board is responsible for risk oversight. A fundamental part of risk oversight is understanding the risks that we face, the steps management is taking to manage those risks and assessing our appetite for risk. Risk management systems, including our internal auditing procedures, internal control over financial reporting and corporate compliance programs, are designed in part to inform management about our material risks. It is management’s responsibility to manage risk and bring to the Board’s attention material risks facing the Company. Our Board receives regular reports from management on matters relating to strategic and operational initiatives, financial performance and legal developments, including the related enterprise-risk exposures. The involvement of the Board in the oversight of our strategic planning process is a key part of its assessment of the risks inherent in our corporate strategy. Our general counsel leads the Company’s enterprise risk management process. As part of this process, risk is assessed throughout the business, focusing on three primary areas: financial risk, legal/compliance risk and operational/strategic risk. The resulting enterprise risk management report (“ERM report”) details the Company’s top ten risks, as well as mitigating actions and plans relating to those risks, and is presented to and discussed with the Board on an annual basis. This year, the ERM report highlighted changes in the risks identified in the prior year’s report as well as mitigating actions. Underscoring the Board’s and management’s focus on enterprise risk are the individual performance objectives of the executive leadership team for fiscal 2018, which are again aligned with the Company’s top enterprise risks, as identified in the ERM report.

While the Board has overall responsibility for risk oversight, each of the three standing committees of the Board regularly assesses risk in connection with executing their responsibilities. In particular, the Audit and Finance Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report

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from the Company’s internal auditors. At the Compensation Committee’s direction, the Compensation Committee’s independent compensation consultant conducts a risk assessment of our executive compensation programs, and members of our internal legal, human resources and sales operations departments evaluate our other compensation programs. The Committee and its independent compensation consultant reviewed and discussed these assessments for fiscal 2017, and the Compensation Committee concurred with the assessment that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on our business. As we are in the process of integrating Cynosure, including its compensation programs, we did not include the Cynosure compensation programs in our formal annual review. However, in the course of our ongoing integration, our new management team at Cynosure has not identified compensation programs at Cynosure that we believe create risks that are reasonably likely to have a material adverse effect on our business.

Stockholder Engagement

While the Board, through the Nominating and Corporate Governance Committee, oversees stockholder matters and participates in meetings with stockholders, as appropriate, management has the principal responsibility for stockholder communications and engagement. As discussed below, management provides regular feedback to the Board concerning stockholder feedback.

During 2017, we continued the year-round approach to stockholder engagement we implemented in 2015. In addition to discussions just before our Annual Meeting, we initiated discussions during a quieter period several months later, reaching out to a number of our largest stockholders, representing over 50% of our outstanding shares. Topics discussed with the investors with whom we met included business highlights, Board composition, executive compensation, proxy access and other governance practices.

●	Board Composition. All investors with whom we spoke appreciated our Board refreshment process and continued composition assessment. All expressed support for the current Board composition and none expressed concern over our combined CEO/Chairman structure.

●	Compensation. All investors with whom we spoke were supportive of our focus on performance-based compensation and the metrics that we use, as well as the changes to the long-term incentive program we implemented for fiscal 2017. Please see the “Compensation Discussion and Analysis” beginning on page 21 for more detailed information.

●	Proxy Access. Investors were mixed in their views as to whether we should pro-actively adopt proxy access bylaw provisions or continue our watchful waiting approach. As a result of the direct feedback from stockholders, the Nominating and Corporate Governance Committee is considering adopting proxy access bylaw provisions.

In addition to input on current governance and executive compensation topics specific to Hologic, we invite discussion on any other topics or trends stockholders may wish to share with us. We believe that positive, two-way dialogue builds informed relationships that promote transparency and accountability. Management provides written and oral updates on the discussions with stockholders to our Lead Director, Chairman and the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee in turn allocates specific issues to relevant Board committees for further consideration. Each Board committee reviews relevant feedback and determines if additional discussion and actions are necessary by the respective committee or full Board. The Board considers shareholder perspectives, as well as the interests of all stakeholders, when overseeing company strategy, formulating governance practices and designing compensation programs.

Director Nomination Process and Board Assessment

Understanding the importance of its responsibility to provide effective oversight, our Board strives to maintain an appropriate balance of tenure, diversity, skills and experience on the Board. As provided in its charter, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors. The Nominating and Corporate Governance Committee seeks to identify and evaluate director candidates and may rely on input provided by a number of sources, including the Nominating and Corporate Governance Committee members, our other directors or officers, our stockholders, and third parties such as professional search and screening firms.

In evaluating potential candidates for director, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials, including: character and integrity, business acumen, experience, commitment and diligence. The Nominating and Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for director. It does not, however, have a formal policy in this regard. The Nominating and Corporate Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint, as well as diversity of gender and race. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of the directors considered as a whole should provide a significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities. Generally, directors should be individuals who

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have succeeded in their particular field and who demonstrate integrity, reliability, knowledge of corporate affairs and collegiality. The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board.

In 2015, the Nominating and Corporate Governance Committee led a Board assessment initiative, which included a Board peer review, managed by the general counsel. In 2016, the Nominating and Corporate Governance Committee determined that a facilitated discussion with the full Board would be the most effective form of evaluation. As a part of this discussion, the Board examined several key characteristics which it believed would augment the current skill set of the Board, including experience as a senior executive in a large, complex, global company; extensive operational and transactional experience; deep understanding of the Company’s markets and/or customers; and a product background. In 2017, the Board and each Board committee completed written evaluations.

The Chairman and the Lead Director led a discussion of the results of these written evaluations with the full Board, highlighting areas of strength as well as areas of opportunity. All members of the Board agreed that the Board would benefit from the addition of another director with extensive global experience.

The Nominating and Corporate Governance Committee will consider stockholder recommendations for candidates for the Board using the criteria described in the preceding paragraphs. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve, if elected, and evidence of the nominating stockholder’s ownership of the Company’s stock should be sent to the attention of our Corporate Secretary, Hologic, Inc., 250 Campus Drive, Marlborough, MA 01752. If you wish to formally nominate a candidate, you must follow the procedures described in Section 1.4 of our Bylaws.

Code of Ethics

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, we have adopted a Code of Ethics for Senior Financial Officers that applies to our principal executive officer and principal financial officer, principal accounting officer and controller, and other persons performing similar functions. The Company’s Code of Conduct applies to all directors, officers and employees. The Company requires all of its directors, officers and employees to adhere to this code in addressing legal and ethical issues that they encounter in the course of doing their work. This code requires our directors, officers, and employees to avoid conflicts of interest, comply with all laws and regulations, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. All newly hired employees are required to certify that they have reviewed and understand this code. Our Code of Ethics for Senior Financial Officers is publicly available on our website at investors.hologic.com as Appendix A to our Code of Conduct. We intend to satisfy the disclosure requirement under Item 5.05 of Current Report on Form 8-K regarding an amendment to, or waiver from, a provision of this code by posting such information on our website, at the address specified above.

Attendance by Directors at the Annual Meeting of Stockholders

Our Board has scheduled a Board meeting in conjunction with the Annual Meeting of Stockholders. Our directors are encouraged to attend the Annual Meeting of Stockholders on March 14, 2018. All of our current directors who were nominated for election at our Annual Meeting of Stockholders held on March 8, 2017 attended that Annual Meeting.

Stockholder Communications with the Directors

In general, any stockholder communication directed to our Board or a committee thereof will be delivered to our Board or the appropriate committee. However, the Company reserves the right not to forward to our Board any abusive, threatening or otherwise inappropriate materials. Stockholders may contact our Board and committees thereof by writing to them in care of Corporate Secretary, Hologic, Inc., 250 Campus Drive, Marlborough, MA 01752.

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BOARD COMMITTEES

The standing committees of the Board currently are the Audit and Finance Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Board has adopted a charter for each of the three standing committees that addresses the make-up and functioning of such committee. The charters for each of the three standing committees are publicly available on our website at investors.hologic.com.

The Board is composed of a majority of “independent” directors, and all of the committees are composed entirely of “independent” directors, as such term is defined in the listing standards of NASDAQ. The Board has determined that the following current directors are “independent,” according to the above definition: Sally W. Crawford, Charles J. Dockendorff, Scott T. Garrett, Lawrence M. Levy, Christiana Stamoulis, Elaine S. Ullian, Amy M. Wendell and Namal Nawana. Our former directors, Christopher J. Coughlin and Nancy L. Leaming, were also determined to be independent while serving as members of our Board during fiscal 2017. Mr. MacMillan is not considered independent because he is an active officer of the Company. In addition, both the Audit and Finance Committee and the Compensation Committee are composed entirely of “independent” directors as such term is defined in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The current membership of each committee is listed below.

				Board Committees
Name	Age	Position	Director Since	Audit and Finance	Compensation	Nominating and Corporate Governance
Sally W. Crawford	64	Director	2007		✔	Chair
Charles J. Dockendorff	63	Director	2017	Chair		✔
Scott T. Garrett	68	Director	2013		Chair	✔
Lawrence M. Levy(1)	79	Director	2005			✔
Christiana Stamoulis	47	Director	2011	✔		✔
Elaine S. Ullian(1)	70	Lead Director	2007		✔	✔
Amy M. Wendell	57	Director	2016	✔		✔
Number of Meetings in Fiscal 2017				9	5	6

(1) Not standing for re-election.

Meetings of the Board and its Committees

The Board met ten (10) times during the fiscal year ended September 30, 2017 and each of our directors attended over 80% of the total number of meetings of the Board and all committees of the Board on which he or she served. During fiscal 2017, the independent directors of the Board met in executive session during each of the Board’s regular quarterly meetings and at such other Board and committee meetings as the independent directors elected.

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Audit and Finance Committee

Members Mr. Dockendorff (chair) Ms. Stamoulis Ms. Wendell FY2017 Meetings: 9

The Audit and Finance Committee is responsible for assisting our Board in the oversight of (i) our financial reporting process, accounting functions, internal audit functions and internal control over financial reporting, and (ii) the qualifications, independence, appointment, retention, compensation and performance of our independent registered public accounting firm. The Audit and Finance Committee also oversees financing and capital allocation strategies, reviews and approves financing transactions to the extent delegated by the Board, reviews the Company’s ability to enter into swaps and other derivatives transactions, and reviews the Company’s tax structure, among other things. The Audit and Finance Committee also reviews and approves related-party transactions (unless such review and approval has been delegated to another committee consisting solely of independent directors). During fiscal 2017, Ms. Crawford as well as our former directors Mr. Coughlin and Ms. Leaming served on the Audit and Finance Committee.

None of the current or former members of the Audit and Finance Committee are employees of the Company and our Board has determined that each such member of the Audit and Finance Committee is independent (as independence is defined in the current listing standards of NASDAQ and Section 10A(m)(3) of the Exchange Act).

Audit Committee Financial Expert. The Board has determined that Mr. Dockendorff and Ms. Stamoulis each qualify as an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K.

Nominating and Corporate Governance Committee

Members Ms. Crawford (chair) Mr. Dockendorff Mr. Garrett Mr. Levy Ms. Stamoulis Ms. Ullian Ms. Wendell FY2017 Meetings: 6	The Nominating and Corporate Governance Committee is responsible for recommending to the Board potential candidates for director and considering various corporate governance issues, including evaluating the performance of the Board and its committees, developing and periodically reviewing our Corporate Governance Guidelines, reviewing and recommending to the Board any changes to the committee charters, recommending the composition and chair of our Board committees, monitoring compliance with our stock ownership guidelines, evaluating the performance of our CEO annually and leading the succession planning and process for our CEO. The Nominating and Corporate Governance Committee also considers suggestions regarding possible candidates for director as described under “Director Nomination Process and Board Assessment” on pages 11 and 12. During fiscal 2017, the members of the Nominating and Corporate Governance Committee were Ms. Ullian and Messrs. Garrett and Levy.

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Compensation Committee

Members Mr. Garrett (chair) Ms. Crawford Ms. Ullian FY2017 Meetings: 5	The primary functions of the Compensation Committee include: (i) reviewing and approving the compensation for each of our executive officers and such other of our senior officers as the Compensation Committee deems appropriate; (ii) evaluating the performance, as it relates to their compensation, of the executive officers, other than the CEO (whose performance is evaluated by the Nominating and Corporate Governance Committee and the Board of Directors), and such other senior officers as the Compensation Committee deems appropriate; (iii) overseeing the administration and the approval of grants and terms of equity awards under our equity-based compensation plans; (iv) reviewing and approving other compensation plans as the Compensation Committee deems appropriate; (v) general oversight of risks associated with our compensation policies and practices; and (vi) approving and/or recommending for review and approval by the Board compensation for members of the Board, and each committee thereof. The Board and Compensation Committee may delegate limited authority to executive officers or other directors of the Company to grant equity awards to non-executive officers. Currently, our Senior Vice President, Human Resources, has been delegated such authority, subject to the terms, conditions and limitations previously approved by the Compensation Committee and the Board, with each of the President and Chief Executive Officer and the Chief Financial Officer authorized to serve as an alternate to the Senior Vice President, Human Resources.

Compensation Committee Interlocks and Insider Participation

No current or former member of the Compensation Committee listed above is or has ever been an executive officer or employee of the Company (or any of its subsidiaries) and no “compensation committee interlocks” existed during fiscal 2017.

For further information about our processes and procedures for the consideration and determination of executive and director compensation, including the Compensation Committee’s retention of an independent compensation consultant, please see “Compensation Discussion and Analysis” beginning on page 21.

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Proposal No. 1     Election of Directors

Seven directors are to be elected at the Annual Meeting. Our Board of Directors (referred to herein as the “Board”), upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the persons listed below for election as directors. All of the director nominees, other than Mr. Dockendorff and Mr. Nawana, were previously elected by our stockholders. Mr. Dockendorff was recommended initially by a non-management director as well as our CEO, while Mr. Nawana was recommended initially by non-management directors. After considering his qualifications and conducting personal interviews, the Nominating and Corporate Governance Committee unanimously recommended that Mr. Dockendorff be appointed to the Board, and in May 2017, the Board of Directors unanimously appointed him to the Board. After also considering the qualifications of Mr. Nawana and conducting personal interviews, in January 2018, the Board unanimously appointed him to the Board. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board’s nominees named below. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee, if any, who shall be designated by the present Board to fill the vacancy. Each nominee has consented to serving as a director if elected. The proposed nominees are being nominated in accordance with the provisions of our Bylaws. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

Neither Mr. Levy nor Ms. Ullian is standing for re-election at the Annual Meeting. Our Board extends its sincere gratitude to both for their many years of dedicated service.

Vote Required

Under our Bylaws, a nominee will be elected to the Board of Directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election. Abstentions and broker non-votes will not have any effect on this proposal.

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Recommendation of the Board

Our Board unanimously recommends that you vote “FOR” the nominees listed below. Management proxy holders will vote all duly submitted proxies FOR the nominees listed below unless instructed otherwise.

Set forth below is certain biographical information regarding the nominees as of January 16, 2018, as well as the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director.

Stephen P. MacMillan

Director Since: 2013

Age: 54

Mr. MacMillan was appointed as President, Chief Executive Officer and a director in December 2013 and was elected Chairman of the Board in June 2015. From October 2012 to December 2013, Mr. MacMillan was the Chief Executive Officer of sBioMed, LLC, a biomedical research company. From 2003 to 2012, he served in various roles at Stryker Corporation, including Chief Operating Officer from 2003 to 2005, Chief Executive Officer from 2005 to 2012 and Chairman from 2010 to 2012. Prior to 2003, Mr. MacMillan was a senior executive with Pharmacia Corporation, where he oversaw five global businesses. Prior to joining Pharmacia, Mr. MacMillan spent 11 years with Johnson & Johnson in a variety of senior roles in both the U.S. and Europe, including as President of its consumer pharmaceuticals joint venture with Merck. Mr. MacMillan began his career with Procter & Gamble in 1985. Mr. MacMillan currently serves on the board of directors of Boston Scientific Corporation, where he is a member of the Executive Compensation and Human Resources Committee and the Nominating and Governance Committee and on the Board of Trustees of Davidson College. Mr. MacMillan previously served on the board of directors of Alere, Inc. from 2013 to 2015 and Texas Instruments Incorporated from 2008 to 2012. Mr. MacMillan holds a Bachelor of Arts degree in economics from Davidson College, and is a graduate of the Harvard Business School’s Advanced Management Program. As our Chairman, President and Chief Executive Officer, Mr. MacMillan has direct responsibility for the Company’s strategy and operations. During his tenure at Hologic, Mr. MacMillan has led the company through a period of dramatic transformation and revitalization, continued market share gains and sustained revenue growth. Through his leadership, he has positioned Hologic to drive sustainable growth. His performance as CEO, together with his many years of experience in the healthcare industry, make him an invaluable contributor to the Board and uniquely qualified to serve as Chairman.

Sally W. Crawford

Director Since: 2007

Age: 64

Ms. Crawford became one of our directors effective upon our merger with Cytyc Corporation (“Cytyc”) in October 2007, having previously served as a director of Cytyc since January 1998. From April 1985 until January 1997, Ms. Crawford served as Chief Operating Officer of Healthsource, Inc., a publicly held managed care organization headquartered in New Hampshire. During her tenure at Healthsource, Inc., Ms. Crawford held a variety of positions and responsibilities, including leading that company’s Northern Region operations and marketing efforts. Since January 1997, Ms. Crawford has been a healthcare consultant in New Hampshire. Ms. Crawford serves as a director of Insulet Corporation, where she is a member of the Compensation and Nominating, Corporate Governance and Risk Committees. Ms. Crawford previously served as a director of Universal American Corporation, Exact Sciences Corporation, Chittenden Corporation and Zalicus Inc. (now EPIRUS Biopharmaceuticals, Inc.) Ms. Crawford earned a bachelor’s degree from Smith College and a master’s degree in communications from Boston University. Ms. Crawford’s service in various senior executive positions in the managed care sector and her continuing healthcare consulting practice contribute to her significant management and leadership experience and expertise in operational, regulatory and related disciplines applicable to our business and operations.

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Charles J. Dockendorff

Director Since: 2017

Age: 63

Mr. Dockendorff was appointed to our Board in 2017. He was formerly Executive Vice President and Chief Financial Officer of Covidien plc, a global medical device and supplies company. He was CFO at Covidien and its predecessor, Tyco Healthcare, from 1995 to 2015. Mr. Dockendorff joined the Kendall Healthcare Products Company, the foundation of the Tyco Healthcare business, in 1989 as Controller and was named Vice President and Controller in 1994. He was appointed Chief Financial Officer of Tyco Healthcare in 1995. Prior to joining Kendall/Tyco Healthcare, Mr. Dockendorff was the Chief Financial Officer, Vice President of Finance and Treasurer of Epsco Inc. and Infrared Industries, Inc. In addition, Mr. Dockendorff worked as an accountant for Arthur Young & Company (now Ernst & Young) and the General Motors Corporation. Mr. Dockendorff is a director of Boston Scientific Corporation, where he is Chair of the Audit Committee and a member of the Finance Committee, Haemonetics Corporation, where he is Chair of the Audit Committee, and Keysight Technologies, Inc., where he is Chair of the Audit and Finance Committee. Mr. Dockendorff holds a bachelor’s degree in accounting from the University of Massachusetts at Amherst and a Master of Science in finance from Bentley College. Mr. Dockendorff brings a strong track record of value creation, financial acumen and depth of experience in operations and strategy to our Board.

Scott T. Garrett

Director Since: 2013

Age: 68

Mr. Garrett joined our Board in May 2013. Mr. Garrett is currently a Senior Operating Partner at Water Street Healthcare Partners. He joined Water Street in 2011 after approximately 35 years in the global healthcare industry. Prior to joining Water Street, Mr. Garrett served as Chairman, President and Chief Executive Officer of Beckman Coulter, a leading biomedical company, from 2008 to 2011. Mr. Garrett joined Beckman Coulter in 2002 as President, Clinical Diagnostics Division and was promoted in 2003 to President and Chief Operating Officer. In January 2005, he became Chief Executive Officer, adding the position of Chairman in 2008. Prior to that, Mr. Garrett served as Vice Chairman and Interim Chief Executive Officer of Kendro Laboratory Products from 1999 to 2001. From 1994 to 1998, he served as Chairman, President and Chief Executive Officer of Dade Behring, a leading diagnostics company. He began his career at American Hospital Supply Corporation and continued there after that company was acquired by Baxter International, ultimately serving as Chief Executive of Baxter’s global laboratory business, Baxter Diagnostics. Mr. Garrett currently serves on the boards of companies in which Water Street has an ownership interest, including MarketLab Inc. and Orgentec Diagnostics. He also serves as a director of Immucor, Inc. Mr. Garrett received a Bachelor of Science in mechanical engineering from Valparaiso University and an Master of Business Administration from Lake Forest Graduate School of Management. Mr. Garrett’s experience as a Chief Executive Officer and in other senior leadership positions with biomedical and diagnostics companies enables him to bring an operational perspective as well as valuable insights and experience to the Board.

Christiana Stamoulis

Director Since: 2011

Age: 47

Ms. Stamoulis has been a director since November 2011. In January 2015, Ms. Stamoulis was appointed Chief Financial Officer and Head of Corporate Development at Unum Therapeutics. Prior to Unum, she was an independent advisor to biopharmaceutical companies from January 2014 to December 2014. Prior to that, Ms. Stamoulis served as Senior Vice President of Corporate Strategy and Business Development at Vertex Pharmaceuticals Incorporated from 2009 until December 2013. Ms. Stamoulis joined Vertex in 2009 with approximately 15 years of experience in the investment banking and management consulting industries where she advised global pharmaceutical and biotechnology companies on strategic and corporate finance decisions. Prior to joining Vertex, she was a Managing Director in the Investment Banking division of Citigroup from 2006 to 2009 where she led the building of the firm’s U.S. Life Sciences investment banking practice. Prior to her role at Citigroup, she was at Goldman, Sachs & Co. where she spent the majority of her investment banking career. Ms. Stamoulis started her career as a strategy consultant at The Boston Consulting Group. Ms. Stamoulis holds a Bachelor of Science in economics and a Bachelor of Science in architecture from the Massachusetts Institute of Technology (MIT). Additionally, she holds a Master of Business Administration from the MIT Sloan School of Management where she focused on applied economics and finance. Ms. Stamoulis’ solid foundation in strategic development, coupled with her extensive experience in executing initiatives for growth in the medical products field and related industries, enable her to provide valuable insights to the Board.

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Amy M. Wendell

Director Since: 2016

Age: 57

Ms. Wendell was appointed to our Board in December 2016. Since January 2016, Ms. Wendell has been a Senior Advisor for Perella Weinberg Partner’s Healthcare Investment Banking Practice. Her scope of responsibilities involves providing guidance and advice with respect to mergers and acquisitions and divestures for clients and assisting the firm in connection with firm-level transactions. Since 2015, Ms. Wendell has been a Senior Advisor for McKinsey’s Strategy and Corporate Finance Practice and also serves as a member of McKinsey’s Transactions Advisory Board to help define trends in mergers and acquisitions, as well as help shape McKinsey’s knowledge agenda. From 1986 until January 2015, Ms. Wendell held various roles of increasing responsibility at Covidien plc (including its predecessors, Tyco Healthcare and Kendall Healthcare Products), including engineering, product management and business development. Most recently, from December 2006 until Covidien’s acquisition by Medtronic plc in January 2015, she served as Senior Vice President of Strategy and Business Development, where she led the company’s strategy and portfolio management initiatives and managed all business development, including acquisitions, equity investments, divestitures and licensing/distribution. Ms. Wendell also serves as a director of AxoGen, Inc. and Ekso Bionics, where she is a member of the Compensation Committee and the Nominating and Governance Committee. She is Chairman of the Board of Por Cristo, a non-profit charitable medical service organization involved in health care work for at-risk women and children in Latin America. Ms. Wendell holds a Bachelor of Science in mechanical engineering from Lawrence Technological University and a Master of Science degree in biomedical engineering from the University of Illinois. Ms. Wendell brings deep expertise in all areas of mergers and acquisitions, portfolio management, resource allocation and identification of new market opportunities. This expertise, together with her deep knowledge in developed and emerging markets as well as in early stage technologies, make her a valuable contributor to our Board.

Namal Nawana

Director Since: 2018

Age: 47

Mr. Nawana was appointed to our Board in January 2017. Mr. Nawana was Chief Executive Officer, President and a member of the Board of Directors of Alere, Inc. from October 2014 until October 2017, when Alere was acquired by Abbott Laboratories. Mr. Nawana joined Alere as Chief Operating Officer in December 2012 before being named Interim Chief Executive Officer in July 2014. Before joining Alere, Mr. Nawana spent 15 years at Johnson & Johnson in various leadership roles. Most recently, he served as the Worldwide President of DePuy Synthes Spine, a Johnson & Johnson company, from February 2011 to November 2012. Prior to that, Mr. Nawana served as Area Vice President for Johnson & Johnson Medical in Australia and New Zealand from January 2009 to February 2011, Chairman of the DePuy Asia Pacific Franchise Council, General Manager for DePuy Australia from 2007 to December 2008 and General Manager for DePuy Canada from 2004 to 2007. Mr. Nawana holds an Honors degree in mechanical engineering and a Master of Medical Science from the University of Adelaide, South Australia, and an MBA from Henley Management College. Given his past positions, Mr. Nawana brings to our Board deep global experience in the industry as well as operating expertise.

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EXECUTIVE OFFICERS

Executive officers are chosen by and serve at the discretion of the Board. Set forth below are the names and ages of our executive officers, as of January 1, 2018, along with certain biographical information for all but Stephen P. MacMillan, our Chairman, President and Chief Executive Officer. For Mr. MacMillan’s biographical information, please see page 17.

Name	Age	Title
Stephen P. MacMillan	54	Chairman, President and Chief Executive Officer
Robert W. McMahon	49	Chief Financial Officer
John M. Griffin	57	General Counsel
Allison P. Bebo	49	Senior Vice President, Human Resources
Peter J. Valenti, III	54	Division President, Breast and Skeletal Health
Thomas A. West	53	Division President, Diagnostics

Mr. McMahon joined us in May 2014 as Chief Financial Officer with more than 20 years of healthcare finance experience. From 1993 to 2014, Mr. McMahon worked at Johnson & Johnson in executive finance roles of increasing responsibility. Most recently, Mr. McMahon served as the Worldwide Vice President, Finance and Business Development, Ortho Clinical Diagnostics for Johnson & Johnson. From 2006 to 2011, Mr. McMahon served as Vice President, Finance, Consumer Group and from 2004 to 2006 he served as Vice President, Finance, Networking & Computing Services. Earlier in his career at Johnson & Johnson, Mr. McMahon worked in various financial roles at the divisional and corporate headquarters levels. Mr. McMahon began his career in 1991 at Harris Corporation in Florida. Mr. McMahon is a Certified Management Accountant and holds a Master of Business Administration from the University of Central Florida and a Bachelor of Science in business administration from the University of Florida.

Mr. Griffin joined us in February 2015 as General Counsel with nearly 30 years of experience across a broad spectrum of legal matters. Mr. Griffin worked at Covidien from 2000 to 2015 where he most recently served as Vice President, Deputy General Counsel. Previously, from 1994 to 2000, Mr. Griffin served as Assistant United States Attorney in Boston, Massachusetts, and prosecuted complex criminal cases. He began his career at Nutter, McClennen & Fish in Boston. Mr. Griffin currently serves on the board of directors for Por Cristo in Boston and New England Legal Foundation. He also serves as Treasurer and on the Board of Directors for Health Care Volunteers International. He has a Juris Doctor degree from Harvard Law School and a Bachelor of Arts in political science from Columbia University.

Ms. Bebo joined us in February 2015 as Senior Vice President, Human Resources with 15 years of human resources experience. From 2000 to 2015, Mrs. Bebo held various human resources leadership positions within ANN INC., primarily focused on talent acquisition, associate relations, and talent management. She most recently served as Vice President, Talent Management. From 2007 to 2012, she served as the Vice President, Human Resources for the Ann Taylor and LOFT field organization. She served as Director of Organizational Effectiveness from 2004 to 2007 and as Director of Talent Resources from 2000 to 2004. From 1997 to 2000, she served as the District Manager for the Northeast Region for Ann Taylor and from 1994 to 1997 she served as Store Manager for Ann Taylor in Stamford, CT. She holds a Bachelor of Arts in political science from the University of California, Los Angeles.

Mr. Valenti joined us in May 2014 as Division President, Breast and Skeletal Health Solutions with approximately 30 years of sales, brand and product management experience, including 23 years focused on healthcare products. Prior to joining the Company, Mr. Valenti was a Principal at The New England Consulting Group where he served as a consultant to numerous healthcare companies, including Johnson & Johnson, Alcon, Cardinal Health, Align Technology, Inc. and Bausch + Lomb Inc. Mr. Valenti assumed his consulting role following his four-year tenure in the North American and Global President roles of Bausch + Lomb’s Vision Care business from 2009 to 2013. From 2007 to 2009, Mr. Valenti was the General Manager, U.S. Region for Covidien’s Surgical Devices business. From 1995 to 2007, Mr. Valenti was with Johnson & Johnson and held positions of increasing responsibility including Vice President, Global Franchise for the Vistakon business and Executive Director, Women’s Health for Johnson & Johnson’s Personal Products business. Mr. Valenti began his career at Procter & Gamble. He received a Master of Business Administration from Cornell University and a Bachelor of Science in business administration from the University of Connecticut.

Mr. West joined us in October 2014 as Division President, Diagnostics Solutions with more than 20 years of healthcare experience. From 1992 to 2014, Mr. West worked at Johnson & Johnson in various roles of increasing responsibility across the globe. Most recently, he served as the Worldwide Vice President – Strategy and Business Development for Johnson & Johnson’s Diabetes Solutions Companies. Previously, he served as President of LifeScan North America and as President of LifeScan EMEA. Mr. West has a proven track record in formulating and implementing growth strategies in the life sciences and consumer healthcare industries in the U.S., Canada, Europe, the Middle East, Africa and Latin America. He has a bachelor’s degree in politics and economics from Princeton University and a Master of Business Administration in marketing and strategic management from the University of Pennsylvania, Wharton School.

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COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis section (“CD&A”), we describe the executive compensation program for our named executive officers (“NEOs”). We also explain how the Compensation Committee of the Board of Directors (the “Committee”) determined the pay of our NEOs and its rationale for specific decisions related to fiscal 2017 (September 25, 2016 – September 30, 2017) compensation.

Our Named Executive Officers (NEOs) for Fiscal 2017

Name	Title
Stephen P. MacMillan	Chairman, President and Chief Executive Officer (“CEO”)
Robert W. McMahon	Chief Financial Officer (“CFO”)
Eric B. Compton(1)	Former Chief Operating Officer (“COO”)
John M. Griffin	General Counsel
Peter J. Valenti, III	Division President, Breast and Skeletal Health
(1) Mr. Compton served as COO until December 31, 2017 (the end of the first quarter of fiscal 2018).

Executive Summary

2017 Business Strategy & Highlights

Fiscal 2017 was a very productive year for Hologic, a year in which we made excellent progress toward building a sustainable growth company. In the short term, we strengthened our product leadership positions, enabling us to deliver solid revenue and earnings growth in line with our external guidance. At the same time, we took three important steps to solidify our growth profile for the long term. First, we laid the foundations for sustainable international growth through new leadership, new products and better commercial execution. Second, we shifted our business portfolio toward higher-growth segments by divesting our blood screening business and acquiring Cynosure. And third, we accelerated our launch of new products that reflect increasing innovation from our revitalized research and development pipeline.

Product leadership. Hologic is focused primarily on improving women’s health and well-being through early detection and treatment. Throughout fiscal 2017, we strengthened our leadership positions in important women’s health markets with products such as Selenia Dimensions and 3Dimensions Mammography Systems, the Panther system and APTIMA assays in molecular diagnostics, the ThinPrep Pap test to detect cervical cancer, and the MyoSure system to remove uterine fibroids.

Revenue and earnings growth. In fiscal 2017, we generated GAAP revenue of $3,059 million, up 8% versus 2016, and GAAP earnings per share (“EPS”) of $2.64, up 128% versus the prior year. These results include the effects of divesting blood screening and acquiring Cynosure. Excluding these effects, adjusted revenue increased 5% on a constant currency basis, and adjusted EPS, as calculated pursuant to the provisions of our 2017 Short-Term Incentive Plan, increased 12%.

International. After struggling in fiscal 2016, our international franchises rebounded in 2017 behind new leadership, new products, and better commercial execution. On a GAAP basis, international revenue of $684 million increased 16% in fiscal 2017. Excluding the effects of divesting blood screening and acquiring Cynosure, international revenue increased 11% on a constant currency basis.

Portfolio enhancement. In January 2017, we divested our share of our blood screening business to long-time partner Grifols for $1.865 billion. Later in the year we acquired Cynosure, a leader in the medical aesthetics industry, for an enterprise value of $1.47 billion. Together, we believe these transactions will accelerate our revenue and EPS growth rates over time.

Innovation. We launched multiple new products in each of our divisions, reflecting increasing productivity from our research and development (“R&D”) teams. Most notably, we introduced improvements to our MyoSure and NovaSure gynecological surgical devices, innovative biopsy and mammography systems in our Breast Health division, and new assays to quantify viral load in our molecular diagnostics business.

Our strong financial performance in fiscal 2017 enabled us to continue to improve our capital structure. Early in the year, we redeemed the remaining balance of our most dilutive convertible notes, eliminating them from our balance sheet. In addition, we repurchased $286 million in principal of our other convertible notes, further decreasing total debt outstanding. Finally, we bought 5.3 million shares of our common stock for $200 million. As a result, we ended the year with less debt and fewer diluted shares outstanding than a year ago.

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Two of the three financial performance metrics we utilize in our compensation plans, adjusted revenue(1) and adjusted EPS(2), improved from fiscal 2016 to fiscal 2017. Return on invested capital (“ROIC”)(3) declined slightly, from 12.7% to 12.6%.

Our Journey to Sustainable Growth

Financial results for one year are a snapshot of short-term performance. Our focus is on the long term. Since Mr. MacMillan joined the Company in 2013, the Company has invested significantly in its people, infrastructure and products. The power of focused, motivated people is evident, and has driven strong growth in annual revenue and profits, among other things.

The financial information in the charts to the right is presented on a GAAP basis. For fiscal 2017, these results include the impact of the divestiture of our blood screening business and the acquisition of Cynosure.

November 2013

Before the current management team was in place, our sales and earnings were declining, we had $4.4 billion in debt, and we had no meaningful product pipeline. Our interest expense on our debt was higher than our expenditures on R&D.

September 2017

Under the stewardship of our management team, with significant contributions by our commercial teams, our sales have not only stopped declining, but have returned to growth. In fiscal 2017, organic growth (growth excluding the impact of the Cynosure acquisition and disposition of the blood screening business) was led by our international franchises, by molecular diagnostics products including Panther and APTIMA, and by MyoSure in our GYN Surgical business.

In addition to revenue growth, the Company’s disciplined approach to strengthening the balance sheet also has paid off. From fiscal 2013 to fiscal 2017 our net debt, which is total debt minus cash, decreased from $4.0 billion to $2.8 billion, and our ROIC improved significantly.

While decreasing our debt, we also have increased our GAAP R&D spending by 17.8% since 2013. This investment is beginning to yield benefits, as evidenced by the multiple new product launches in 2017.

These improvements have helped drive our share price. Our share price has increased by 75.5% since 2013, based on a comparison of the closing price on the last trading day of fiscal 2013 to the closing price on the last trading day of fiscal 2017. We are committed to bringing value to our stockholders, as well as to our employees and customers, over the long term.

GAAP EPS

GAAP Revenue
    (in millions)

GAAP Operating Margin

(1)	The definition of our Non-GAAP adjusted revenue and a reconciliation of our non-GAAP adjusted revenue to our GAAP revenue is provided in Annex A to this proxy statement.
(2)	The definition of our Non-GAAP adjusted EPS and a reconciliation of our non-GAAP adjusted EPS to our GAAP EPS is provided in Annex A to this proxy statement.
(3)	ROIC means adjusted net operating profit after tax divided by the sum of average net debt and average stockholders’ equity. See “Why ROIC?” on page 33.

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“
We made excellent progress in 2017 in building
a sustainable growth company. We laid the
foundations for long-term growth internationally,
we shifted our portfolio toward higher-growth
markets, and we began to launch new products
that reflect increasing innovation from our
revitalized research and development pipeline.
I’m proud of our team and all that we have
accomplished together and am eager to drive
even greater successes in 2018 and beyond.

 ”

A Strong Future with a Strong Leader

The appointment of Mr. MacMillan as our CEO in fiscal 2014 is a critical part of our current success story. Since joining Hologic, Mr. MacMillan has led a dramatic turnaround. His leadership and vision are at the core of our significantly improved performance over the short term, and we believe it is his continued commitment to driving sustainable long-term growth and investing in our people and products that will help secure our success as we move into the future.

In light of his long track record of success, other larger medical device companies have expressed interest over time in hiring Mr. MacMillan to serve as Chief Executive Officer. In October 2017, Mr. MacMillan received such an offer from a large medical device company. The independent members of the Company’s Board of Directors considered the potential for disruption to Hologic and its business as well as the impact on stockholder value should Mr. MacMillan leave, and determined that it was in the best interests of Hologic and its stockholders to retain him as Chairman, President and Chief Executive Officer. Accordingly, the independent members of the Board, after careful consideration and discussions with Mr. MacMillan and the Compensation Committee’s compensation consultant, awarded Mr. MacMillan a special retention equity grant, effective December 1, 2017, all of which is performance-based and on the same terms as the annual equity grants for fiscal 2018. He formally declined the other more substantial offer, reaffirmed his commitment to Hologic, and remains as Hologic’s Chairman, President and Chief Executive Officer.

If the Company does not meet the minimum ROIC and relative TSR threshold targets for the PSUs, none of the PSUs granted to Mr. MacMillan as part of this retention grant will vest. If the Company’s share price does not exceed the exercise price of the options, they will have no value. Of note, during the month between the grant approval date (November 1, 2017) and the grant effective date (December 1, 2017), the Company’s stock price increased 6.9%, resulting in an effective option price premium due to the higher exercise price.

See “Say-on-Pay and Stockholder Feedback” below for information regarding the positive reception the grant received from stockholders and investment analysts.

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“Say-On-Pay” and Stockholder Feedback

Each year, we take into account the result of the say-on-pay vote cast by our stockholders. As our journey to sustainable growth continues, so does the evolution of our compensation program. During the tenure of our current management team, we have seen our say-on-pay vote approval increase from 34% at our 2014 Annual Meeting of Stockholders to 95% at our 2017 Annual Meeting of Stockholders. We are making good progress in our compensation design and view the increasingly positive support from stockholders as a continuing endorsement of our compensation program’s evolving design and direction. Our Compensation Committee regularly evaluates our executive compensation structure and assesses its effectiveness to ensure the design is incenting performance that is in the best interests of the Company as well as our stockholders.

While say-on-pay is a key indicator of stockholder feedback, we also are committed to maintaining an open dialogue with our institutional investors and stockholders throughout the year. We reach out to discuss business topics, seek feedback on our performance and address other matters of importance to our stockholders, such as executive compensation. Since our 2017 Annual Meeting, we have actively engaged with a number of our largest institutional investors specifically on governance issues, reaching out to holders of more than 50% of our outstanding shares. Through this dialogue, we received additional validation on the design of our executive compensation program as well as strong support for our senior management team, particularly Mr. MacMillan. See below for additional information regarding our discussions with investors regarding performance metrics.

Following disclosure of the special performance-based retention equity grant to Mr. MacMillan noted above, the Company reached out to ten of its largest stockholders, representing more than 50% of our outstanding shares, to discuss the grant. In addition, the Company had numerous conversations on the subject with stockholders and investment analysts as part of its normal investor relations activities. Feedback from stockholders and investment analysts has been overwhelmingly positive. Stockholders recognize Mr. MacMillan’s value to the Company and support the decision of the independent members of the Board to award the performance-based grant and retain Mr. MacMillan, and acknowledge the negative effect his departure could have had on the Company and its valuation. The Company publicly announced the grant on November 2, 2017, after the close of market. The Company’s stock price increased 3% on the next day, and from November 2, 2017 to November 30, 2017, the Company’s stock price increased 8.6%.

A Unique Asset – Investment Analysts Agree

The day after our post-market close announcement of Mr. MacMillan’s special retention equity grant, the response from stockholders and investment analysts was overwhelmingly positive. In the words of several analysts:

“We believe the possibility of CEO MacMillan leaving has been an overhang on the stock and we would expect HOLX shares to be up on this news. . . The Board believed (appropriately in our view) it was in the best interest of HOLX shareholders after considering the disruption to HOLX and the business should he leave to issue a retention package. . .”

“We view the retention of Mr. MacMillan as positive for HOLX as he has been a key architect behind the company’s turnaround. Since he joined the firm in December 2013, the stock has returned ~75%, outperforming the S&P by ~30%. Quarterly earnings results and sales growth have stabilized during his tenure . . . in our opinion this news underscores the difficulty of hiring talented managers in the medtech space.”

“ .. . .faith in the execution capabilities of the HOLX management team (many personally recruited by the CEO) is a material component of our and others’ investment theses in HOLX. A leadership change would have been disruptive.”

These views expressed by the investment analysts are consistent with and reflect issues discussed by the Board as it considered whether or not to award the special retention equity grant.

Performance Metrics and Use of Non-GAAP Measures

The Committee spent time during 2017 reviewing incentive plan performance metrics and goal setting, as it does every year. We also discussed incentive plan performance metrics with our investors in the fall of 2017. We discussed our current use of ROIC as a performance metric as well as the recent addition of relative total shareholder return (“TSR”). Investors were supportive of the addition of relative TSR as a performance-based metric and were strongly in favor of continuing to use ROIC as a performance-based metric for our long-term incentive awards. Several expressed a preference for ROIC, with one investor sharing the view that compensation should be company and strategy-specific and expressing satisfaction that Hologic utilized ROIC exclusively when it made sense and then added relative TSR as the Company evolved. Another investor appreciated the amendment to Mr. MacMillan’s Employment Agreement at the end of fiscal 2016 which added adjusted net income as a check on adjusted EPS such that increases in annual equity grant values would be based on the lower growth of the two metrics, and decreases in annual equity grant value would be based on the larger decline of the two metrics, as applicable. In our 2016 discussions with investors, we also received positive feedback on our use of adjusted revenue and adjusted earnings per share (“EPS”) as performance measures in our Short-Term Cash Incentive Plan (“STIP”). Several investors commented on the importance of focusing on organic growth, which is a metric in our STIP, as discussed in more detail below, and one investor commented on the potential impact of corporate actions such as share repurchases or mergers and acquisitions on EPS results, which the Committee continually assesses.

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Non-GAAP. The Committee determined that using the measures of adjusted revenue, adjusted EPS and ROIC, which are all non-GAAP measures that are used by management to facilitate its operational decision-making, provided key insights into the Company and management’s achievements during the year and, thus, were appropriate to use in the incentive compensation plans. Additionally, the use of ROIC was specifically supported in discussions with stockholders.

Adjusted revenue, which is intended to reflect organic growth, is calculated on a constant currency basis and, pursuant to the terms of our STIP, is also adjusted (i) to remove the effect of acquisitions or dispositions (including the discontinuance of a product or product line other than in the ordinary course of business) that are completed during the reporting period that materially affect the Company’s consolidated revenue; and (ii) to exclude any acquisition-related accounting or other effects that are excluded in the calculation of adjusted EPS. Revenue that is adjusted to exclude the impact of these events is a non-GAAP measure. The Committee believes that organic growth, that is, revenue growth excluding the impact of changes in foreign exchange rates and acquisitions and other transactions, as noted above, is an important measure of management’s achievements in operating the Company’s core businesses during the year. Accordingly, the Committee utilizes adjusted revenue as a performance measure in the STIP. For fiscal 2017, adjusted revenue was calculated on a constant currency basis, using the fiscal 2017 budgeted foreign currency exchange rates, and excludes (i) revenue associated with the Company’s March 2017 acquisition of Cynosure, (ii) incremental revenue from the Company’s April 2017 acquisition of MMS Medicor Medical Supplies GmbH, which was one of the Company’s distributors in Europe, and (iii) revenue related to transition services provided to Grifols Diagnostic Solutions Inc. subsequent to the January 2017 divestiture of our blood screening business to Grifols. Adjusted revenue for fiscal 2017 includes four months of actual revenue from the blood screening business prior to divestiture and eight months of budgeted revenue for the divested blood screening business for the remainder of the annual period. A reconciliation of our non-GAAP adjusted revenue to our GAAP revenue is provided in Annex A to this proxy statement.

Adjusted EPS is calculated as set forth in Annex A. This financial measure adjusts for specified items that can be highly variable or difficult to predict, as well as certain effects of acquisitions, dispositions and financings that may not necessarily be indicative of operational performance. This metric is used by management to evaluate our historical operating results and as a comparison to competitor’s operating results. The Committee agrees with this approach and uses this non-GAAP measure as a performance measure in the STIP. A reconciliation of our non-GAAP adjusted EPS to our GAAP EPS is provided in Annex A to this proxy statement.

ROIC is also a non-GAAP measure. The key building blocks of our ROIC metric are: (1) adjusted net operating profit after tax (“NOPAT”), (2) average net debt, and (3) average stockholders’ equity. ROIC is calculated as NOPAT/(average net debt + average stockholders’ equity). NOPAT is calculated in a manner similar to the calculation of adjusted net income, as used for the calculation of adjusted EPS under our STIP as described in Annex A, except the operating results of Cynosure post acquisition and the impact to operations from divesting the blood screening business after the disposition date are not excluded, and non-operating income and expenses are excluded, such as interest expense, etc. The NOPAT amounts are intended to match the amounts included in our publicly released Non-GAAP results. Average stockholders’ equity is the average of the beginning of the period and the end of the period stockholders’ equity; provided, however, that average stockholders’ equity is adjusted to exclude any charges for impairment of goodwill or other intangible assets that occur after September 28, 2013. Average net debt is the average of the beginning of the period and the end of the period net debt which is the total book value of all debt outstanding less cash, cash equivalents and restricted cash. The Committee introduced ROIC as a performance metric in fiscal 2014 to hold management accountable for generating greater returns on capital allocated. Investors have been supportive of the use of ROIC. Given the significant improvement in ROIC since its introduction as a performance metric, the Committee believes it is having the intended effect.

Goal-setting. In setting the adjusted revenue and adjusted EPS goals for our 2017 STIP, the Committee considered the Company’s historical performance as well as planned growth. For the 2017 STIP, adjusted revenue at target represents approximately 5% growth over the prior year actual revenue, while adjusted revenue at maximum represents approximately 11% growth over prior year actual revenue. Adjusted EPS at target represents approximately 10% growth over prior year adjusted EPS, while adjusted EPS at maximum represents approximately 21% growth over prior year adjusted EPS. If there is no growth in adjusted revenue or adjusted EPS as compared to the prior year actual results, there is no payout under the applicable target.

In setting ROIC goals for performance share units (“ROIC PSUs”), the Committee considered past performance as well as future opportunities for efficiencies. The ROIC target goal of 14% for PSUs granted as fiscal 2017 long-term incentive awards represents a 200 basis point increase from the ROIC target goal for ROIC PSUs granted as 2016 long-term incentive awards. In addition, the performance scale for 2017 ROIC PSU grants has a non-linear performance scale above target which only accelerates once ROIC of 15% is achieved. If we fail to achieve the minimum three-year average ROIC goal of 12% for the fiscal 2017-2019 performance period, none of the ROIC PSUs granted as fiscal 2017 long-term incentive awards will vest and all will be forfeited.

In implementing and setting the new relative TSR goals for PSUs (“TSR PSUs”), the Committee considered market practice as well as the Company’s focus on driving shareholder value. The TSR PSUs granted as fiscal 2017 long-term incentive awards vest at target upon achievement of relative total shareholder return at the 50th percentile of a custom TSR Peer Group. If the Company’s relative total shareholder return is below the 25th percentile, then no TSR PSUs will vest, and all will be forfeited. The Company considered utilizing the 75th percentile of TSR as the threshold for the maximum 200% payout, as many companies do, but determined to use the more challenging 95th percentile as the threshold for maximum payout.

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Fiscal 2017 Compensation Actions

The Committee continued to strengthen the foundation of the executive compensation program, taking the following actions for fiscal 2017:

●	Amended CEO’s Employment Agreement to add adjusted net income as a check on adjusted EPS such that increases in annual equity grant values would be based on the lower growth of the two metrics, and decreases in annual equity grant value would be based on the larger decline of the two metrics.
●	Amended CEO’s Employment Agreement to remove the annual housing allowance.
●	Increased annual base salary for NEOs based on personal and Company performance in fiscal 2016.
●	Continued the focus on pay for performance, basing the overall funding of the 2017 short-term incentive plan (“STIP”) on the Company’s achievement of pre-determined adjusted revenue and adjusted EPS goals and setting challenging ROIC goals for PSU awards.
●	Set the overall funding level of the 2017 STIP at 100% of target funding, based upon the Company’s performance against the established adjusted revenue and adjusted EPS performance targets.
●	Exercised negative discretion with regard to fiscal 2017 STIP payout for certain NEOs based on fiscal 2017 performance.
●	Determined to utilize relative TSR as well as ROIC as performance measures for PSUs awarded as long-term incentive compensation to provide a more balanced approach with one consistent absolute metric (ROIC) and one relative metric (TSR).
●	Determined that long-term incentive awards for executive officers will continue to be allocated 50% to PSUs, 25% to RSUs and 25% to stock options, as in fiscal 2016.
●	Approved grants of stock options, RSUs, PSUs and Deferred Compensation Program (“DCP”) contributions in alignment with our compensation philosophy and program.

Details of these actions are provided in the applicable sections of this CD&A.

Looking Ahead to Fiscal 2018

The Committee has made several decisions relating to executive pay for fiscal 2018, including:

●	No increase in base salaries for NEOs, other than for Mr. Valenti.
●	Decrease in fiscal 2018 LTIP grant values for certain NEOs based on fiscal 2017 performance.
●	Based funding of the 2018 STIP on the achievement of pre-determined adjusted revenue and adjusted EPS goals, as in fiscal 2017.
●	Determined that long-term incentive awards for executive officers will continue to be allocated 50% to PSUs, 25% to RSUs and 25% to stock options, as in fiscal 2017.
●	Determined to continue to utilize relative TSR as well as ROIC as performance measures for PSUs awarded as long-term incentive compensation to provide a balanced approach with one consistent absolute metric (ROIC) and one relative metric (TSR).
●	Awarded a special, one-time retention equity grant to Mr. MacMillan, all of which is performance-based, as discussed above. The grant consists of $10 million in the form of PSUs subject to a three-year average ROIC metric, $10 million in the form of PSUs subject to a three-year relative TSR metric and $10 million in the form of stock options. The PSUs, which are subject to the same performance goals as all fiscal 2018 annual long-term incentive awards, cliff vest at the end of three years, provided the executive is employed and the measurement objectives are achieved, and the stock options vest in four equal installments over four years.

Best Compensation Practices and Policies
Below are highlights of our current practices and policies that guide our executive compensation program. We believe the following items promote good corporate governance and are in the best interests of our stockholders and NEOs:
✔	Double-trigger for accelerated equity vesting upon a change of control
✔	No tax gross-ups on severance or change of control payments
✔	Golden parachute policy
✔	Compensation recoupment (“clawback”) policy
✔	Anti-hedging and anti-pledging policy
✔	No option repricing without stockholder consent
✔	Heavy emphasis on performance-based compensation
✔	Robust stock ownership guidelines for our CEO, non-employee directors and executive officers
✔	Independent compensation consultant
✔	Annual risk assessments

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What Guides Our Compensation Program

Our Compensation Philosophy

The ability to compete effectively in the markets within which we operate depends to a large extent on our success in identifying, recruiting, developing and retaining management talent. We also need to remain focused on creating sustainable long-term growth and stockholder value. To this end, the design of our executive compensation program and the decisions made by the Committee are guided by the following principles:

●	Pay for performance. We believe that our compensation programs should motivate high performance among our NEOs within an entrepreneurial, incentive-driven culture and that compensation levels should reflect the achievement of short- and long-term performance objectives.

●	Competitive pay. We aim to establish overall target compensation (compensation received when achieving expected results) that is competitive with that being offered to individuals holding comparable positions at other public companies with which we compete for business and talent.

●	Focus on total direct compensation. We seek to offer a total executive compensation package that best supports our leadership talent and business strategies. We use a mix of fixed and variable pay to support these objectives, as well as provide benefits and perquisites, where appropriate.

The Principal Elements of Pay: Total Direct Compensation (“TDC”)

Our compensation philosophy is supported by the following principal elements in our annual executive compensation program:

Element	Form	Purpose
Base Salary	Cash (fixed)	Provides a competitive level of pay that reflects the executive’s experience, role and responsibilities
Short-Term Incentive Plan (“STIP”)	Cash (variable)	Rewards achievement of individual, business segment/function and/or overall corporate results for the most recently completed fiscal year
Long-Term Incentives	Equity (variable)	Provides meaningful incentives for management to execute on longer-term financial and strategic growth goals that drive stockholder value creation and supports the Company’s retention strategy
Deferred Compensation	Cash (variable)	Rewards achievement of corporate results for the most recently completed fiscal year and also serves as a differentiating recruiting tool and retention mechanism.

The charts below, which show the TDC of our CEO and our other NEOs for fiscal 2017, illustrate that a majority of NEO TDC is performance based (90.7% for our CEO and an average of 80.3% for our other NEOs). These charts exclude the value of other benefits and perquisites.

2017 ANNUAL TARGET CEO PAY	2017 ANNUAL TARGET AVERAGE NEO PAY

*Numbers in millions

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Our Decision-Making Process

The Compensation Committee oversees the compensation and benefits programs for our NEOs. The Committee is comprised solely of independent, non-employee members of the Board of Directors. The Committee works very closely with its independent compensation consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which may be accessed through investors.hologic.com.

The Role of the Committee

The Committee seeks to ensure that the links between our executive compensation program and our business goals are responsible, appropriate and strongly aligned with stockholder interests. The Committee annually determines the compensation levels of our NEOs by considering several factors, including:

●	Each NEO’s role and responsibilities

●	How the NEO is performing those responsibilities

●	Our historical and anticipated future financial performance

●	Compensation practices of the companies in our peer group(s)

●	Survey data from a broader group of comparable public companies (where appropriate)

The Role of Management

During fiscal 2017, Mr. MacMillan reviewed the performance and compensation of the NEOs, other than himself, and made recommendations as to their compensation to the Committee. No executive officer participates in the deliberations of the Committee regarding his or her own compensation.

The Role of the Independent Compensation Consultant

The Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) to serve as its executive compensation consultant for fiscal 2017. Pearl Meyer did not perform any services for us other than as directed by the Committee.

During fiscal 2017, Pearl Meyer advised the Committee on a variety of subjects such as compensation plan design and trends, pay for performance analytics, benchmarking norms, and other such matters. Pearl Meyer also conducted a risk assessment of our executive compensation practices for fiscal 2017, as described in “Risk Oversight” on pages 10 and 11. Pearl Meyer reports directly to the Committee, participates in meetings as requested and communicates with the Committee Chair between meetings as necessary.

Prior to engaging Pearl Meyer, the Committee reviewed the firm’s qualifications as well as its independence and any potential conflicts of interest. The Committee has the sole authority to modify or approve Pearl Meyer’s compensation, determine the nature and scope of its services, evaluate its performance, and terminate the engagement and hire a replacement or additional consultant at any time.

Peer Group

The Committee compares our executive compensation program to a group of companies that are comparable in terms of size and industry (the “Primary Peer Group”). The overall purpose of this peer group is to provide a market frame of reference for evaluating our compensation arrangements (current or proposed), understanding compensation trends among comparable companies, and reviewing other compensation and governance-related topics that may arise during the course of the year.

For setting target compensation levels for NEOs in fiscal 2017, the Company examined the practices of the following 12 companies (as well as other relevant data):

2017 Primary Peer Group Composition
Boston Scientific Corporation	PerkinElmer, Inc.
C.R. Bard, Inc.	ResMed, Inc.
DENTSPLY Sirona, Inc.	St. Jude Medical, Inc.
Edwards Lifesciences Corp.	Varian Medical Systems, Inc.
IDEXX Laboratories, Inc.	Waters Corporation
Illimuna, Inc.	Zimmer Biomet Holdings, Inc.
Intuitive Surgical, Inc.

PEER GROUP DATA*
Revenue ($M)		Enterprise Value ($M)
50th Percentile	$2,911	$11,557
Hologic	$2,681	$12,807
Hologic Rank	45th	55th

* Data as available January 2016.

With the exception of Mr. MacMillan, the fiscal 2017 target annual TDC opportunities, comprised of base salary, target annual STIP, annual long-term incentive awards and deferred compensation contributions, were determined to be, on average, competitive with the market median. The Committee recognizes that Mr. MacMillan is a seasoned, accomplished CEO whose market for prospective employment opportunities includes larger organizations, as evidenced by the substantial offer he received from one such company in October 2017. As such, Mr. MacMillan’s fiscal 2017 target annual TDC opportunity is positioned in the upper quartile of the Primary Peer Group, which the Compensation Committee believes is warranted given his value to the Company.

Changes to the Primary Peer Group

Pearl Meyer reviews our Primary Peer Group annually for appropriateness based on a variety of factors including: similarities in revenue levels and size of market capitalization and enterprise value, similarities to the industries in which we operate, the overlapping labor market for top management talent, our status as a publicly traded, U.S.-based, non-subsidiary company, and various other characteristics. The Company uses enterprise value in addition to market capitalization for comparative purposes because of its capital structure.

2016 to 2017

As a result of this review in 2016, the Committee changed the Primary Peer Group used for purposes of fiscal 2017 compensation from that utilized for purposes of fiscal 2016 compensation by making the following changes:

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Changes	Companies	Rationale
Removals	● Alere, Inc.	● Alere was pending acquisition at the time of the analysis
Additions	● Illumina, Inc. ● Zimmer Biomet Holdings, Inc.	● Both are reasonable in terms of size and industry, and helped the peer group, in aggregate, more closely approximate our size

2017 to 2018

Following the 2017 review by Pearl Meyer of our Primary Peer Group, the Committee changed the Primary Peer Group utilized for purposes of fiscal 2018 compensation from that utilized for purposes of fiscal 2017 compensation by making the following changes:

Changes	Companies	Rationale
Removals	● St. Jude Medical, Inc.	● St. Jude was acquired
Additions	● Agilent Technologies, Inc.	● Reasonable in terms of size and industry, and help the peer group, in aggregate, more closely approximate our size

Supplemental Practices Peer Group

Pearl Meyer also developed a Supplemental Practices Peer Group of larger companies to serve as a reference point in understanding design characteristics of compensation programs at larger companies. The group was not used to set compensation levels for the NEOs. The group consists of both direct product competitors and recent sources of executive talent. Below is the Supplemental Practices Peer Group which the Company referenced while assessing compensation design for fiscal 2017 compensation.

Supplemental Practices Peer Group Composition
Abbott Laboratories	Medtronic plc
Becton, Dickinson and Company	Stryker Corporation
Johnson & Johnson

TSR Peer Group

The Company uses a custom TSR Peer Group comprised of select companies from the Company investor relations performance benchmarking group and the executive compensation Peer Groups discussed above. The TSR Peer Group is approved by the Compensation Committee each year at the time the TSR PSU awards are granted. Companies which are acquired or otherwise delisted during the performance period are excluded from the final calculation. For the fiscal 2017 TSR PSU awards, the following companies were set as the TSR Peer Group:

2017 TSR Peer Group Composition
Abbott Laboratories	Mettler-Toledo International Inc.
Agilent Technologies, Inc.	Myriad Genetics, Inc.
Baxter International Inc.	NuVasive, Inc.
Becton, Dickinson and Company	PerkinElmer Inc.
Boston Scientific Corporation	Qiagen NV
Bruker Corporation	Quest Diagnostics Inc.
CR Bard Inc.*	ResMed Inc.
DENTSPLY SIRONA Inc.	Stryker Corporation
DexCom, Inc.	The Cooper Companies Inc.
Edwards Lifesciences Corp.	Thermo Fisher Scientific Inc.
IDEXX Laboratories, Inc.	Varian Medical Systems, Inc.
Illumina Inc.	VWR Corporation*
Integra LifeSciences Holdings Corp	Waters Corporation
Intuitive Surgical, Inc.	Zimmer Biomet Holdings, Inc.
Laboratory Corp. of America Holdings
* Removed from TSR peer group due to acquisition

The Fiscal 2017 Executive Compensation Program in Detail

Base Salary

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain talent. It is the minimum payment for a satisfactory level of individual performance as long as the executive remains employed with us. Base salary is set at the Committee’s discretion after taking into account the competitive landscape including the compensation practices of the companies in our selected peer groups (and where appropriate, survey data from a broader index of comparable

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public companies), our business strategy, our short- and long-term performance goals and certain individual factors, such as position, salary history, individual performance and contribution, length of service with the Company and placement within the general base salary range offered to our NEOs. Mr. MacMillan’s base salary is set and adjusts in accordance with the term of his Employment Agreement. See pages 36 and 37 for details regarding his Employment Agreement.

The base salaries for our NEOs for fiscal 2017 were as follows:

	Base Salaries of NEOs(1)			Percentage
NEO	FY2017 Salary(2)	FY2016 Salary		Increase
Stephen P. MacMillan	$1,030,000	$1,000,000		3.0%
Robert W. McMahon	$540,000	$515,000	(3)	4.9%
Eric B. Compton	$545,000	$520,000	(4)	4.8%
John M. Griffin	$470,000	$450,000		4.4%
Peter J. Valenti, III	$480,000	$457,500		4.9%

(1)	Reflects base salaries set at the beginning of the fiscal year indicated, except as noted below for Mr. McMahon and Mr. Compton.

(2)	The fiscal 2017 base salaries above, which were approved by the Compensation Committee, differ slightly from the fiscal 2017 base salaries reported in the Summary Compensation Table due to an extra payroll week in fiscal 2017.

(3)	In March 2016, the Committee increased Mr. McMahon’s base salary from $500,000 to $515,000 in connection with his expanded role and assumption of significant additional responsibilities.

(4)	In March 2016, the Committee increased Mr. Compton’s base salary from $485,000 to $520,000 in connection with his expanded role and assumption of significant additional responsibilities.

In addition to the considerations noted above, increases in base salary for fiscal 2017 for Messrs. McMahon, Compton, Griffin and Valenti were driven in part by the Company’s strong financial performance in fiscal 2016. For fiscal 2018, no NEOS, other than Mr. Valenti, will receive any increase in base salary.

Short-Term Incentive Plan (the “STIP”)

How the STIP Works

The STIP provided our NEOs the opportunity to earn a performance-based cash bonus based on the achievement of a combination of financial and non-financial corporate, divisional, and/or individual goals. Targeted payout levels are expressed as a percentage of base salary and established for each participant. An individual’s bonus components are determined by such individual’s title and/or role. Bonus payouts could range from 0% to 200% of targeted payout levels (e.g., the maximum bonus payout for an individual with a targeted payout level of 50% of annual base salary would be 100% of annual base salary).

The goals under the 2017 STIP were primarily focused on the achievement of adjusted revenue (calculated on a constant currency basis using the fiscal 2017 budget foreign exchange rates) and adjusted EPS performance objectives (for definition of adjusted EPS, see Annex A). The 2017 STIP also provides for the assessment of performance based upon the achievement of individual performance objectives, which for some NEOs included divisional performance objectives, all of which are approved by the Committee.

The overall funding level of the 2017 STIP was determined based upon the Company’s performance against the established targets. Funding of the STIP is contingent upon achieving the threshold level for at least one of the two corporate performance objectives. If neither corporate performance objective threshold is met, there is no payout under the STIP. Individual bonus awards for NEOs were calculated based upon the overall funding level, as well as the targeted payout levels and individual performance objectives for each NEO.

Individual Bonus Opportunity Ranges

	Bonus Opportunity Range(1)
NEO	Threshold	Target	Maximum
Stephen P. MacMillan	50%	150%	300%
Robert W. McMahon	50%	75%	150%
Eric B. Compton	50%	75%	150%
John M. Griffin	50%	75%	150%
Peter J. Valenti, III	50%	75%	150%
(1)	Expressed as a percentage of base salary.

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2017 Performance Objectives and Results

The Committee believed the financial performance components of the 2017 STIP were achievable, but appropriately challenging, based on market climate and internal budgeting and forecasting. The following table outlines the threshold, target and maximum financial performance objectives for the 2017 STIP, as well as the results achieved:

Performance Measures	Threshold	Target (100%)	Maximum	Actual Achieved under 2017 STIP
Adjusted Revenue (60% weighting)	$2.833 billion	$2.985 billion	$3.137 billion	$2.945 billion
Adjusted EPS (40% weighting)	$1.96	$2.16	$2.38	$2.20

Adjusted revenue at target represents approximately 5% growth over prior year actual revenue, while revenue at maximum represents approximately 11% growth over prior year actual revenue. Adjusted EPS at target represents approximately 10% growth over prior year adjusted EPS, while adjusted EPS at maximum represents approximately 21% growth over prior year adjusted EPS. If there is no growth in adjusted revenue or adjusted EPS over the prior year, there is no payout under the applicable target.

Based upon the Company’s performance against the established performance targets, with adjusted revenue weighted 60% and adjusted EPS weighted 40%, the Committee set the overall funding level of the 2017 STIP at 100% of target funding. (Adjusted revenue performance was 87% of target and adjusted EPS performance was 118% of target). Individual bonus awards for NEOs were then calculated based on this overall funding level as well as the targeted payout levels and individual performance objectives for each NEO, as discussed in more detail below.

Individual performance objectives for our NEOs reflected the top priorities for our NEOs and were aligned with the top three risks identified in our annual Enterprise Risk Management process. Mr. Valenti’s individual performance objectives also included revenue growth performance goals for the Breast and Skeletal Health divisions.

2017 STIP Awards

Mr. MacMillan

Mr. MacMillan’s targeted payout level was 150% of base salary, with 80% of his bonus opportunity tied to corporate financial performance (60% of which is based on adjusted revenue and 40% of which is based on adjusted EPS) and 20% tied to individual performance objectives. Mr. MacMillan’s individual performance objectives were designed to reward the achievement of goals relating to (i) strengthening the product pipeline for 2018 and beyond by driving for product launches in each division to impact 2018 revenue and identify and execute opportunities to impact 2018 revenue; (ii) driving global growth through continued revenue growth in all U.S. businesses and accelerating growth in the international business; (iii) focusing on succession planning and talent development by continuing to develop leaders as potential backfill for CEO and all senior positions. Based on the Company’s financial performance as well as an assessment of Mr. MacMillan’s performance for fiscal 2017, Mr. MacMillan was awarded a total bonus amount of $1,545,000, which represents 100% of his overall target amount.

Mr. McMahon

Mr. McMahon’s targeted payout level was 75% of base salary, with 80% of his bonus opportunity tied to corporate financial performance (60% of which is based on adjusted revenue and 40% of which is based on adjusted EPS) and 20% tied to individual performance objectives. Mr. McMahon’s individual performance objectives were designed to reward the achievement of goals relating to (i) strengthening the product pipeline for 2018 and beyond through partnering with the divisions and international to increase the value of the pipeline, supporting business development opportunities, supporting new product launches worldwide and executing on quality assurance/regulatory assurance goals; (ii) driving global growth through continuing to improve the Company’s capital structure through debt reduction and increased cash flow flexibility, optimizing tax planning strategies and supporting investment and prioritization of international expansion plans; and (iii) focusing on succession planning and talent development by continuing to build capabilities and increase engagement. Based on the Company’s financial performance as well as an assessment of Mr. McMahon’s performance for fiscal 2017, Mr. McMahon was awarded a total bonus amount of $405,000, which represents 100% of his overall target amount.

Mr. Compton

Mr. Compton’s targeted payout level was 75% of base salary, with 80% of his bonus opportunity tied to corporate financial performance (60% of which is based on adjusted revenue and 40% of which is based on adjusted EPS) and 20% tied to individual performance objectives. Mr. Compton’s individual performance objectives were designed to reward the achievement of goals relating to (i) strengthening the product pipeline for 2018 and beyond by meeting 2017 product launch dates and major project milestones, commercializing new product launches and acting with speed and discipline in both research and development pipeline and business development opportunities; (ii) driving global growth through increasing U.S. and international revenue and ensuring the new leadership model drives improved business results internationally; and (iii) focusing on succession planning and talent development by filling all key international leadership positions and identifying and growing near and longer term succession candidates for key leadership roles in the Company. Based on the Company’s financial performance, as well as an assessment of Mr. Compton’s performance for fiscal 2017, including U.S. revenue results, Mr. Compton was awarded a total bonus amount of $345,000, which represents 84% of his overall target amount.

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Mr. Griffin

Mr. Griffin’s targeted payout level was 75% of base salary, with 80% of his bonus opportunity tied to corporate financial performance (60% of which is based on adjusted revenue and 40% of which is based on adjusted EPS) and 20% tied to individual performance objectives. Mr. Griffin’s individual performance objectives were designed to reward the achievement of goals relating to (i) strengthening the product pipeline for 2018 and beyond by delivering and expanding legal support for innovation and research and development projects and enhancing business development capabilities; (ii) driving global growth by providing legal resources and capabilities to support the Company’s growth plan, continuing compliance program enhancements and ensuring collaboration and communication between divisional and international legal teams; and (iii) focusing on succession planning and talent development by developing potential successors, completing development and retention plans for direct reports and retaining key talent. Based on the Company’s financial performance as well as an assessment of Mr. Griffin’s performance for fiscal 2017, Mr. Griffin was awarded a total bonus amount of $355,000, which represents 101% of his overall target amount.

Mr. Valenti

Mr. Valenti’s targeted payout level was 75% of base salary, with 60% of his bonus opportunity tied to corporate financial performance (60% of which is based on adjusted revenue and 40% of which is based on adjusted EPS) and 40% tied to individual performance objectives. Mr. Valenti’s individual performance objectives were designed to reward the achievement of goals relating to (i) growing divisional revenue in the U.S. and internationally; (ii) strengthening the pipeline for 2018 and beyond by achieving Breast and Skeletal Health product launch dates and critical product development milestones, solidifying the Breast and Skeletal Health product launch timeline and acting with speed and discipline in both research and development and business development opportunities; (iii) driving global growth by delivering against aligned global franchise plans, including supporting dealer to direct conversions as well as providing resource support; (iv) focusing on succession planning and talent development by identifying and growing near and longer term succession candidates for key leadership roles in the Company, having succession plan backfills for critical roles and updating/ completing development plans. Based on the Company’s financial performance as well an assessment of Mr. Valenti’s performance for fiscal 2017, including U.S. revenue performance, Mr. Valenti was awarded a total bonus amount of $325,000, which represents 90% of his overall target amount.

Long-Term Equity Incentives

We believe that strong sustainable corporate performance is achieved with a culture that encourages long-term focus by our NEOs and aligns the interests of our NEOs with those of our stockholders. We also use our long-term awards to attract and retain critical employee talent by providing a competitive market-based opportunity. To achieve these objectives, we award long-term incentives on an annual basis in the form of equity. For fiscal 2017, we structured our annual equity incentive awards as follows:

●	50% in the form of performance stock units (“PSUs”)

–	50% of which vest only if the Company achieves a pre-determined return on invested capital (“ROIC”) three-year average minimum threshold (the “ROIC PSUs”). If the threshold is achieved, the level of payout in comparison to the target number of ROIC PSUs granted is determined by the three-year average ROIC achievement against the ROIC goal at the end of the three-year performance period. At the vesting date, any earned awards are settled in shares of Hologic common stock, unless settlement has been deferred pursuant to the Company’s Deferred Equity Plan. For details about our use of ROIC as a performance measure, please see “Why ROIC?” below. ROIC PSUs also are subject to the terms and conditions set forth in the form of ROIC Performance Stock Unit Award Agreement.

–	50% of which vest based on the Company’s total shareholder return as compared to the total shareholder return of companies in the TSR PSU Peer Group, measured over a three-year performance period (the “TSR PSUs”). The fiscal 2017 TSR PSU awards vest at target and at 200% of target upon achievement of relative total shareholder return at the 50th and 95th percentile, respectively. If the Company’s relative total shareholder return is below the 25th percentile, then no TSR PSUs will vest. At the vesting date, any earned awards are settled in shares of Hologic common stock, unless settlement has been deferred pursuant to the Company’s Deferred Equity Plan. For details about our use of relative total shareholder return as a performance measure, please see “Why relative TSR?” below. TSR PSUs also are subject to the terms and conditions set forth in the form of TSR Performance Stock Unit Award Agreement.

●	25% in the form of stock options, which vest in four equal annual installments, becoming fully vested on the fourth anniversary of the grant date. Stock options have a ten-year term, and are subject to the terms and conditions set forth in the form of Stock Option Award Agreement.

●	25% in the form of restricted stock units (“RSUs”), which vest in three equal annual installments, becoming fully vested on the third anniversary of the grant date. Only vested RSUs can be exchanged for shares of Hologic common stock. RSUs also are subject to the terms and conditions set forth in the form of Restricted Stock Unit Award Agreement.

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Why ROIC?

In addition to being well-received and supported by our stockholders, the use of ROIC:

✔  Creates an effective balance in our program of growth (our STIP focuses on adjusted revenue and adjusted EPS) and returns (our long-term incentives focus on ROIC)

✔  Holds management accountable for the efficient use of capital

✔  Links executive compensation to value creation

ROIC PSUs only vest if the Company achieves a pre-determined average ROIC threshold at the end of a three-year performance period. If the target three-year average ROIC goal is achieved, 100% of the ROIC PSUs granted will vest. If we fail to achieve the minimum three-year average ROIC threshold, none of the ROIC PSUs granted for that three-year performance period will vest and all will be forfeited. The maximum payout for ROIC PSUs is limited to 200% of the target number of ROIC PSUs granted and is earned only if we achieve the maximum three-year average ROIC goal.

The key building blocks of our ROIC metric are: (1) adjusted net operating profit after tax (“NOPAT”), (2) average net debt, and (3) average stockholders’ equity. ROIC is calculated as NOPAT/(average net debt + average stockholders’ equity).(1)

In fiscal 2016, the Committee eliminated annual ROIC hurdles for fiscal 2016 PSU grants while retaining the more challenging three-year average ROIC minimum threshold for the performance period. The Committee viewed the annual hurdles as having the potential to penalize recipients for executing value-enhancing acquisitions but believes retaining the three-year average ROIC minimum threshold incents management to remain disciplined on value creation. For fiscal 2017 PSU grants, the Committee continued to utilize the three-year average ROIC minimum threshold for the performance period.

The following table outlines the threshold, minimum, target and maximum three-year average ROIC goals for the ROIC PSUs granted as fiscal 2017 long-term incentive awards (see “2017 Long-Term Annual Incentive Award Grants” below):

Three-Year Average ROIC Goal(1)	Percentage of PSUs Vested(2)
≥16%	200% (Maximum)
15%	125%
14%	100% (Target)
12%	50% (Minimum)
<12%	0%
(1) Calculated at the end of the three-year performance period.
(2) Expressed as a percentage of granted PSUs vesting.

The target goal of 14% represents a 200 basis point increase from the ROIC target goal for PSUs granted as 2016 long-term incentive awards and was the maximum goal for the fiscal 2016 awards. This ROIC target goal for the fiscal 2017 awards also takes into account potential mergers and acquisitions through fiscal 2019.

The Company achieved annual ROIC for fiscal 2017 of 12.55%. If we fail to achieve the minimum three-year average ROIC goal of 12% for the fiscal 2017-2019 performance period, none of the PSUs granted as fiscal 2017 long-term incentive awards will vest, and all will be forfeited.

Vesting of ROIC PSUs granted in fiscal 2014

The Company’s first PSU awards were granted in November 2013 (fiscal 2014) and vested in November 2016 (fiscal 2017). These ROIC PSUs were subject to a three-year cliff vesting period with vesting contingent on the Company achieving an average ROIC of 8.5% for the three-year performance period as well as annual performance hurdles for fiscal 2014, 2015 and 2016 of 7.5%, 8.5% and 9.5%, respectively. If performance was below any of these levels, none of the PSUs would vest. Actual performance was 10.96% for the three-year performance period and 9.3%, 10.88% and 12.7% for fiscal 2014, 2015 and 2016, respectively. Accordingly, these PSUs vested at 196% of target.

(1)	NOPAT is calculated in a manner similar to the calculation of adjusted net income, as used for the calculation of adjusted EPS under our STIP as described in Annex A, except the operating results of Cynosure post acquisition and the impact to operations from divesting the blood screening business after the disposition date are not excluded, and non-operating income and expenses are excluded, such as interest expense, etc. The NOPAT amounts are intended to match the amounts included in our publicly released Non-GAAP results. Average stockholders’ equity is the average of the beginning of the period and the end of the period stockholders’ equity; provided, however, that average stockholders’ equity is adjusted to exclude any charges for impairment of goodwill or intangible assets that occur after September 28, 2013. Average net debt is the average of the beginning of the period and the end of the period net debt which is the total book value of all debt outstanding less cash, cash equivalents and restricted cash.

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Why relative TSR?

In addition to being well-received and supported by our stockholders, use of relative TSR:

✔   Provides an external performance measure, which complements the internal ROIC measure

✔   Links executive compensation directly to shareholder value creation

To calculate the Company’s relative TSR performance, the cumulative three-year TSR for Hologic and each of the companies in the TSR Peer group is calculated and then Hologic’s discrete percentile rank is calculated. The TSR PSUs vest at target and at 200% of target upon achievement of relative TSR at the 50th and 95th percentile, respectively. If the Company’s relative TSR is below the 25th percentile, no TSR PSUs will vest and all will be forfeited.

2017 Long-Term Annual Incentive Award Grants

The annual long-term incentive awards granted to our NEOs in November of 2016 (fiscal 2017) as compared to awards for fiscal 2016 are as follows:

NEO	FY2017 Award Value(1)		FY2016 Award Value(1)		% Change
Stephen P. MacMillan	$7,822,750	(2)	$7,250,000		7.9%
Robert W. McMahon	$1,750,000		$1,900,000	(3)	(7.9)%
Eric B. Compton	$1,750,000		$2,000,000	(3)	(12.5)%
John M. Griffin	$1,300,000		$1,200,000		8.3%
Peter J. Valenti, III	$1,300,000		$1,000,000		30.0%
(1)	The award values in this table differ slightly from the grant date fair values of the awards reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table. The award values in this table are the values awarded by the Committee while the grant date fair value of each award reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table is the award value for accounting purposes.

(2)	Does not include the value of the December 2016 Matching RSU grant made pursuant to Mr. MacMillan’s Employment Agreement or the special retention equity grant awarded effective December 2017.

(3)	Includes value of fiscal 2016 mid-year equity awards. Excluding the value of these mid-year equity awards, Mr. McMahon’s fiscal 2017 grant value increased 9.4% as compared to his fiscal 2016 grant value, and Mr. Compton’s fiscal 2017 grant value increased 16.7% as compared to his fiscal 2016 grant value.

The 7.9% increase in the value of Mr. MacMillan’s equity grant from fiscal 2016 to fiscal 2017 is calculated in accordance with the terms of his Employment Agreement, which calls for an increase in grant value based on the lesser of adjusted EPS or adjusted net income growth (or, if adjusted EPS and/or adjusted net income were to decrease, his equity grant value would decrease based on whichever metric decreased the most). The grant value will increase 0.5% for every 1.0% increase in the applicable metric growth and will decrease 1.0% for every 1.0% decrease in the applicable metric growth. For fiscal 2016, adjusted net income grew 15.9% and adjusted EPS grew 17.4%. As adjusted net income grew less than adjusted EPS, adjusted net income is the applicable metric. Half of the 15.9% adjusted net income growth yields a 7.9% increase in grant value.

Messrs. McMahon and Compton received mid-year equity grants during fiscal 2016 valued at $300,000 and $500,000, respectively, due to increased responsibilities assumed mid-year in connection with Mr. McMahon’s increased role in global operations and regulatory and quality assurance and the realignment of the international business under Mr. Compton. Mr. Valenti received a significant increase in the value of his long-term incentive award from 2016 to 2017 partially to align with market practice, but also in consideration of the key role his division plays and is expected to play in the Company’s growth, as well as acknowledging the importance of retaining his talent.

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2018 Long-Term Annual Incentive Award Grants

The annual long-term incentive awards granted to our NEOs in November of 2017 (fiscal 2018) as compared to awards for fiscal 2017 are as follows:

NEO	FY2018 Award Value(1)		FY2017 Award Value(1)		% Change
Stephen P. MacMillan	$8,292,022	(2)	$7,822,750	(2)	6.0%
Robert W. McMahon	$1,850,000		$1,750,000		5.7%
Eric B. Compton	—		$1,750,000		N/A
John M. Griffin	$1,400,000		$1,300,000		7.7%
Peter J. Valenti, III	$1,000,000		$1,300,000		(23.0)%

(1)	The fiscal 2017 award values in this table differ slightly from the grant date fair values of the awards reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table. The award values in this table are the values awarded by the Committee while the grant date fair value of each award reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table is the award value for accounting purposes.

(2)	Does not include the value of the December 2016 Matching RSU grant made pursuant to Mr. MacMillan’s Employment Agreement or the special retention equity grant awarded effective December 2017.

The 6.0% increase in the value of Mr. MacMillan’s equity grant from fiscal 2017 to fiscal 2018 is calculated in accordance with the terms of his Employment Agreement, as described above. For fiscal 2017, adjusted net income grew 12.0% and adjusted EPS grew 12.2%. As adjusted net income grew slightly less than adjusted EPS, adjusted net income is the applicable metric. Half of the 12.0% adjusted net income growth yields a 6.0% increase in grant value.

The decrease in value of Mr. Valenti’s fiscal 2018 long-term incentive award grant as compared to his fiscal 2017 grant was due in large part to the fact that the fiscal 2017 grant was based on excellent financial performance in fiscal 2016 and thus, the fiscal 2017 grant was larger than usual. The fiscal 2018 grant value, which is based on fiscal 2017 financial results, reflects a move back to the target grant value for division presidents. By way of comparison with the STIP, which is based on the Company’s adjusted revenue and adjusted EPS results, the fiscal 2016 STIP funded at 125%, while the fiscal 2017 STIP funded at 100%. Mr. Valenti’s long-term incentive award grant values, while not tied to the STIP, is influenced by Company financial results.

Deferred Compensation

Deferred Compensation Program Contributions

The Company’s Non-Qualified Deferred Compensation Plan (the “DCP”) provides our NEOs with non-qualified retirement benefits in excess of what may be provided under our 401(k) Savings and Investment Plan and tax code limitations. The Committee considers the DCP Company contribution in the context of total compensation and views the contribution as a tool to help close a competitive market gap when evaluating the total value of annual compensation.

The DCP allows NEOs to contribute up to 75% of their base salary and 100% of their annual bonus to a supplemental retirement account. In addition, the Company has the ability to make annual discretionary contributions to the DCP. Each DCP contribution the Company makes on behalf of our NEOs is subject to a three-year vesting schedule, such that one-third of each contribution vests annually and each contribution is fully-vested three years after the contribution is made. In addition, Company contributions become fully vested upon: (i) death, disability or a change of control; (ii) retirement after the attainment of certain age and/or service milestones; or (iii) as otherwise provided by the Committee in its sole discretion. The DCP Company contributions granted to our NEOs in November 2017 (fiscal 2018) and November 2016 (fiscal 2017) are set forth below:

	DCP Company Contribution
NEO	November 2017 (fiscal 2018)	November 2016 (fiscal 2017)
Stephen P. MacMillan	$250,000	$312,500
Robert W. McMahon	$150,000	$180,000
Eric B. Compton	—	$180,000
John M. Griffin	$150,000	$180,000
Peter J. Valenti, III	$115,000	$150,000

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The amount of the Company DCP contribution to each individual is based upon role/job level target values. An individual’s final Company DCP contribution is generally based on the applicable target value, modified to track the STIP funding factor.

●	The STIP funding factor applicable to the DCP contributions made in November 2017 was based on the STIP funding factor for fiscal 2017, which was 100%.

●	The STIP funding factor applicable to the DCP contributions made in November 2016 was based on the STIP funding factor for fiscal 2016, which was 125%.

Deferred Equity Plan

The Hologic, Inc. Deferred Equity Plan, as amended (the “DEP”) is designed to allow executives and non-employee directors to accumulate Hologic stock in a tax-efficient manner and assist them in meeting their long-term equity accumulation goals and stock ownership guidelines. Participants may elect to defer the settlement of RSUs and PSUs granted under the Amended and Restated 2008 Equity Incentive Plan until separation from service or separation from service plus a fixed number of years. Participants may defer settlement by vesting tranche. Although the equity will vest on schedule, if deferral of settlement is elected, no shares will be issued until the settlement date. The settlement date will be the earlier of death, disability, change in control or separation from service/separation from service plus number of years elected. All of our NEOs have elected to participate in the DEP.

Employment, Change of Control and Severance Agreements

Our Position on Employment, Change of Control and Severance Agreements

Our ability to build the exceptional leadership team in place today was due in large part to our having a full complement of compensation tools available to us and the flexibility to use them. This includes the ability to leverage employment, change of control and severance agreements.

The Committee strongly believes that together, our employment, change of control and severance agreements, which are guided by our compensation philosophy and governance practices and policies (e.g., double-trigger change of control provisions, no tax gross-ups), are well aligned with those of our peers. More importantly, they foster stability within senior management by helping our executives maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change in control of our Company.

We also understand the concern of our stockholders regarding severance arrangements, and in 2015, the Committee adopted a Policy on Executive Severance Agreements. This policy limits severance benefits under any new severance or employment agreements entered into with executive officers to 2.99 times the sum of the executive officer’s base salary and non-equity incentive plan payment or other annual non-equity bonus or award; any benefits in excess of this amount must be ratified by stockholders. For purposes of this policy “severance benefits” do not include the value of accelerated vesting of any outstanding equity awards or payments under the Company’s retirement and deferred compensation plans. Details about the specific arrangements made with our NEOs are set forth below.

Employment Agreement

Mr. MacMillan

Amended and Restated Agreement, effective September 27, 2015

On September 18, 2015, the Company entered into an Amended and Restated Employment Agreement (the “2015 Employment Agreement”) with Mr. MacMillan, effective as of September 27, 2015. The 2015 Employment Agreement has an initial term of five years and will be automatically extended for an additional five-year period unless either the Company or Mr. MacMillan notifies the other party not later than June 27, 2020 that the notifying party has elected not to extend the initial term.

Consistent with the terms of Mr. MacMillan’s prior agreement, the 2015 Employment Agreement provides that Mr. MacMillan will receive an initial base salary at the annual rate of $1,000,000 and a target bonus opportunity under the Company’s STIP of no less than 150% of his annual base salary. Any future increases in Mr. MacMillan’s base salary will be tied to the average employee merit pool percentage increase approved for base salaries of U.S. salaried employees. The Company also agreed to continue to contribute to the Company’s DCP on behalf of Mr. MacMillan in fiscal 2016 and each fiscal year thereafter, with an initial target amount of $232,000 in fiscal 2016. The amount may be modified in subsequent fiscal years consistent with changes for other executive officers. During the initial five-year term of the 2015 Employment Agreement, the Company agreed to provide Mr. MacMillan with a housing allowance of $100,000 per year to cover housing in the greater Boston area (prior to the amendment discussed below which removed the annual housing allowance).

Pursuant to the 2015 Employment Agreement, Mr. MacMillan also receives an annual equity grant under the Company’s 2008 Amended and Restated Equity Incentive Plan. The value of the grant for fiscal 2017 (made in November 2016) was $7,822,750. Pursuant to the 2015 Employment Agreement (prior to the amendment discussed below which includes adjusted net income as a tempering measure),

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the grant value for subsequent years adjusts as follows: (i) for every one percent (1%) that the Company exceeds the prior fiscal year’s adjusted earnings per share (“EPS”), the annual grant value will be increased by one-half of one percent (0.5%); and (ii) for every one percent (1%) that the Company is below prior year adjusted EPS, the annual grant value will be reduced by one percent (1%). Adjusted EPS shall be calculated in the same manner as calculated for purposes of the STIP. If adjusted EPS is not a financial metric under the STIP in any year, adjusted EPS for that year will be the Company’s publicly reported non-GAAP EPS. As soon as practicable after the end of each fiscal year, Mr. MacMillan will also receive a matching restricted stock unit (“Matching RSU”) grant with a value equal to the number of shares held by Mr. MacMillan as of the fiscal year end, up to a maximum annual grant value of $1,000,000. For purposes of the Matching RSU grant, shares held will include issued and outstanding shares held directly by Mr. MacMillan as well as vested equity, the settlement of which has been deferred pursuant to the Company’s DEP, but will not include shares issued upon the vesting of any Matching RSUs. At the end of fiscal 2016, Mr. MacMillan held (or had the right to receive upon settlement) 362,228 shares. Accordingly, in December 2016, Mr. MacMillan received a Matching RSU grant with a value of $362,228.

The severance provisions of the 2015 Employment Agreement are unchanged from Mr. MacMillan’s prior employment agreement. If, during the term of the 2015 Employment Agreement, Mr. MacMillan’s employment is terminated by the Company without cause or if Mr. MacMillan terminates his employment for good reason (as such terms are defined in the 2015 Employment Agreement), then he will be entitled to: (i) a payment equal to his accrued compensation through the termination date, which includes pro-rated base salary, reimbursement for business expenses, vacation pay, his annual bonus for the fiscal year prior to the year in which the termination occurs if not paid prior to his termination date, and any vested and/or earned amounts or benefits under the Company’s employee benefit plans, programs, policies or practices; (ii) continued payment of a cash severance amount in equal payments over a two-year severance period in a total amount equal to two times the sum of his annual base salary plus his annual cash bonus for the prior fiscal year; and (iii) payment of a cash severance in the amount of Mr. MacMillan’s annual cash bonus for the fiscal year in which such termination occurs, pro-rated for the then current fiscal year and payable no later than the thirtieth of November following the end of the applicable fiscal year in which the award was earned. If, following a Notice of Non-Renewal by either Mr. MacMillan or the Company and at or after the expiration of the term, Mr. MacMillan’s employment is terminated by the Company without cause or if Mr. MacMillan terminates his employment for good reason, then he will be entitled to the compensation described above, except that the severance period and amount shall be for one year rather than two. In each case, receipt of any severance payments or benefits is conditioned upon Mr. MacMillan’s release of all claims against the Company and its officers and directors.

Mr. MacMillan’s other existing agreements, including his Non-Competition and Proprietary Information Agreement, Change of Control Agreement, Indemnification Agreement and outstanding option and other equity agreements with the Company remain outstanding and are unchanged by the 2015 Employment Agreement. In the event that Mr. MacMillan receives benefits as the result of a change of control, such benefits will be in lieu of any of the severance benefits provided for in the 2015 Employment Agreement.

Amendment No. 1 to the 2015 Employment Agreement

In September 2016, the Company and Mr. MacMillan entered into an amendment to his 2015 Employment Agreement. This amendment provided for the removal of the annual housing allowance, effective for fiscal 2017, and, more significantly, added adjusted net income as a check on adjusted EPS such that increases in annual equity grant values would be based on the lower growth of the two metrics, and decreases in annual equity grant value would be based on the larger decline of the two metrics. The Compensation Committee recommended these changes to the full Board (other than Mr. MacMillan), which approved. The Board views the addition of the net income metric and the use of whichever metric, net income or adjusted EPS, grows less to limit increases in the annual equity grant value and the use of whichever metric decreases more to drive decreases in annual grant value as a thoughtful and creative design in the best interests of both the Company and its stockholders.

Change of Control and Severance Agreements

The Committee believes that Change of Control agreements benefit a company in the event of a change of control or a potential change of control by promoting stability during a potentially uncertain period and allowing executives who are parties to such agreements to focus on continuing business operations and the success of a potential business combination. The Committee believes that providing change of control and severance benefits eliminates, or at least reduces, any reluctance of senior management to pursue potential change of control transactions that may be in the best interests of stockholders.

The Company has entered into change of control agreements and/or severance agreements with certain of its senior executive officers, including our NEOs.

Mr. MacMillan

As described above, the Company has entered into an employment agreement with Mr. MacMillan that provides for the payment of severance in certain circumstances. The Company also entered into a Change of Control Agreement with Mr. MacMillan upon his joining the Company in December 2013.

Change of Control. Mr. MacMillan’s Change of Control Agreement provides that in the event of a change of control during the term of the agreement, if, in anticipation of or within the three-year period following the change of control (the “Employment Period”), his employment is terminated for reasons other than death, disability or cause, or he resigns for good reason, he is entitled to certain benefits (a double-trigger arrangement). In such circumstances, he shall have the right to receive (i) a lump sum cash payment equal to his accrued and unpaid compensation through the date of his termination; (ii) a pro-rata highest annual bonus (as defined below) based on the number of days elapsed during the fiscal year through the date of termination; (iii) a lump sum cash payment equal to the

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product of 2.99 times the sum of his annual base salary for the fiscal year preceding the date of termination and highest annual bonus; and (iv) immediate and full vesting of all stock options, RSUs, PSUs and other equity awards, with any options (or other similar awards) remaining exercisable for the shorter of the remaining term of the award or a period of one year following the executive’s termination.

The term “highest annual bonus” is defined as the greater of (i) the average of annual bonuses paid to the executive over the three fiscal years preceding the fiscal year in which the change of control occurs; (ii) the annual bonus paid to the executive in the fiscal year preceding the fiscal year in which the change of control occurs; or (iii) the target bonus award opportunity associated with the Company achieving its 100 percent target payout level as determined in accordance with the Company’s bonus plan for the fiscal year preceding the fiscal year in which the change of control occurs. Mr. MacMillan will continue to receive health and dental benefits for the remaining term of the Employment Period. Mr. MacMillan’s Change of Control Agreement does not provide for any change of control benefits, including the acceleration of equity awards, if he remains employed by the Company, is terminated by the Company for cause or voluntarily terminates his employment (other than a resignation for good reason).

If Mr. MacMillan dies or his employment is terminated by reason of disability during the Employment Period, then he, or his heirs or estate, is entitled to receive (i) a lump sum cash payment equal to all accrued and unpaid compensation through the date of termination (or death) plus a pro-rata highest annual bonus based on the number of days elapsed during the fiscal year through the date of termination (or death); (ii) continuation of certain welfare benefits for the remaining term of the Employment Period; and (iii) a lump sum cash payment equal to the sum of his annual base salary and the highest annual bonus.

In the event any payments and benefits provided under the Change of Control Agreement is subject to excise taxes under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then the payment shall be reduced so that no payment to be made or benefit to be provided to the executive shall be subject to the excise tax.

Messrs. McMahon, Compton and Griffin

The Company has entered into a Severance and Change of Control Agreement with each of Messrs. McMahon, Compton and Griffin. As noted below, however, Mr. Compton’s Severance and Change of Control Agreement is no longer in effect.

Severance. Each agreement provides that if the executive is terminated by the Company without cause or resigns for good reason, then he is entitled to receive certain benefits, including (i) a lump sum cash payment equal to the executive’s accrued and unpaid compensation through the termination date, which includes base salary, reimbursement for reasonable and necessary business expenses and vacation pay; (ii) a pro-rated bonus for the year in which the executive was terminated; (iii) for one-year from the date of termination, continuation of the executive’s previous year’s salary and payment of an amount equal to the executive’s average annual bonus divided by the number of payroll periods during such one-year severance period; and (iv) a one-year continuation of the executive’s medical and dental benefits. The severance pay and benefits provided under the Severance and Change of Control Agreements are in lieu of any other severance or termination pay to which the executive may be entitled under any other severance or termination plans, programs or arrangements. In the event that the executive receives benefits as the result of a change of control, then the executive will receive such change of control benefits in lieu of any of the severance benefits.

Change of Control. Terms relating to benefits payable to Messrs. McMahon, Compton and Griffin in connection with termination shortly before or within three years of a change of control are identical to those described above for Mr. MacMillan except that (i) with respect to the exercise of stock options, Messrs. McMahon and Compton have the longer of (A) the period of time provided for in the applicable equity award agreement or plan, or (B) the shorter of the remaining term of the applicable equity award or a period of one year following the executive’s termination; and (ii) Messrs. McMahon, Compton and Griffin shall continue to receive health and dental benefits for a period of one year following the executive’s termination.

In the event any payments and benefits provided under the Severance and Change of Control Agreements are subject to excise taxes under Section 280G of the Code, then the payment shall be reduced so that no payment to be made or benefit to be provided to the executive shall be subject to the excise tax.

Transition Agreement. On November 30, 2017, Mr. Compton entered into a Transition Agreement with the Company pursuant to which he continued to serve as Chief Operating Officer through December 31, 2017 (the “Transition Date”) and currently serves as a consultant through December 31, 2018 (the “Termination Date”). Under the Transition Agreement, Mr. Compton will be entitled to receive the following severance benefits, which correspond to the severance benefits he otherwise would have been entitled to receive under his existing Severance and Change of Control Agreement, dated March 9, 2014, as described above, specifically: (i) his base salary for twelve (12) months following the Transition Date, payable in accordance with the Company’s normal payroll practices; (ii) the average of his annual bonus paid for the prior three fiscal years, pro-rated for the time worked in fiscal 2018 through the Transition Date; (iii) the average of his annual bonus paid for the three prior fiscal years; and (iv) a cash payment in lieu of Welfare Benefit Continuation (as defined in the Severance Agreement) for twelve (12) months following the Transition Date. Additionally, Mr. Compton’s outstanding equity awards will remain outstanding and continue to vest subject to and in accordance with their respective terms through the Termination Date and his outstanding unvested accounts under the Company’s Amended and Restated Deferred Compensation Program will vest on the Transition Date. The Transition Agreement also provides that Mr. Compton’s existing non-competition agreement will remain in effect. The Transition Agreement supersedes and replaces in its entirety the Severance and Change of Control Agreement.

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Mr. Valenti

The Company has entered into a Severance Agreement as well as a Change of Control Agreement with Mr. Valenti.

Severance. Mr. Valenti’s Severance Agreement provides that if he is terminated by the Company without cause or resigns for good reason, then he is entitled to receive certain benefits, including (i) a lump sum cash payment equal to his accrued compensation through the termination date, which includes base salary, reimbursement for reasonable and necessary business expenses and vacation pay; (ii) a pro-rated bonus for the year in which he was terminated (based on the average of the bonuses paid for the prior three fiscal years); and (iii) a fifteen-month continuation of his annual base salary. In the event any payments and benefits provided under the Severance Agreement are subject to excise taxes under Section 280G of the Code, then the payment shall be reduced so that no payment to be made or benefit to be provided to the executive shall be subject to the excise tax.

The severance pay and benefits provided under Mr. Valenti’s Severance Agreement are in lieu of any other severance or termination pay to which he may be entitled under any of our other severance or termination plans, programs or arrangements. In the event that the executive receives benefits as the result of a change of control, then the executive will receive such change of control benefits in lieu of any of the severance benefits.

Change of Control. Mr. Valenti’s Change of Control Agreement provides that in the event of a change of control and during the two-year period following the consummation of such change of control, if Mr. Valenti’s employment is terminated for reasons other than death, disability or cause, or if he resigns for good reason (a “double trigger” arrangement), Mr. Valenti shall be entitled to receive (i) a lump sum cash payment equal to his accrued compensation through the termination date, which includes base salary, reimbursement for reasonable and necessary business expenses and vacation pay; (ii) a pro-rated average annual bonus for the year in which he was terminated; (iii) a lump sum payment equal to the sum of his annual base salary and average annual bonus; (iv) immediate and full vesting of all stock options, RSUs, PSUs and other equity awards; and (v) continued health and dental benefits for a period of one year following termination.

The amount of the estimated payments and benefits payable to NEOs, assuming a change of control of the Company as of the last day of fiscal 2017, is shown in the table on page 46 under the heading “Potential Payments upon Termination or Change of Control.”

Other Practices, Policies & Guidelines

Executive Stock Ownership Guidelines

Our Board believes that our directors and officers should hold a meaningful financial stake in the Company in order to further align their interests with those of our stockholders. Our CEO is expected to achieve equity ownership in the Company with a value of five times his then current base salary and each of our other NEOs and executive officers is expected to achieve equity ownership in the Company with a value of two times his or her then current base salary, within five years of employment or five years from the adoption of the guideline, whichever is later. Only shares of stock issued and outstanding (or vested and deferred under our deferred equity plan) are credited towards the ownership goals. All of our NEOs have achieved ownership in excess of the guideline. Information about ownership guidelines for our non-employee directors can be found in the “Director Compensation” section on page 48 of this proxy statement.

Incentivized to Drive Stockholder Value

Mr. MacMillan is invested in Hologic. Literally. Under our stock ownership guidelines, he is expected to achieve equity ownership in the Company with a value of 5 times his base salary. As of the end of fiscal 2017, he owned equity in the Company with a value of over 34 times his fiscal 2017 base salary. The value of these shares held by Mr. MacMillan (including shares vested but deferred, but not including any unvested equity) is over $35 million, based on the closing price per share of Hologic stock on September 29, 2017. Mr. MacMillan purchased 25% of these shares in the open market. As evidenced by his substantial ownership of Hologic shares, Mr. MacMillan’s interests are well-aligned with those of stockholders.

Compensation Recoupment Policy

Under our compensation recoupment, or clawback, policy, if our Board determines that an officer engaged in fraud or willful misconduct that resulted in a restatement of the Company’s financial results, then the Board may review all performance-based compensation – both cash and equity – awarded to or earned by that officer on the basis of performance during the fiscal periods materially affected by the restatement. If, in the view of our Board, the performance-based compensation would have been lower if it had been based on the restated financial results, the Board may, to the extent permitted by applicable law, seek recoupment from that officer of any portion of such performance-based compensation as it deems appropriate after a review of all relevant facts and circumstances. Any recoupment under this policy may be in addition to, and shall not otherwise limit, any other remedies that may be available to the Company under applicable law, including disciplinary actions up to and including termination of employment.

Retirement Benefits

The Committee maintains retirement benefits to help the Company attract and retain the most highly talented senior executives. Over the years, the Committee has modified these programs to ensure competitive alignment with an evolving market. We believe the overall value of our retirement programs is consistent with our industry peers.

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401(k) Savings and Investment Plan

The Company sponsors a 401(k) Savings and Investment Plan, which is a qualified retirement plan offered to all eligible employees, including our NEOs. The Plan allows participants to elect to defer a portion of their compensation on a pre-tax basis, up to the limits imposed by the Code. In 2017, which includes the first three months of the Company’s fiscal 2018, the Company matched 100% of the first 3% and 50% of the next 2% of each participant’s deferrals, up to an amount equal to 4% of the first $270,000 earned by a participant.

Equity Retirement Provision

After considering market trends in retirement program practices as well as the needs of the Company, during fiscal 2016, the Committee approved the addition of a retirement provision to its equity compensation program. The provision, which applies solely to U.S. employees, provides for the continued vesting of RSUs and stock options and pro-rata vesting of PSUs when a person retires, if the individual is either 65 years of age or older, or at least 55 years of age with 10 years of continuous service with the Company. While RSUs and stock options continue to vest on their original vesting schedule following retirement, PSUs vest on their original vesting date on a pro-rata basis (based on number of days employed during the applicable performance period) based on actual performance during the performance period (assuming threshold performance is achieved). If threshold performance is not achieved during the applicable performance period, no PSUs will vest. This equity retirement provision is applicable to equity grants made from November 5, 2015 forward.

Other Benefits and Perquisites

Our NEOs also generally participate in other benefit plans on the same terms as all of our other employees. These plans include our employee stock purchase plan, medical and dental insurance, life insurance, short- and long-term disability insurance programs, as well as customary vacation, leave of absence and other similar policies.

We also provide limited perquisites and personal benefits based on considerations unique to each NEO position. During fiscal 2017, we provided each of the NEOs with an automobile allowance. In addition, Mr. MacMillan has access to private air transportation for business purposes and limited non-entertainment personal use. The non-entertainment personal use is subject to a maximum aggregate incremental cost to the Company of $150,000 per fiscal year. The values of all perquisites and other personal benefits provided to our NEOs are included in the “All Other Compensation” column of the Summary Compensation Table on page 41.

Tax and Accounting Considerations

The Committee considers tax and accounting implications in determining all elements of our compensation plans, programs and arrangements, although they are not the only factors considered. In some cases, other important considerations may outweigh tax or accounting considerations, and the Committee maintains the flexibility to compensate its officers in accordance with the Company’s compensation philosophy.

For fiscal year 2017, Section 162(m) of the Code generally limited the deductibility of compensation to $1 million per year for certain named executive officers of the Company, unless compensation in excess of the limit qualified as performance-based compensation. Base salaries, time-vested restricted stock, time-vested retention payments, and bonuses that were not subject to the achievement of pre-established performance goals did not qualify as performance-based compensation, and were generally subject to the deduction limit. For fiscal 2017, we intended for stock options, PSUs and certain annual incentive awards under our STIP to qualify as performance-based compensation under Section 162(m) of the Code. It is anticipated that changes to the tax laws effective as of January 1, 2018 will have an impact on Section 162(m) deductibility going forward. These changes could, but may not, impact compensation decisions for fiscal 2018 and beyond.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors of Hologic, Inc., have reviewed and discussed the Compensation Discussion and Analysis (CD&A) set forth above with management of the Company, and based on such review and discussion, recommended to the Board that the CD&A be included in this report.

Compensation Committee
Scott T. Garrett, Chair (current)
Sally W. Crawford, Chair (former)*
Elaine S. Ullian

*	Ms. Crawford served as Chair of the Compensation Committee during fiscal 2017, the compensation period covered by this CD&A.

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table presents information regarding compensation of each of the NEOs for services rendered during fiscal 2017, 2016 and 2015. A description of our compensation policies and practices as well as a description of the components of compensation payable to our NEOs is included above under “Compensation Discussion and Analysis.”

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Stephen P. MacMillan Chairman, President and Chief Executive Officer	2017	1,048,077	—	6,229,190	1,955,682	1,545,000	—	426,959	(5)	11,204,908
	2016	1,000,000	—	5,437,437	1,812,490	1,875,000	—	669,665		10,794,592
	2015	1,000,000	—	5,456,214	1,811,110	2,625,000	—	441,535		11,333,859
Robert W. McMahon Chief Financial Officer	2017	549,904	—	1,312,439	437,493	405,000	—	222,233	(6)	2,927,069
	2016	509,192	—	1,424,951	474,993	485,000	—	318,120		3,212,256
	2015	450,000	—	1,124,986	373,422	595,000	—	242,105		2,785,513
Eric B. Compton Former Chief Operating Officer	2017	555,000	—	1,312,439	437,493	345,000	—	233,909	(7)	2,883,841
	2016	508,962	—	1,499,886	499,984	490,000	—	346,704		3,345,536
	2015	450,000	—	1,143,700	379,647	600,000	—	371,812		2,945,159
John M. Griffin General Counsel	2017	478,654	—	974,957	324,999	355,000	—	217,607	(8)	2,351,217
	2016	449,539	—	899,979	299,990	425,000	—	312,460		2,386,968
Peter J. Valenti, III Division President, Breast & Skeletal Health	2017	488,798	—	974,957	324,999	325,000	—	205,405	(9)	2,319,159
	2016	456,962	—	749,970	249,987	435,000	—	253,596		2,145,515
(1)	Salaries for fiscal 2017 listed above differ slightly from the fiscal 2017 base salaries discussed in the CD&A and approved by the Compensation Committee due to an extra payroll week in fiscal 2017, payment for which is included above.

(2)	The amount included in the “Stock Awards” column represents the aggregate grant date fair value of RSUs and PSUs subject to ROIC goals (ROIC PSUs”) and relative shareholder return (“TSR”) goals (“TSR PSUs”) granted during the respective fiscal years. The RSUs vest annually in equal installments over a required service period, and the PSUs cliff-vest at the end of a three-year period in the event the pre-determined performance metrics are achieved (whether ROIC or relative TSR achievement). The values of these awards have been determined under U.S. generally accepted accounting principles, which are the values used for purposes of our consolidated financial statements. The grant date fair value of RSUs and ROIC PSUs are calculated using the closing price of our Common Stock on the grant date. The grant date fair value of ROIC PSUs assumes achievement at 100% of target. The maximum payout for ROIC PSUs is 200% of target and assuming achievement at 200% of target, additional compensation of approximately $2.0 million, $437,000, $437,000, $325,000, and $325,000 would be recognized for ROIC PSUs granted in fiscal 2017 for each of Messrs. MacMillan, McMahon, Compton, Griffin, and Valenti, respectively. ROIC PSUs granted in fiscal 2015 vested at 200% of target, resulting in additional compensation of approximately $3.6 million, $750,000 and $762,000 for each of Messrs. MacMillan, McMahon, and Compton, respectively. TSR PSUs were first granted in the fiscal 2017 grant cycle, and the grant date fair value of TSR PSUs was calculated using the Monte Carlo simulation model. The calculation of fair value incorporates the probability of achieving more than the target value of shares granted as achievement can be up to 200% of target, however, the compensation expense recognized remains unchanged. For Mr. MacMillan, the amount in fiscal 2017 also includes matching RSUs granted on December 1, 2016 with a fair value on the date of grant of $362,228, which is equal to the number of shares held by Mr. MacMillan as of September 24, 2016. These matching RSUs were granted by the Company in accordance with Mr. MacMillan’s Amended and Restated Employment Agreement, dated September 18, 2015, as amended September 24, 2016, and vest in one installment on December 1, 2019, assuming Mr. MacMillan’s employment on that date. For more information, see “Employment Agreement” beginning on page 36. For a detailed description of the assumptions used to calculate the grant date fair value, see Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2017.

(3)	The amount included in the “Options Awards” column represents the grant date fair value of all stock options granted during the respective fiscal year. These stock options vest annually in equal installments over a required service period and have a ten-year term. The values have been determined under U.S. generally accepted accounting principles, which are the values used for purposes of our consolidated financial statements. For stock option valuations, we use a binomial lattice model to determine the grant date fair value. The valuation model requires the use of certain underlying assumptions, which are based on management’s best estimates. The key assumptions used in the valuation of stock options include: expected stock price volatility, expected life of the stock option, the risk-free interest rate and dividend yield. For a detailed description of the assumptions used to calculate the grant date fair value, see Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2017.

(4)	Represents cash payments under the STIP. Bonuses paid under the 2017, 2016 and 2015 STIP were based on a combination of Company and individual performance.

(5)	The amount represents (i) the Company’s contributions to the DCP in the amount of $312,500; (ii) the Company’s matching contributions under our 401(k) Savings and Investment Plan; (iii) the balance of a temporary housing allowance which has been discontinued; (iv) Company paid insurance premiums; (v) automobile allowance; (vi) reimbursement of expenses related to the Company’s annual salesforce reward trip; (vii) tax reimbursements of $5,027 related to the annual salesforce reward trip; and (viii) $48,142 attributable to non-business use of private aircraft for travel to meetings of the Board of Trustees of an educational institution.

(6)	The amount represents (i) the Company’s contributions to the DCP in the amount of $180,000; (ii) the Company’s matching contributions under our 401(k) Savings and Investment Plan; (iii) Company paid insurance premiums; and (iv) automobile allowance.

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(7)	The amount represents (i) the Company’s contributions to the DCP in the amount of $180,000; (ii) the Company’s matching contributions under our 401(k) Savings and Investment Plan; (iii) automobile allowance; (iv) Company paid insurance premiums; (v) reimbursement of expenses related to the Company’s annual salesforce reward trip; and (vi) tax reimbursements of $4,151 related to the annual salesforce reward trip.

(8)	The amount represents (i) the Company’s contributions to the DCP in the amount of $180,000; (ii) the Company’s matching contributions under our 401(k) Savings and Investment Plan; (iii) automobile allowance; and (iv) Company paid insurance premiums.

(9)	The amount represents (i) the Company’s contributions to the DCP in the amount of $150,000; (ii) the Company’s matching contributions under our 401(k) Savings and Investment Plan; (iii) automobile allowance; (iv) Company paid insurance premiums; (v) reimbursement of expenses related to the Company’s annual salesforce reward trip; and (vi) tax reimbursements of $6,085 related to the annual salesforce reward trip.

Grants of Plan-Based Awards

									All Other		All Other
			Estimated Possible			Estimated Future			Stock		Option		Grant
			Payouts Under			Payouts Under			Awards:		Awards:		Date Fair
			Non-Equity Incentive			Equity Incentive			Number of		Number of	Exercise	Value of
			Plan Awards(1)			Plan Awards(2)			Shares of		Securities	Price of	Stock and
									Stock or		Underlying	Option	Option
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Units		Options	Awards	Awards
Name	Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)		(#)	($/Sh)	($)(4)
Stephen P. MacMillan			772,500	1,545,000	3,090,000
	12/1/2016	11/7/2016									160,565	37.64	1,955,682
	12/1/2016	11/7/2016							51,957				1,955,661
	12/1/2016	11/7/2016				25,979	51,957	103,914					1,955,661
	12/1/2016	11/7/2016				19,997	39,993	79,986					1,955,658
	12/1/2016	11/7/2016							9,623	(5)			362,210
Robert W. McMahon			202,500	405,000	810,000
	12/1/2016	11/7/2016									35,919	37.64	437,493
	12/1/2016	11/7/2016							11,623				437,490
	12/1/2016	11/7/2016				5,812	11,623	23,246					437,490
	12/1/2016	11/7/2016				4,473	8,946	17,892					437,459
Eric. B. Compton			204,375	408,750	817,500
	12/1/2016	11/7/2016									35,919	37.64	437,493
	12/1/2016	11/7/2016							11,623				437,490
	12/1/2016	11/7/2016				5,812	11,623	23,246					437,490
	12/1/2016	11/7/2016				4,473	8,946	17,892					437,459
John M. Griffin			176,250	352,500	705,000
	12/1/2016	11/7/2016									26,683	37.64	324,999
	12/1/2016	11/7/2016							8,634				324,984
	12/1/2016	11/7/2016				4,317	8,634	17,268					324,984
	12/1/2016	11/7/2016				3,323	6,646	13,292					324,989
Peter J. Valenti, III			180,000	360,000	720,000
	12/1/2016	11/7/2016									26,683	37.64	324,999
	12/1/2016	11/7/2016							8,634				324,984
	12/1/2016	11/7/2016				4,317	8,634	17,268					324,984
	12/1/2016	11/7/2016				3,323	6,646	13,292					324,989
(1)	Represents threshold, target and maximum annual cash incentive awards under the 2017 STIP. The threshold amount for each NEO is 50% of target, as the minimum amount payable (subject to individual performance) if threshold performance is achieved. If the threshold is not achieved, the payment to the NEOs would be zero. The target amount is based upon achievement of the performance measures listed in the “2017 Performance Objectives and Results” in the CD&A on page 31. The actual amounts earned by each NEO are set forth in the Summary Compensation Table.

(2)	Represents threshold, target and maximum award amounts for the FY17-FY20 performance cycle pursuant to ROIC PSUs and TSR PSUs issued as part of our fiscal 2017 annual equity awards. The PSUs are subject to ROIC goals and relative TSR achievement goals.

●	ROIC PSUs. ROIC PSUs vest only if the Company achieves a pre-determined average ROIC threshold at the end of a three-year performance period. If we fail to achieve the three-year average ROIC minimum threshold, all ROIC PSUs for that three-year performance period will be forfeited. If the target three-year average ROIC goal is achieved, 100% of the ROIC PSUs will vest. The maximum payout for ROIC PSUs is limited to 200% of the shares granted and is earned only if we achieve the maximum three-year average ROIC goal. Assuming achievement at 200% of target for the ROIC PSUs, additional compensation of approximately $2.0 million, $437,000, $437,000, $325,000, and $325,000 would be recognized for each of Messrs. MacMillan, McMahon, Compton, Griffin, and Valenti, respectively. See “Why ROIC” on page 33 for applicable ROIC goals.

●	TSR PSUs. TSR PSUs vest only if the Company achieves a minimum relative TSR percentile at the end of a three-year performance period. If we fail to achieve the minimum relative TSR percentile, all of the TSR PSUs for that three-year performance period will be forfeited. The maximum payout for TSR PSUs is limited to 200% of the shares granted and is earned only if we achieve the maximum relative TSR percentile. Compensation expense for TSR PSUs will remain the same regardless of the percentile achieved. For TSR PSUs, threshold, target and maximum award amounts are payable upon achievement of relative TSR in the 25th, 50th and 95th percentile, respectively.

(3)	Represents RSUs.

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(4)	This column shows the full grant date fair value of RSUs, ROIC PSUs, TSR PSUs and stock options under U.S. generally accepted accounting principles granted to our NEOs. The RSUs vest over time and the PSUs cliff-vest after three years in the event the pre-determined ROIC and total shareholder return targets are achieved. The grant date fair values of RSUs and PSUs are calculated using the closing price of our common stock on the grant date. The grant date fair value of PSUs assumes achievement at 100% of target. The grant date fair value of TSR PSUs was calculated using the Monte Carlo simulation model. For stock option valuations, we use a binomial lattice model to determine the grant date fair value. For a detailed description of the assumptions used to calculate the grant date fair value, see Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2017.

(5)	Represents matching RSUs granted pursuant to the terms of Mr. MacMillan’s Employment Agreement. For more information, see “Employment Agreement” beginning on page 36.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
											Equity Incentive
									Equity Incentive		Plan Awards:
									Plan Awards:		Market or
									Number of		Payout Value
	Number of	Number of						Market Value	Unearned		of Unearned
	Securities	Securities				Number of		of Shares or	Shares, Units		Shares, Units or
	Underlying	Underlying		Option		Shares or		Units of Stock	or Other Rights		Other Rights
	Unexercised	Unexercised		Exercise	Option	Units of Stock		That Have Not	That Have Not		That Have Not
	Options (#)	Options (#)		Price	Expiration	That Have Not		Vested	Vested		Vested
Name	Exercisable	Unexercisable		($)	Date	Vested (#)		($)(1)	(#)(2)		($)(1) (2)
Stephen P. MacMillan	518,389	345,595	(3)	22.29	12/06/2020
	76,337	114,507	(4)	26.21	11/07/2024
	34,589	103,769	(5)	39.96	11/05/2025
		160,565	(6)	37.64	12/01/2026	47,688	(11)	1,748,939
						34,696	(13)	1,272,996
						30,238	(15)	1,109,432
						51,957	(19)	1,906,302
						9,623	(25)	353,068
						277,564	(12)	10,183,824
									181,430	(14)	6,656,666
									103,914	(23)	3,812,604
									79,986	(24)	2,934,686
Robert W. McMahon	50,179	33,453	(7)	23.82	05/26/2021
	15,739	23,610	(4)	26.21	11/07/2024
	7,633	22,901	(5)	39.96	11/05/2025
	1,643	4,930	(8)	34.79	03/07/2026
		35,919	(6)	37.64	12/01/2026
						7,347	(16)	269,561
						7,154	(13)	262,480
						6,707	(15)	246,080
						1,444	(18)	52,980
						11,623	(19)	426,448
						57,230	(12)	2,099,768
									40,040	(14)	1,469,068
									8,622	(17)	316,342
									23,246	(23)	852,896
									17,892	(24)	656,458

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	Option Awards					Stock Awards
											Equity Incentive
									Equity Incentive		Plan Awards:
									Plan Awards:		Market or
									Number of		Payout Value
	Number of	Number of						Market Value	Unearned		of Unearned
	Securities	Securities				Number of		of Shares or	Shares, Units		Shares, Units or
	Underlying	Underlying		Option		Shares or		Units of Stock	or Other Rights		Other Rights
	Unexercised	Unexercised		Exercise	Option	Units of Stock		That Have Not	That Have Not		That Have Not
	Options (#)	Options (#)		Price	Expiration	That Have Not		Vested	Vested		Vested
Name	Exercisable	Unexercisable		($)	Date	Vested (#)		($)(1)	(#)(2)		($)(1) (2)
Eric B. Compton	28,609	19,074	(9)	20.89	04/14/2021
	16,002	24,003	(4)	26.21	11/07/2024
	7,156	21,469	(5)	39.96	11/05/2025
	2,378	8,217	(8)	34.79	03/07/2026
		35,919	(6)	37.64	12/01/2026
						4,189	(20)	153,694
						7,273	(13)	266,846
						6,256	(15)	229,533
						2,407	(18)	88,313
						11,623	(19)	426,448
						58,182	(12)	2,134,698
									37,536	(14)	1,377,196
									14,370	(17)	527,236
									23,246	(23)	852,896
									17,892	(24)	656,458
John M. Griffin	9,812	14,718	(10)	32.38	03/01/2025
	5,725	17,175	(5)	39.96	11/05/2025
		26,683	(6)	37.64	12/01/2026
						4,752	(22)	174,351
						5,005	(15)	183,633
						8,634	(19)	316,781
						38,014	(21)	1,394,734
									30,030	(14)	1,101,800
									17,268	(23)	633,563
									13,292	(24)	487,683
Peter J. Valenti, III	8,394	15,532	(7)	23.82	05/26/2021
	4,770	12,592	(4)	26.21	11/07/2024
		14,313	(5)	39.96	11/05/2025
		26,683	(6)	37.64	12/01/2026
						3,411	(16)	125,150
						3,815	(13)	139,972
						4,171	(15)	153,034
						8,634	(19)	316,781
									30,522	(12)	1,119,852
									25,024	(14)	918,130
									17,268	(23)	633,563
									13,292	(24)	487,683

(1)	Based upon the closing price of $36.69, which was the closing market price on NASDAQ of our common stock on September 29, 2017, the last trading day of our common stock in fiscal 2017. The market value of PSUs or RSUs that have not vested was determined by multiplying the closing market price by the number of PSUs or RSUs, respectively.

(2)	The number and value of PSUs is based on achieving maximum performance, which is 200% of target.

(3)	These stock options were granted on December 6, 2013 and vest over five years in equal annual installments through December 6, 2018.

(4)	These stock options were granted on November 7, 2014 and vest over five years in equal annual installments through November 7, 2019.

(5)	These stock options were granted on November 5, 2015 and vest over four years in equal annual installments through November 5, 2019.

(6)	These stock options were granted on December 1, 2016 and vest over four years in equal annual installments through December 1, 2020.

(7)	These stock options were granted on May 26, 2014 and vest over five years in equal annual installments through May 26, 2019.

(8)	These stock options were granted on March 7, 2016 and vest over four years in equal annual installments through March 7, 2020.

(9)	These stock options were granted on April 14, 2014 and vest over five years in equal annual installments through April 14, 2019.

(10)	These stock options were granted on March 1, 2015 and vest over five years in equal annual installments through March 1, 2020.

(11)	These RSUs were granted on December 6, 2013 and vest over four years in equal annual installments through December 6, 2017.

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(12)	Represents ROIC PSUs granted on November 7, 2014 which vested in one installment on November 7, 2017. The Company achieved pre-determined annual ROIC minimum improvement hurdles for each year during the FY15-FY17 performance period and exceeded the three-year average threshold at the end of the three-year performance period, resulting in vesting at 200% of target. See “Why ROIC?” on page 33 for applicable performance measures.

(13)	These RSUs were granted on November 7, 2014 and vest over four years in equal annual installments through November 7, 2018.

(14)	Represents ROIC PSUs that were granted on November 5, 2015 and vest in one installment on November 5, 2018 only if the Company exceeds a three-year average ROIC threshold at the end of a three-year performance period. See “Why ROIC?” on page 33 for applicable performance measures.

(15)	These RSUs were granted on November 5, 2015 and vest over three years in equal annual installments through November 5, 2018.

(16)	These RSUs were granted on May 26, 2014 and vest over four years in equal annual installments through May 26, 2018.

(17)	Represents ROIC PSUs that were granted on March 7, 2016 and vest in one installment on March 7, 2019 only if the Company exceeds a three-year average ROIC threshold at the end of a three-year performance period. See “Why ROIC?” on page 33 for applicable performance measures.

(18)	These RSUs were granted on March 7, 2016 and vest over three years in equal annual installments through March 7, 2019.

(19)	These RSUs were granted on December 1, 2016 and vest over three years in equal annual installments through December 1, 2019.

(20)	These RSUs were granted on April 14, 2014 and vest over four years in equal annual installments through April 14, 2018.

(21)	Represents ROIC PSUs granted on February 2, 2015, which vest in one installment on February 2, 2018, assuming the NEO is still employed on such date. The Company achieved pre-determined annual ROIC minimum improvement hurdles for each year during the FY15-FY17 performance period and exceeded the three-year average threshold at the end of the three-year performance period, resulting in satisfaction of the performance conditions at 200% of target. See “Why ROIC?” on page 33 for applicable performance measures.

(22)	These RSUs were granted on February 2, 2015 and vest over four years in equal annual installments through February 2, 2019.

(23)	Represents ROIC PSUs that were granted on December 1, 2016 and vest in one installment on December 1, 2019 only if the Company achieves a minimum three-year average ROIC threshold at the end of the three-year performance period. See “Why ROIC?” on page 33 for applicable performance measures.

(24)	Represents TSR PSUs granted on December 1, 2016 and vest in one installment on December 1, 2019 only if the Company achieves the minimum total shareholder return target relative to a defined peer group.

(25)	Represents matching RSUs that were granted on December 1, 2016 and vest in one installment on December 1, 2019. Matching RSUs were granted pursuant to Mr. MacMillan’s Employment Agreement and are conditioned on Mr. MacMillan’s continued employment.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting		Value Realized on Vesting ($)(1)
Stephen P. MacMillan	—	—	625,394	(2)	24,851,934
Robert W. McMahon	—	—	14,938	(3)	611,751
Eric B. Compton	—	—	82,504	(4)	3,470,915
John M. Griffin	—	—	4,878	(5)	189,057
Peter J. Valenti, III	7,766	152,632	7,404	(6)	301,065
(1)	Value realized is calculated based on the number of shares vested multiplied by the closing price of our common stock on the date of vesting. This calculation does not account for shares withheld for tax purposes, but rather represents the gross value realized.

(2)	Includes 588,418 vested shares as to which settlement has been deferred to termination date or termination plus either 2, 5, 8, 10 or 15 years pursuant to the terms of the Company’s Amended and Restated Deferred Equity Plan.

(3)	Includes 7,347 vested shares as to which settlement has been deferred to termination date or termination plus either 2, 5, 8, 10 or 15 years pursuant to the terms of the Company’s Amended and Restated Deferred Equity Plan.

(4)	Includes 7,824 vested shares as to which settlement has been deferred to termination date or termination plus either 2, 5, 8, 10 or 15 years pursuant to the terms of the Company’s Amended and Restated Deferred Equity Plan.

(5)	Includes 2,502 vested shares as to which settlement has been deferred to termination date or termination plus either 2, 5, 8, 10 or 15 years pursuant to the terms of the Company’s Amended and Restated Deferred Equity Plan.

(6)	Includes 2,085 vested shares as to which settlement has been deferred to termination date or termination plus either 2, 5, 8, 10 or 15 years pursuant to the terms of the Company’s Amended and Restated Deferred Equity Plan.

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Potential Payments upon Termination or Change of Control

The following table shows potential payments upon termination or a change of control for our NEOs. The terms and conditions of our employment, change of control and severance agreements with all of our NEOs are discussed above under “Compensation Discussion and Analysis – Employment, Change of Control and Severance Agreements.”

Name	Potential Payment on Change of Control ($)(1)	Potential Payment on Voluntary Termination or Termination for Cause ($)(2)	Potential Payment on Involuntary Termination (Without Cause) or Termination by Executive for Good Reason ($)(3)
Stephen P. MacMillan
Cash Severance	9,104,550	—	5,150,000
Share Awards(4)	24,361,229	—	—
Accelerated DCP(5)	354,167	—	—
Health/Welfare Benefits(6)	49,785	—	—
Total	33,869,731	—	5,150,000
Robert W. McMahon
Cash Severance	3,094,650	—	1,035,000
Share Awards(4)	4,642,155	—	—
Accelerated DCP(5)	203,333	—	—
Health/Welfare Benefits(6)	18,939	—	18,939
Total	7,959,077	—	1,053,939
Eric B. Compton
Cash Severance	3,059,767	—	1,023,333
Share Awards(4)	4,507,608	—	—
Accelerated DCP(5)	203,333	—	—
Health/Welfare Benefits(6)	17,537	—	17,537
Total	7,788,245	—	1,040,870
John M. Griffin
Cash Severance	2,581,367	—	863,333
Share Awards(4)	2,547,091	—	—
Accelerated DCP(5)	203,333	—	—
Health/Welfare Benefits(6)	16,595	—	16,595
Total	5,348,386	—	879,928
Peter J. Valenti, III
Cash Severance	925,833	—	600,000
Share Awards(4)	2,646,413	—	—
Accelerated DCP(5)	167,083	—	—
Health/Welfare Benefits(6)	16,595	—	—
Total	3,755,924	—	600,000
(1)	Benefits and payments calculated assuming the executive’s employment was terminated by us without cause or by the executive for good reason on September 30, 2017 following a change of control and payable as a lump sum.
(2)	Benefits and payments calculated assuming the executive’s employment was terminated voluntarily or by us for cause on September 30, 2017 and payable as a lump sum.
(3)	Benefits and payments calculated assuming the executive’s employment was terminated by us without cause or by the executive for good reason on September 30, 2017 and payable as a lump sum.
(4)	Assumes a change of control price of $36.69, which was the closing market price on NASDAQ of our common stock on September 29, 2017, the last trading day for our common stock in fiscal 2017. In the event of an executive’s death or disability, the value of the accelerated stock options, RSUs and PSUs would be as shown in column (b).
(5)	Under the terms of our DCP (see discussion below), employer contributions to the DCP are fully vested in the event of (1) the executive’s death, disability or a change of control or (2) the executive’s retirement after the attainment of certain age and/or service milestones.
(6)	Includes medical and dental benefits.

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Non-Qualified Deferred Compensation

Name		Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Stephen P. MacMillan		468,750		312,500	692,818	—	5,792,577	(2)
	value of deferred equity	23,417,580	(3)	—	—	—	21,589,056	(4)
Robert W. McMahon		295,471		180,000	185,030	—	1,298,695	(2)
	value of deferred equity	318,492	(3)	—	—	—	269,561	(4)
Eric B. Compton		383,358		180,000	152,717	—	1,623,387	(2)
	value of deferred equity	318,295	(3)	—	—	—	287,063	(4)
John M. Griffin		159,462		180,000	81,361	—	742,775	(2)
	value of deferred equity	95,276	(3)	—	—	—	91,798	(4)
Peter J. Valenti, III		—		150,000	58,494	—	473,515	(2)
	value of deferred equity	73,397	(3)	—	—	—	76,499	(4)
(1)	These contributions, which were made pursuant to our Non-Qualified Deferred Compensation Plan, were determined and paid in November 2016 (fiscal 2017). These amounts are included in the “All Other Compensation” column of the Summary Compensation Table.
(2)	The following amounts of the reported aggregate balance were compensation for fiscal 2016 and are included in the “All Other Compensation” column of the Summary Compensation Table for that year: Messrs. MacMillan, $437,500; McMahon, $250,000, Compton, $250,000, Griffin, $250,000 and Valenti, $201,250.
(3)	Reflects value, as of the vesting date, of equity which vested during fiscal 2017 but as to which settlement has been deferred pursuant to the Company’s Amended and Restated Deferred Equity Plan.
(4)	Reflects value, as of September 30, 2017, of equity which vested during fiscal 2017 but as to which settlement has been deferred pursuant to the Company’s Amended and Restated Deferred Equity Plan.

Non-Qualified Deferred Compensation Plan. Effective as of March 15, 2006, we adopted a Non-Qualified Deferred Compensation Plan (the “DCP”), to provide non-qualified retirement benefits to a select group of our senior management and highly compensated employees including the NEOs. The DCP was amended and restated on each of October 15, 2011, November 5, 2013 (effective as of October 15, 2013) and September 17, 2015. The DCP is a deferred compensation plan that permits our NEOs to contribute up to 75% of their annual base salary and 100% of their annual bonus to a supplemental retirement account. In addition, the Company retains the ability to make annual discretionary contributions to the DCP on behalf of participants. Each DCP contribution the Company makes on behalf of our NEOs is subject to a three-year vesting schedule, such that one-third of each contribution vests annually and each contribution is fully-vested three years after the contribution is made. In addition, Company contributions become fully vested upon (1) death, disability or a change of control, (2) retirement after the attainment of certain age and/or service milestones, or (3) as otherwise provided by the Compensation Committee in its sole discretion. Elective contributions made by the NEOs are 100% vested.

A separate DCP account is established for each NEO and each account is credited with earnings, if any, based on the performance of mutual funds in which the account is invested. The obligations under the DCP are our general unsecured obligations to pay money in the future. We established a rabbi trust as a source of funds which can satisfy the obligations under the DCP. An NEO has no rights to any assets held by the rabbi trust, except as general creditors. An NEO’s rights to any amounts credited to his DCP account may not be alienated, sold, transferred, assigned, pledged, attached or otherwise encumbered by the NEO, but may pass upon his death pursuant to a beneficiary designation in accordance with the terms of the DCP.

DCP benefits are paid in lump sum, or at the NEO’s election, in annual installments for a period of up to fifteen years. Distributions of DCP benefits will begin following the earlier of the NEO’s normal retirement date or a date-certain distribution date elected by the participant. In certain instances, the Internal Revenue Code of 1986, as amended, requires that distribution not be made to an NEO until six months after his separation from service. An NEO may also receive a distribution if he or she suffers an unforeseeable emergency in accordance with the Internal Revenue Code of 1986, as amended.

Deferred Equity Plan. The Hologic, Inc. Deferred Equity Plan, as amended (the “DEP”) is designed to allow executives and non-employee directors to accumulate Hologic stock in a tax-efficient manner and assist them in meeting their long-term equity accumulation goals and stock ownership guidelines. Participants may elect to defer the settlement of RSUs and PSUs granted under the Amended and Restated 2008 Equity Incentive Plan until separation from service or separation from service plus a fixed number of years. Participants may defer settlement by vesting tranche. Although the equity will vest on schedule, if deferral of settlement is elected, no shares will be issued until the settlement date. The settlement date will be the earlier of death, disability, change in control or separation from service/separation from service plus number of years elected. All of our NEOs have elected to participate in the DEP.

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DIRECTOR COMPENSATION

The Board of Directors has approved a compensation structure consisting of a $70,000 cash retainer, an annual equity award with a value of $185,000, and, for some positions, a supplemental cash retainer, as described below. Our Lead Director also receives an additional annual equity grant valued at $60,000.

The Compensation Committee, in conjunction with the Board of Directors, periodically reviews compensation paid to non-employee directors and makes recommendations for adjustments, as appropriate. In December 2016, the Compensation Committee recommended, and the Board approved, a $10,000 increase in cash compensation (from $60,000 to $70,000) and a $10,000 increase in equity compensation (from $175,000 to $185,000), beginning in the second quarter of fiscal 2017. No change was made to committee retainers or to the Lead Director’s annual equity grant value.

The Company reimburses all directors for reasonable travel expenses incurred in connection with Board and committee meetings. We also extend coverage to them under our directors’ and officers’ indemnity insurance policies. We do not provide any other benefits, including retirement benefits or perquisites, to our non-employee directors.

Cash Retainers

Board members. In fiscal 2017, the non-employee director annual cash retainer was $60,000 during the first quarter and $70,000 during each subsequent quarter, resulting in an effective annual cash retainer of $67,500 ($15,000 of which was paid for the first quarter of fiscal 2017 and $17,500 of which was paid for each of the second, third and fourth fiscal quarters).

Committee members. Not including the Chairs, each member of the Audit and Finance Committee and the Compensation Committee receives a supplemental annual cash retainer of $10,000, one-fourth of which is paid each quarter. Not including the Chairs, each member of the Nominating and Corporate Governance Committee receives a supplemental annual cash retainer of $6,000, one-fourth of which is paid each quarter.

Committee Chairs. The Chair of each of the Audit and Finance Committee and the Compensation Committee receives a supplemental annual cash retainer of $20,000, one-fourth of which is paid each quarter. The Chair of the Nominating and Corporate Governance Committee receives a supplemental annual cash retainer of $12,000, one-fourth of which is paid each quarter.

Lead Director. The Lead Director does not receive a supplemental annual cash retainer, other than for service as a committee member or Chair. The Lead Director is compensated for his or her additional service as the Lead Director in the form of equity only.

Equity Awards

Board members. Each non-employee director receives an annual equity grant having a value of $185,000 (as determined under generally accepted accounting principles) on the date of the grant. Of this award, $92,500 consists of restricted stock units (“RSUs”) and $92,500 consists of options to purchase common stock of the Company. The RSUs and options are granted on the date of each Annual Meeting and vest on the date of the next year’s Annual Meeting; options have a term of ten years. A non-employee director who joins the Board after the date of an Annual Meeting receives a pro-rated grant based on the number of days served through the next Annual Meeting.

Lead Director. Our independent Lead Director receives, in addition to the annual board grant, an annual Lead Director grant having a value of $60,000 (as determined under generally accepted accounting principles). Of this award, $30,000 consists of RSUs and $30,000 consists of options to purchase common stock of the Company. The RSUs and options vest over a one-year period and the options have a term of ten years.

Beginning in fiscal 2016, the Compensation Committee approved awarding the annual equity grants on the date of the Annual Meeting of Stockholders following the election or re-election of directors. Each of our non-employee directors elected at our Annual Meeting in March 2017 received an annual equity grant. One of our former directors, Christopher Coughlin, forfeited this annual equity grant due to his resignation from the Board in March 2017 after the 2017 Annual Meeting.

Stock Ownership Guidelines

We believe that stock ownership by our non-employee directors aligns the interests of our directors with the long-term interests of our stockholders. Accordingly, the Company has significant stock ownership guidelines in place. In June 2015, the Board of Directors strengthened these ownership guidelines by increasing them for non-employee directors from three times annual base cash retainer to five times annual base cash retainer. Each non-employee director is expected to meet this ownership guideline within five years of his or her election to the Board or June 2020, whichever is later. For purposes of meeting these guidelines, only the value of shares which are issued and outstanding, or restricted stock units which have vested but as to which settlement has been deferred, will be counted. All of our non-employee directors either currently meet our director stock ownership guidelines or are on track to meet the guidelines within five years of becoming a director. For information regarding the stock ownership guidelines applicable to our Chief Executive Officer and other executive officers, please see the Compensation Discussion and Analysis section titled “Executive Stock Ownership Guidelines.”

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The following table sets forth the compensation paid to our non-employee directors for service on our Board during the fiscal year ended September 30, 2017. Compensation for Stephen P. MacMillan, our Chairman, President and Chief Executive Officer, is set forth in the Summary Compensation Table on page 41. Mr. MacMillan does not receive any additional compensation for his service as a director.

2017 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)(1)		Total ($)
Christopher J. Coughlin*	40,000	—	(2)	—	(2)	40,000
Sally W. Crawford	97,500	92,476		92,493		282,469
Charles J. Dockendorff	26,667	75,540		75,544		177,751
Scott T. Garrett	83,500	92,476		92,493		268,469
Nancy L. Leaming*	40,000	—	(3)	—	(3)	40,000
Lawrence M. Levy	73,500	92,476		92,493		258,469
Christiana Stamoulis	77,500	92,476		92,493		262,469
Elaine S. Ullian	89,500	122,490		122,496		334,486
Amy M. Wendell	60,000	112,258		112,293		284,551

*Served as a director for a portion of fiscal 2017. As of fiscal year end, this former director did not have any Stock Awards or Option Awards outstanding.

(1)	The value of Stock Awards and Option Awards represents the grant date fair value of such award. The fair value of Stock Awards, which are RSUs, is based on the closing price of our common stock on the grant date. The fair value of Option Awards, which are stock options, is determined by use of a binomial lattice model. For a detailed description of the assumptions used to calculate the grant date fair value of stock options, see Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2017.
(2)	These awards were forfeited due to the resignation of this individual from our Board in March 2017, just after grant.
(3)	As this individual did not stand for re-election at our March 2017 Annual Meeting, she did not receive the annual equity award granted to directors in March 2017 following our Annual Meeting.

The following table sets forth the aggregate number of Stock Awards and Option Awards (representing unexercised option awards, both exercisable and unexercisable, and unvested RSUs) held at September 30, 2017 by each person then serving as a director.

Name	Number of Units of Stock that have not Vested (#)	Number of Shares Subject to Option Awards Held (#)
Sally W. Crawford	2,206	59,966
Charles J. Dockendorff	1,747	5,396
Scott T. Garrett	2,206	58,607
Lawrence W. Levy	2,206	72,740
Christiana Stamoulis	2,206	90,933
Elaine S. Ullian	2,922	78,598
Amy S. Wendell	2,206	8,316

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Proposal No. 2	Non-Binding Advisory Vote to Approve Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as the provisions of Section 14A of the Exchange Act, require that we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. Our Board has determined to provide our stockholders this opportunity on an annual basis.

As described in the Compensation Discussion and Analysis (the “CD&A”), our executive compensation philosophy is to provide appropriate competitive compensation opportunities to our executives with actual pay outcomes heavily influenced by the achievement of Company performance targets and individual performance objectives (in other words, “pay for performance”) in support of our business strategy and creation of long-term stockholder value. The Company’s management team has been embracing a performance culture and driving growth of the business. We finished a successful and productive fiscal 2017 with strong performance, meeting our financial commitments and strengthening our future. In fiscal 2017, the Company delivered strong operating performance, with revenue increasing 8% and earnings per share increasing 128%.

Each year, we take into account the result of the “say-on-pay” vote cast by our stockholders. At our 2017 Annual Meeting, we saw an increase in support from 2016. Our Compensation Committee continually evaluates the design and direction of our compensation structure. Previously, in response to stockholder feedback, we introduced performance stock units (“PSUs”) tied to return on invested capital (“ROIC”) as a significant component of long-term equity awards. After careful consideration, effective for fiscal 2017 long-term equity awards, the Compensation Committee determined to add relative total shareholder return (“TSR”) as an additional performance metric applicable to the PSUs. In our discussions with stockholders in connection with last year’s Annual Meeting, as well as our continued stockholder outreach later in the year, there was strong support for this structure. Stockholders expressed appreciation for the considered, balanced approach in utilizing one consistent absolute metric (ROIC) and one relative metric (TSR) for PSUs, and also were strongly in favor of keeping ROIC as a performance metric.

Stockholders are urged to read our CD&A, beginning on page 21, and the section entitled “Executive Compensation Tables” beginning on page 41 for additional details about our executive compensation programs, including information about the fiscal 2017 compensation of our NEOs.

We are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to express your views on our NEOs’ compensation. This vote is not intended to address any specific element of our compensation programs, but rather to address our overall approach to the compensation of our NEOs described in this proxy statement. To that end, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that stockholders of Hologic, Inc., hereby approve the compensation paid to the Company’s named executive officers, as described in this proxy statement under the “Compensation Discussion and Analysis” section, the “Executive Compensation Tables” section and other narrative disclosure contained therein, pursuant to the SEC’s compensation disclosure rules.

Because your vote is advisory, it will not be binding upon the Company, the Compensation Committee or our Board. However, the Company values the opinions expressed by stockholders in their vote on this proposal and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on this proposal at the Annual Meeting. Abstentions and broker “non-votes” will not have any effect on the proposal to approve executive compensation as disclosed in this proxy statement.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” the approval of this resolution. Management proxy holders will vote all duly submitted proxies FOR approval unless instructed otherwise.

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Proposal No. 3	Approve the Hologic, Inc. Amended and Restated 2008 Equity Incentive Plan

Summary of the Proposal

Effective March 11, 2008 we adopted the Hologic, Inc. 2008 Equity Incentive Plan (the “2008 Equity Incentive Plan”). Effective March 11, 2013, stockholders approved an amendment and restatement of the 2008 Equity Incentive Plan (the “Current A&R Plan”). On December 15, 2017, our Board, subject to stockholder approval at the Annual Meeting, approved a further amendment and restatement of the Current A&R Plan (the “Proposed A&R Plan”).

The Proposed A&R Plan, which is attached as Annex B to this proxy statement, would, among other things:

●	increase the number of shares of common stock available for grant under the plan by 4,500,000 shares;

●	impose award limits for Directors;

●	provide for minimum vesting periods;

●	clarify that restricted or performance stock unit awards may include dividend rights and that no dividends credited/payable with respect to unvested stock will be paid until the underlying stock vests;

●	eliminate liberal share recycling with respect to options; and

●	make certain other administrative changes.

The above is not a comprehensive list of the changes, some of which are described in more detail below. For further and complete information on the terms of the Proposed A&R Plan, please see the full text of the Proposed A&R Plan in Annex B.

Our Compensation Committee and our Board believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We also believe that our ability to do so depends on being able to offer key personnel competitive compensation. Equity is a key component of our compensation program. Hologic grants equity awards to key employees, consultants and non-employee directors to achieve our strategic objectives by:

●	providing motivation to achieve the Company’s financial goals;

●	promoting retention through the use of multi-year vesting schedules;

●	encouraging loyalty;

●	fostering alignment with the interests of Hologic stockholders; and

●	providing incentives that are competitive with those of companies with which Hologic competes for talent.

As of September 30, 2017, a total of 6,795,960 shares remained available for future awards under the Current A&R Plan.

Material Amendments

The material differences between the Current A&R Plan and the Proposed A&R Plan are described below, and such descriptions are qualified in their entirety by the text of the Proposed A&R Plan, which is attached as Annex B to this proxy statement. The list below does not cover all of the updates or revisions to the Current A&R Plan, including certain clarifications and ministerial changes. For further and complete information on the terms of the Proposed A&R Plan, we encourage you to refer to the text of the Proposed A&R Plan. Capitalized words used but not defined in this section have the meaning ascribed to them in the Proposed A&R Plan.

Increase in Share Reserve. Upon adoption, the maximum aggregate number of shares of our common stock authorized for issuance under the Proposed A&R Plan would be 36,000,000, reflecting an increase of 4,500,000 shares authorized for issuance as compared to the Current A&R Plan. Assuming that aggregate equity awards are granted at levels consistent with recent historical practices, then we generally expect that the share reserve under the Proposed A&R Plan should be sufficient to cover our company’s projected stock grants for a period of approximately 4-5 years, including our company’s annual equity grants that are expected to be made in November 2018.

Director Limits. Under the Proposed A&R Plan, the aggregate dollar value of equity-based (based on the grant date fair value of equity-based Awards) and cash compensation granted under the Proposed A&R Plan or otherwise to any one non-employee director during any fiscal year will not exceed $800,000, with 150% of such limit to be permitted for a non-employee director in the fiscal year he or she first joins our Board or is first designated as Chairman of our Board or Lead Director.

Minimum Vesting. Equity-based awards granted under the Proposed A&R Plan may not become exercisable, vest or be settled prior to the one-year anniversary of the date of grant, other than in the event of death, disability or Change of Control, with an exception for no more than 5% of the aggregate number of shares authorized for issuance under the Proposed A&R Plan and for annual equity grants to non-employee directors that occur in connection with the Company’s Annual Meeting of Shareholders, which may vest on the date of the Company’s next Annual Meeting, even if the period between meetings is less than one year.

Clawbacks. Awards under the Proposed A&R Plan will be subject to any clawback policy of our company, as applicable, and repayment when required by any policy adopted by the Nasdaq Stock Market.

Award Limits. The current A&R Plan provides that:

●	no participant may be granted awards under the plan during any one fiscal year to receive, acquire or purchase more than 3,000,000 shares of Common Stock; and

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●	no Participant may be granted an annual incentive award under the plan in any fiscal year that exceeds four (4) times his or her base salary for that fiscal year.

The Proposed A&R Plan provides that:

●	the aggregate number of shares that may be earned pursuant to awards granted under the plan during any calendar year to any one participant shall not exceed 3,000,000;

●	the aggregate number of shares that may be issued pursuant to the exercise of incentive stock options shall not exceed 36,000,000; and
●	the maximum cash amount payable pursuant to all incentive awards granted in any calendar year to any participant under the plan that are intended to be performance based compensation shall not exceed ten million dollars ($10,000,000).

Term. The term of the Proposed A&R Plan would expire on March 14, 2028, unless extended by stockholder approval in the future.

Key Data

When approving the Proposed A&R Plan, our Compensation Committee considered the burn rate with respect to the equity awards granted by our company, as well as our overhang. Our burn rate is equal to the total number of equity awards our company granted in a fiscal year divided by the weighted average number of shares of common stock outstanding during the year. Overhang is equal to the total number of equity awards outstanding plus the total number of shares available for grant under our equity plans, divided by the sum of the total common stock outstanding, the number of equity awards outstanding and the total number of shares available for grant under our Company’s equity plans. Our share burn rate for the past three fiscal years was approximately 0.94%, which is comparable to the median three-year average share burn rate of 0.88% for our peer group (described in more detail on pages 28 and 29). Our overhang as of September 30, 2017 was 5.53%, which was significantly less than the median overhang of the peer group of 10.59%. If the Proposed A&R Plan is approved, our overhang would increase to 7.16%, which is still significantly less than that of the median of the peer group.

The following table sets forth information regarding outstanding equity awards and shares available for future equity awards under the Current A&R Plan as of September 30, 2017 (without giving effect to approval of the Proposed A&R Plan):

Total shares underlying outstanding stock options	5,431,758
Weighted average exercise price of outstanding stock options	$28.15
Weighted average remaining contractual life of outstanding stock options	5.4
Total shares underlying outstanding unvested time-based restricted stock unit awards	2,291,880
Total shares underlying outstanding unearned performance-based restricted stock unit awards	711,167
Total shares currently available for grant under Current A&R Plan	6,795,960
Total shares of common stock outstanding as of September 30, 2017	275,293,598

On the Record Date, the market price of our common stock, the class of stock underlying all awards subject to the Current A&R Plan, was $43.75 per share as reported on the Nasdaq Global Select Market.

Promotion of Good Corporate Governance Practices

The Proposed A&R Plan generally provides for the following (subject to exceptions as specified in and qualified in its entirety by the Proposed A&R Plan document in Annex B):

●	incentive stock options may not have a term in excess of ten years, may not be repriced without stockholder approval, and may not be granted at a discount to the fair market value of our common stock on the grant date;

●	annual limit on equity and cash compensation that may be awarded to non-employee directors;

●	one-year minimum vesting period for all equity-based awards;

●	in no event will dividends or dividend equivalents be paid during the service or performance period with respect to unvested time-based or unearned performance-based awards; and

●	awards are subject to any recovery, recoupment, or similar “clawback” policy maintained by our Company.

Summary of the Proposed A&R Plan

The following summary of the material terms of the Proposed A&R Plan is qualified in its entirety by reference to the complete text of the Proposed A&R Plan, which is set forth in Annex B to this proxy statement. Stockholders are encouraged to read the text of the Proposed A&R Plan in its entirety.

Purpose. The purpose of the Proposed A&R Plan is to attract and retain employees and directors, to provide an incentive for them to assist us in achieving our long-range performance goals, and to enable them to participate in our long-term growth.

Effective Date. The Proposed A&R Plan will become effective on the date of our Annual Meeting of Stockholders, if it is approved by our stockholders.

Term. The term of the Proposed A&R Plan expires on the tenth anniversary of its effective date; provided, however, that incentive stock options may not be awarded under the Proposed A&R Plan after December 15, 2027.

Securities to be Offered and Eligible Participants. The Proposed A&R Plan provides for the issuance of a maximum of 36,000,000 shares pursuant to the grant of options (“Options”); restricted stock awards; and other awards, including, without limitation, restricted stock units (“RSUs”), deferred shares, performance shares, stock units, stock appreciation rights and stock or phantom stock awards (collectively, “Stock Based Awards”) to our and our subsidiaries’ and parents’ employees, consultants, directors, executive officers and any other persons who our Board has determined to have made (or is expected to make) contributions to our Company. All of our employees, executive officers and non-employee directors are eligible to participate in the Proposed A&R Plan; as of September 30, 2017, we had 6,233 full-time employees and 7 non-employee directors.

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The shares of our common stock available for issuance under the Proposed A&R Plan are subject to adjustment for any stock dividend, recapitalization, stock split, stock combination or certain other corporate reorganizations. Adjustments do not have to be uniform as between different awards or different types of awards. If, (i) an award granted under the Proposed A&R Plan is canceled, expires, forfeited, settled in cash, settled by delivery of fewer shares of common stock than the number of shares of common stock underlying the award or otherwise terminated without delivery of the shares of common stock to the holder of such award, or (ii) other than in the case of an Option Award or a stock appreciation right award, shares are withheld from such an award or separately surrendered by a participant in payment of taxes relating to such an award, such shares or shares underlying such award shall be deemed to constitute shares not delivered and will be available under the Proposed A&R Plan for subsequent awards. Shares of common stock subject to an Award under the Proposed A&R Plan may not again be made available for issuance under the plan if such shares are: (A) shares that were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right, (B) shares delivered to or withheld by the Company to pay the exercise price of an Option Award, (C) shares delivered to or withheld by the Company to pay the withholding taxes related an Option Award or a stock appreciation right, or (D) shares repurchased on the open market with the proceeds of an Option Award. Shares issued pursuant to awards under the Proposed A&R Plan may be authorized and unissued shares or shares that we reacquired including in the open market. The aggregate number of shares issued under the Proposed A&R Plan at any time may only equal the number of shares actually issued upon exercise or settlement of an award under the Proposed A&R Plan.

Subject to adjustments for changes in our capitalization, the aggregate number of shares that may be earned pursuant to awards granted under the Proposed A&R Plan during any calendar year to any one participant will not exceed 3,000,000; and the aggregate number of shares that may be issued pursuant to the exercise of incentive stock options will not exceed 36,000,000. The maximum cash amount payable pursuant to all incentive awards granted in any calendar year to any participant under the plan that are intended to be performance based compensation shall not exceed ten million dollars ($10,000,000).

Under the Proposed A&R Plan, the aggregate dollar value of equity-based (based on the grant date fair value of equity-based Awards) and cash compensation granted under the Proposed A&R Plan or otherwise to any one non-employee director during any fiscal year will not exceed $800,000, with 150% of such limit to be permitted for a non-employee director in the fiscal year he or she first joins our Board or is first designated as Chairman of our Board or Lead Director.

Administration. The Proposed A&R Plan is administered by our Board. Our Board may, to the extent permitted by applicable law, delegate any or all of its powers under and/or day-to-day administration of the Proposed A&R Plan to a committee or subcommittee of our Board (or other employee or agent, as applicable). The Proposed A&R Plan is currently administered by the Compensation Committee of our Board.

Options. Subject to the provisions of the Proposed A&R Plan, our Board may award options and has the authority to select the optionees and determine the terms of the options granted, including: (i) the number of shares subject to each option, (ii) when the option becomes exercisable, (iii) the exercise price of the option, (iv) the duration of the option and (v) the time, manner and form of payment upon exercise of an option. As provided under the Proposed A&R Plan, the number of shares of our common stock underlying a stock option and the exercise price thereof will continue to adjust when we effect a stock split, stock dividend, merger or similar event.

The exercise price per share for each option, including both incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”), to be granted under the Proposed A&R Plan may not be less than the fair market value per share of our common stock on the date of such grant (with an exception for options that are a substitute award for options held by optionees of an acquired entity). In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of our stock, the price per share for such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of our common stock on the date of grant. In no event may our Board amend an outstanding option agreement to reduce the exercise price or otherwise re-price or institute an option exchange program, or if the exercise price of an option is above the fair market value per share of our common stock, take action to cancel and re-grant or exchange an outstanding option for cash or another award, unless such action is approved by our stockholders.

Each option granted will expire on the date specified by our Board, but not more than (i) ten years from the date of grant in the case of ISOs and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of our stock. Generally, no ISO may be exercised more than 90 days following termination of employment. However, in the event that termination is due to death or disability, the option is exercisable for a maximum of 180 days after such termination.

Restricted Stock Awards. Subject to the provisions of the Proposed A&R Plan, our Board may grant shares of restricted stock to participants with such restricted periods and other conditions as our Board may determine and for no cash consideration or such other consideration as may be required by applicable law or by our Board. Our Board determines the exercise price per share for purchases under the Proposed A&R Plan. Unless determined otherwise by our Board, participants in whose name restricted stock awards are granted will be entitled to receive all dividends and other distributions paid with respect to those shares. Notwithstanding the foregoing, dividends credited/payable in connection with restricted stock awards that are not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying restricted stock awards and will not be paid until the underlying restricted stock awards vest.

Other Stock Based Awards. Subject to the provisions of the Proposed A&R Plan, our Board may award stock awards, which may be designated as award shares based upon certain conditions, securities convertible into our common stock, stock appreciation rights (subject to the same terms as options, as applicable),

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phantom stock awards, performance stock, deferred stock, RSUs, shares of our common stock not subject to any restrictions, other stock units, or other awards. Our Board determines the exercise price per share for Awards under the Proposed A&R Plan. Prior to settlement or forfeiture, an RSU or other stock unit agreement may, at our Board’s discretion, provide a right to dividend equivalents; provided such dividend equivalents will be subject to the same restrictions and risk of forfeiture as, and will not be paid until the vesting of, their underlying awards. No other form of award under the Proposed A&R Plan will give rise to dividend rights, voting rights, or other rights as a shareholder with respect to any shares of common stock covered by a participant’s award prior to the issuance of such shares.

Performance and Incentive Awards. Subject to the provisions of the Proposed A&R Plan, our Board may grant awards, including cash bonuses, under the Proposed A&R Plan that are subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions and may exercise its discretion to reduce the amounts payable under any incentive award subject to performance conditions.

The Committee may establish performance goals that are measured either individually, alternatively or in any combination, applied to either the Company as a whole or to a specified subsidiary or business unit, and measured over a performance period, on an absolute basis or relative to a pre-established target to a previous year’s result or to a designated comparison group, either based on United States Generally Accepted Accounting Principles (“GAAP”) or non-GAAP financial results, in each case as specified by the Committee in the Award. The business criteria that the Committee may use in establishing performance goals for such an Award include, among others: economic value added; earnings before interest, taxes, depreciation and amortization; earnings before interest and taxes; cash flow; earnings per share; operating income; operating income before income taxes; net income; net income before income taxes; operating margin; ratio of debt to stockholder’s equity; reduction of debt, return on equity; return on assets; return on invested capital; revenue; total shareholder return; market penetration; total market capitalization and enterprise value; business retention; new product generation; cost controls and targets (including costs of capital); customer satisfaction; employee satisfaction; agency ratings; management of employment practices and employee benefits; supervision of litigation and information technology; implementation of business process controls; recruiting and retaining personnel; geographical expansion; clinical and product developments; or regulatory milestones. For the avoidance of doubt, the performance goals associated with the business criteria can be measured on an absolute basis or relative to a group of companies, entities, or other forms of external benchmarks. A “performance period” shall be a calendar year, fiscal year of the Company or other longer or shorter period designated by the Compensation Committee.

General Provisions. The Proposed A&R Plan is intended to be an unfunded plan. Each award will be evidenced by a written document (which may be electronic) delivered to the participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Proposed A&R Plan as our Board considers necessary or advisable. Each type of grant may be made alone, in addition to, or in relation to any other type of grant. The terms of each type of award need not be identical and our Board need not treat participants uniformly. Our Board may amend, modify or terminate any outstanding grant, including substituting therefor another award, changing the date of exercise or realization and converting an ISO to an NQSO, provided that the participant’s consent to such action shall be required unless our Board determines that the action (i) would not materially and adversely affect the participant or that any such adverse effect has been adequately compensated or (ii) is required or advisable in order for our company, the Proposed A&R Plan, or the award to satisfy any law or regulation and meet the requirements or avoid adverse financial accounting consequences under any accounting standard; provided, however, in no event may our Board or our Company amend or modify any outstanding award to lower the award, exercise or conversion price applicable to such award or, when the exercise price of an outstanding award is above the fair market value per share of our common stock, take any action to otherwise cancel and re-grant or exchange an outstanding option or stock appreciation right for cash or another award, unless such action is approved by our stockholders (except in the case of a change of control).

Equity-based awards granted under the Proposed A&R Plan may not become exercisable, vest, or be settled, in whole or in part, prior to the one-year anniversary of the date of the grant, except that: (i) our Board may provide that awards become exercisable, vest or settle prior to such date in the event of a participant’s death or disability or in the event of a change of control (as defined in the Proposed A&R Plan); and (ii) annual equity grants to non-employee directors that occur in connection with our Company’s Annual Meeting of Stockholders may vest on the date of our Company’s next Annual Meeting. Notwithstanding the foregoing, up to 5% of the aggregate number of shares authorized for issuance under the Proposed A&R Plan may be issued pursuant to awards subject to any, or no, vesting conditions, as our Board determines appropriate.

If any policy adopted by the Nasdaq Stock Market requires the repayment of incentive-based compensation received by a participant, the participants in the Proposed A&R Plan agree to such repayment to the extent required by such policy and applicable law. Further, subject to the provisions of the Proposed A&R Plan, awards will be subject to any recovery, recoupment, clawback, and/or other forfeiture policy maintained by our Company.

Our Board may amend, suspend or terminate the Proposed A&R Plan or any portion thereof at any time; provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable law, rules or regulations. Our Board may also create a sub plan under the Proposed A&R Plan to comply with the laws and regulations of any foreign country in which we may seek to grant options and awards to persons eligible to participate in the Proposed A&R Plan.

Our Board will determine the effect on an award of the death, disability, retirement or other termination of employment of a participant and the extent to which and period during which the participant’s legal representative, guardian or designated beneficiary may receive payment of an award or exercise rights thereunder. Our Board, in its discretion, may waive or amend the operation

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of provisions regarding exercise of awards after termination of employment and, except as otherwise provided in the Proposed A&R Plan, adjust any of the terms under any award. Grants under the Proposed A&R Plan are not transferable other than as designated by the participant by will or by the laws of descent and distribution; provided, however, that upon meeting certain conditions and if our Board allows, an award recipient may transfer an award to any “family member” (as defined in Section A.1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended) or certain trusts or partnerships. In such cases, except as otherwise specified, all vesting, exercisability and forfeiture provisions conditioned on the original award recipient’s continued employment or service will continue to be determined with reference to the original award recipient’s employment or service, and the responsibility to pay any taxes in connection with an award will remain with the original award recipient regardless of any transfer other than by will or intestate succession.

Our Board, in its discretion, may take certain actions in the event of a change of control of our Company, including (i) providing for the acceleration of any time period relating to the exercise or realization of the grant, (ii) providing for the repurchase of the grant for an amount equal to the difference of (x) the consideration received per share for the securities underlying the grant in the change of control minus (y) the per share exercise price of such securities, (iii) adjusting the terms of the award in order to reflect the change of control, (iv) causing the award to be assumed, or new rights substituted therefor, by another entity, (v) providing for the termination of the award, or (vi) making such other provision as our Board may consider equitable and in our best interest, provided that, in the case of an action taken with respect to an outstanding award, the participant’s consent to such action shall be required unless our Board determines that the action, taking into account any related action, would not materially and adversely affect the participant (or that such adverse effect has been adequately compensated) or such action is required or advisable in order for the Company, the A&R Plan or the award to satisfy any law or regulation or to avoid an adverse financial accounting standard.

United States Federal Income Tax Consequences

The following discussion of the United States federal income tax consequences of the issuance of awards granted under the Proposed A&R Plan is based upon the provisions of the Internal Revenue Code of 1986 (the “Code”), current regulations adopted and proposed thereunder, and existing administrative rulings and pronouncements of the Internal Revenue Service (the “IRS”). It is not intended to be a complete discussion of all of the United States federal income tax consequences of the Proposed A&R Plan or of all of the requirements that must be met in order to qualify for the described tax treatment. The Proposed A&R Plan provides Hologic with broad discretion to grant many different types of awards. The discussion below illustrates the United States federal income tax consequences of only some of the types of awards Hologic is permitted to make under the Proposed A&R Plan. Depending on the type of award granted under the Proposed A&R Plan, the United States federal income tax consequences to Hologic and recipients of awards could materially differ from the discussion below. In addition, because the tax consequences may vary, and certain exceptions to the general rules discussed herein may be applicable, depending upon the personal circumstances and the type of award granted, each recipient should consider his or her personal situation and consult with his or her tax advisor with respect to the specific tax consequences applicable to each recipient. No information is provided in the discussion below about municipal, state, or foreign tax laws.

Incentive Stock Options

An option holder will not recognize taxable income upon either the grant or the exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax.

An option holder will recognize taxable income upon the disposition of the shares received upon exercise of an ISO. Any gain recognized upon a disposition that is not a “disqualifying disposition” will be taxable as long-term capital gain. The measure of gain is the difference between the proceeds received on disposition and the option holder’s basis in the shares (which generally equals the exercise price). A “disqualifying disposition” means any disposition of shares acquired on the exercise of an ISO within two years of the date the option was granted or within one year of the date the shares were issued to the option holder. The use of shares acquired pursuant to the exercise of an ISO to pay the option price under another stock option is treated as a disposition for this purpose. If an option holder disposes of stock acquired pursuant to the exercise of an ISO in a disqualifying disposition, the option holder will recognize both ordinary income and capital gain in the year of disposition.

Hologic will not be entitled to any deduction with respect to the grant or exercise of an ISO provided the holder does not make a disqualifying disposition. If the option holder does make a disqualifying disposition, Hologic will generally be entitled to a deduction for United States federal income tax purposes in the year such disqualifying disposition is made, in an amount equal to the taxable ordinary income recognized by the holder, provided Hologic reports the income on a Form W-2 or 1099 (whichever is applicable) that is timely provided to the option holder and filed with the IRS.

In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. Hologic does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO as described below.

Nonqualified Stock Options

An option holder will not recognize any taxable income upon the grant of an NQSO under the Proposed A&R Plan. Generally, an option holder recognizes ordinary taxable income at the time an NQSO is exercised in an amount equal to the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price.

Hologic will generally be entitled to a deduction for United States federal income tax purposes in an amount equal to the ordinary taxable income recognized by the option holder, provided Hologic reports the income on a Form W-2 or 1099, whichever is applicable, that is timely provided to the option holder and filed with the IRS.

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When an option holder subsequently disposes of the shares of common stock received upon exercise of an NQSO, he or she will recognize long-term capital gain or loss (if the shares are held for at least one year following exercise), in an amount equal to the difference between (i) the sale price and (ii) the fair market value on the date on which the option holder recognized ordinary taxable income as a result of the exercise of the NQSO. Hologic does not receive a deduction for any gain.

An option holder who pays the exercise price for an NQSO, in whole or in part, by delivering shares of common stock already owned by him or her will recognize no gain or loss for United States federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above.

Restricted Stock and RSUs

The recipient of restricted stock or RSUs will generally not recognize income at the time of the grant (unless, for restricted stock awards, the recipient makes a timely election under Section 83(b) of the Code). When the award vests or is paid, recipients will recognize ordinary income in an amount equal to the fair market value of the stock or units at such time. However, no later than 30 days after a recipient receives an award of restricted stock, the recipient may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. However, if property for which a Section 83(b) election is in effect is forfeited while substantially non-vested (e.g., upon the participant’s termination prior to vesting), the recipient may not claim a deduction with respect to the income recognized as a result of the election. A recipient will recognize taxable income at the time any dividends paid with respect to unvested shares of restricted stock are received.

For restricted stock and RSUs, Hologic will generally be entitled to a compensation deduction for United States federal income tax purposes in an amount equal to, and at the same time as, the ordinary income recognized by recipients. Hologic will report the income on a Form W-2 or 1099, whichever is applicable, and will recognize a deduction in such amount.

Performance and Incentive Awards

The award of a performance or incentive award will have no United States federal income tax consequences for Hologic or for the recipient. The payment of the award is taxable to a recipient as ordinary income.

IRS Circular 230 Disclosure: To ensure compliance with United States Treasury Regulations governing tax practice, Hologic informs you that: Any United States tax advice contained in this discussion was not written to be used for and cannot be used for (i) purposes of avoiding any tax-related penalties that may be imposed under United States federal tax law, or (ii) the promotion, marketing or recommending to another party of any transaction or matter addressed herein.

New Plan Benefits

Our directors and executive officers have a financial interest in this proposal because, if adopted, the Proposed A&R Plan would increase the number of shares available for issuance to directors, executives and other employees under the Current A&R Plan, and the directors and executive officers are eligible participants thereunder.

The benefits that will be awarded or paid in the future under the Proposed A&R Plan are not currently determinable. Such awards are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them.

Number of Options Historically Granted

The table below shows, as to each Named Executive Officer and the various indicated groups, the aggregate number of shares of our Company’s common stock subject to option grants since the 2008 Equity Incentive Plan’s inception through September 30, 2017.

Number of Options Granted (#)
Named Executive Officers:
Stephen P. MacMillan	1,353,751
Robert W. McMahon	196,007
Eric B. Compton	163,187
John M. Griffin	74,113
Peter J. Valenti, III	105,581
All executive officers as a group (7 persons)	2,009,935
All non-executive directors as a group (7 persons)	489,186
All employees, excluding executive officers	16,633,655

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Vote Required

Approval of this proposal requires the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on this proposal at the Annual Meeting. Abstentions and broker “non-votes” will not have any effect on the proposal to approve the Proposed A&R Plan.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” the approval of the amendment and restatement of the Amended and Restated Hologic, Inc. 2008 Equity Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

We maintain a number of equity compensation plans for employees, officers, directors and others whose efforts contribute to our success. The table below sets forth certain information as of the end of our fiscal year ended September 30, 2017 regarding the shares of our common stock available for grant or granted under stock option plans and equity incentives that (i) were approved by our stockholders, and (ii) were not approved by our stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average Exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by
security holders(1)	9,053,180	$28.15	6,795,960
Equity compensation plans not approved by
security holders	—	$—	—
TOTAL	9,053,180	$28.15	6,795,960

(1)	Includes 3,621,422 shares that are issuable upon restricted stock units (RSUs), performance stock units (PSUs) and market stock units (MSUs) vesting. The remaining balance consists of outstanding stock option grants.

(2)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs, PSUs and MSUs, which have no exercise price.

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Proposal No. 4	Ratification of Independent Registered Public Accounting Firm Appointment

The Audit and Finance Committee has appointed Ernst & Young LLP (“Ernst & Young”), an independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending September 29, 2018, and the Board is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit and Finance Committee, require the Audit and Finance Committee to engage, retain, and supervise the Company’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of Ernst & Young for ratification by stockholders as a matter of good corporate practice.

Ernst & Young has continuously served as our independent registered public accounting firm since June 24, 2002. A representative of Ernst & Young will be available during the meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of shares present, in person or represented by proxy, and voting on this proposal at the Annual Meeting is required to ratify the appointment of Ernst & Young. Abstentions and broker “non-votes” will not have any effect on the proposal to ratify the appointment of Ernst & Young. If the stockholders do not ratify the selection of Ernst & Young, the Audit and Finance Committee will review the Company’s relationship with Ernst & Young and take such action as it deems appropriate, which may include continuing to retain Ernst & Young as the Company’s independent registered public accounting firm.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young. Management proxy holders will vote all duly submitted proxies FOR ratification unless instructed otherwise.

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Independent Registered Public Accounting Firm Fees

The following is a summary of the fees billed to us by Ernst & Young for professional services rendered for the fiscal years ended September 30, 2017 and September 24, 2016:

Fee Category	Fiscal 2017 Fees	Fiscal 2016 Fees
Audit Fees	$5,684,000	$3,964,000
Audit-Related Fees	$914,400	$—
Tax Fees	$1,707,200	$3,039,600
All Other Fees	$3,000	$2,800
TOTAL FEES	$8,308,600	$7,006,400

Audit Fees. Consists of aggregate fees billed for professional services rendered in connection with the audit of our consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting, reviews of the interim consolidated financial statements included in our quarterly reports, international statutory audits and regulatory filings, consents and other services related to SEC filings, and accounting consultations that relate to the audited financial statements and are necessary to comply with U.S. generally accepted accounting principles. The fiscal 2017 fees also include amounts to audit purchase accounting for our Cynosure, Inc. acquisition as well as incremental year-end audit procedures related to this acquisition.

Audit-Related Fees. Consists of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” The fees in fiscal 2017 were for due diligence services.

Tax Fees. Consists of aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. In fiscal 2017 and 2016, these services included assistance regarding federal, state and international tax preparation, planning, and consultation. Both years included services related to the Company’s consolidation of legal entities and analyzing the related tax attributes, providing assistance related to the Company’s analysis of certain aspects of its supply chain to structure it more efficiently, and general consultation and assistance with tax audits. Fiscal 2017 and Fiscal 2016 tax compliance fees aggregated $662,000 and $581,600, respectively.

All Other Fees. Represents the license of technical accounting research software.

During fiscal 2017 and 2016, there were no other fees for any services not included in the above categories.

The Audit and Finance Committee considers whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm, and has determined such services for fiscal 2017 and 2016 were compatible.

Audit and Finance Committee Policy on Pre-Approval of Services

The Audit and Finance Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit and Finance Committee has delegated authority to the Chair of the Audit and Finance Committee to pre-approve services up to a designated amount. A summary of any new services pre-approved by the Chair is reported to the full Audit and Finance Committee in connection with its next scheduled meeting.

The Audit and Finance Committee meets with representatives of Ernst & Young periodically, but no less than quarterly throughout the year. The Audit and Finance Committee reviews audit, non-audit and tax services rendered by and the performance of Ernst & Young, as well as fees charged by Ernst & Young for such services. In engaging Ernst & Young for the services described above, the Audit and Finance Committee considered whether the provision of such services is compatible with maintaining Ernst & Young’s independence.

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Audit and Finance Committee Report

Pursuant to authority delegated by the Board of Directors of Hologic, Inc., the Audit and Finance Committee is responsible for assisting the Board in its oversight of the integrity of the Company’s consolidated financial statements, the qualifications and independence of the Company’s independent registered public accounting firm, and the Company’s internal financial and accounting controls.

Management is responsible for the Company’s financial reporting process, including the responsibility to maintain and evaluate the effectiveness of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. The Audit and Finance Committee’s responsibility is to oversee and review these processes. The Audit and Finance Committee is not, however, engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or GAAP or as to the independence of the independent registered public accounting firm. The Audit and Finance Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm. The Audit and Finance Committee’s responsibilities are described in a written charter. A copy of the Audit and Finance Committee’s current charter is publicly available on our website at investors.hologic.com.

All members of the Audit and Finance Committee are independent directors as defined by NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Audit and Finance Committee met nine (9) times during fiscal 2017. The meetings were designed, among other things, to facilitate and encourage communication among the Audit and Finance Committee, management, the internal audit function and the Company’s independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”). The Audit and Finance Committee discussed with Ernst & Young the overall scope and plans for its audits and the Committee regularly met with Ernst & Young without the presence of management. Ernst & Young has unrestricted access to the Audit and Finance Committee.

The Audit and Finance Committee reviewed and discussed with management and Ernst & Young the Company’s audited financial statements for the fiscal year ended September 30, 2017, the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditor’s audit of internal control over financial reporting. The Audit and Finance Committee also discussed with Ernst & Young the matters required to be discussed by Auditing Standard (AS) 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit and Finance Committee also received and reviewed the written disclosure and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit and Finance Committee concerning independence, including relevant considerations of non-audit services and fees, and the Audit and Finance Committee discussed with Ernst & Young its independence from the Company.

Based on the review and discussions described above, and subject to the limitations on the Audit and Finance Committee’s role and responsibilities referred to above and in its charter, the Audit and Finance Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017. The Audit and Finance Committee has also approved the selection of Ernst & Young as our independent registered public accounting firm for the fiscal year ending September 29, 2018.

Respectfully Submitted by the

 Audit and Finance Committee

Charles J. Dockendorff, Chair

Christiana Stamoulis

Amy M. Wendell

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as January 16, 2018 by: (1) each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock; (2) each of our NEOs named in the Summary Compensation Table on page 41; (3) each of our directors or nominees for director; and (4) all of our directors, nominees for director and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Ownership(1)	Percentage of Class(2)
Greater than 5% Beneficial Owners
T. Rowe Price Associates, Inc.(3) 100 E. Pratt St. Baltimore, MD 21202	43,383,414	15.7%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	28,188,257	10.2%
BlackRock, Inc.(5) 55 East 52nd Street New York, NY 10055	21,205,812	7.7%
Named Executive Officers
Stephen P. MacMillan(6)	1,309,923	*
Robert W. McMahon(6)	118,759	*
Eric B. Compton(6)	167,824	*
John M. Griffin(6)	73,841	*
Peter J. Valenti, III(6)	75,150	*
Non-Employee Directors and Nominees
Sally W. Crawford(6)	211,013	*
Charles J. Dockendorff(6)	7,766
Scott T. Garrett(6)	76,602	*
Lawrence W. Levy(6)	90,154	*
Christiana Stamoulis(6)	123,566	*
Elaine S. Ullian(6)	86,374	*
Amy M. Wendell(6)	11,007	*
Namal Nawana(6)	1,467	*
All directors, nominees for director and executive officers as a group (15)(7)	2,437,880	*

*	Less than one percent of the outstanding shares of our common stock.

(1)	The persons named in the table have, to our knowledge, sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.

(2)	Applicable percentage ownership as of January 16, 2018 is based upon 276,427,534 shares of our common stock outstanding. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to shares. Shares of our common stock subject to options currently exercisable or exercisable within 60 days after January 16, 2018 and RSUs that vest within 60 days after January 16, 2018 are deemed outstanding for computing the percentage ownership of the person holding such options and RSUs, but are not deemed outstanding for computing the percentage ownership of any other person.

(3)	Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by T. Rowe Price Associates, Inc. on January 10, 2017. The Schedule 13G/A indicates that, as of December 31, 2016, T. Rowe Price Associates, Inc. had sole voting power over 12,623,536 shares and sole dispositive power over 43,323,814 shares.

(4)	Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by The Vanguard Group on February 13, 2017. The Schedule 13G/A indicates that, as of December 31, 2016, The Vanguard Group had, sole voting power over 433,680 shares, shared voting power over 47,130 shares, sole dispositive power over 28,188,257 shares and shared dispositive power over 478,665 shares.

(5)	Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 24, 2017. The Schedule 13G/A indicates that, as of December 31, 2016, BlackRock, Inc. had sole voting power over 18,788,608 shares and sole dispositive power over 21,205,812 shares.

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(6)	Includes the following options currently exercisable or exercisable within 60 days after January 16, 2018 (column a); and RSUs/PSUs vesting within 60 days after January 16, 2018 (column b). Does not include the following PSUs/RSUs which have vested or will vest within 60 days of January 16, 2018, but as to which settlement has been deferred (column c):

	(a) Options	(b) RSUs/PSUs	(c) Deferred Equity
Stephen P. MacMillan	915,012	—	909,141
Robert W. McMahon	101,320	732	76,163
Eric B. Compton	81,380	1,221	14,588
John M. Griffin	32,838	40,390	10,258
Peter J. Valenti, III	52,099	—	4,170
Sally W. Crawford	59,966	2,206	—
Charles J. Dockendorff	5,396	1,747	—
Scott T. Garrett	58,607	2,206	2,427
Lawrence W. Levy	59,966	2,206	2,427
Christiana Stamoulis	90,933	2,206	—
Elaine S. Ullian	65,824	2,922	3,260
Amy M. Wendell	8,316	2,206	—
Namal Nawana	1,113	354	—

(7)	Includes, for two executive officers not specifically named in the table, an aggregate of 54,402 common shares issuable upon the exercise of options presently exercisable or exercisable within 60 days of January 16, 2018 and 16,579 RSUs/PSUs vesting within 60 days of January 16, 2018.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. As a matter of practice, our administrative staff assists our officers and directors in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. Based on our review of the copies of such forms we have received, as well as information provided and representations made by the reporting persons, we believe that all required Section 16(a) filing requirements were met with respect to the period ended September 30, 2017.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Policies and Procedures Regarding Transactions with Related Persons. As provided in the charter of our Audit and Finance Committee, the Audit and Finance Committee reviews and approves related-party transactions (unless such review and approval has been delegated to another committee consisting solely of disinterested independent directors). The non-exclusivity of this delegation provides the Board with flexibility to address the particular circumstances of any related-party transaction. For example, certain related-party transactions involving compensation are approved by the Compensation Committee. Additionally, if one or more members of the Audit and Finance Committee are otherwise conflicted, or for any other reason, the Board reserves the right to establish a separate committee of disinterested independent directors to review a particular transaction. Regardless of the deliberative body of disinterested independent directors reviewing a related-party transaction, the standard applied in reviewing such transaction is whether the transaction is on terms no less favorable to the Company than terms generally available from an unaffiliated third party under the same or similar circumstances. The Board generally considers related-party transactions to be those transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K.

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GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Why am I receiving these materials?

Hologic, Inc. (“we,” “Hologic” or the “Company”) is making this proxy statement and other Annual Meeting materials available to you on the internet or, upon your request, sending printed versions of these materials to you by mail because the Board of Directors of the Company is soliciting your proxy to vote at our Annual Meeting of Stockholders to be held on March 14, 2018 at 8:00 a.m., Eastern Time, at our offices, 250 Campus Drive, Marlborough, MA 01752, and at any adjournment(s) or postponement(s) thereof. The mailing address of the principal executive office of the Company is 250 Campus Drive, Marlborough, MA 01752. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote upon matters that are summarized in the formal meeting notice. The proxy statement contains important information for you to consider when deciding how to vote on the matters before the meeting. Please read it carefully.

Who can vote?

Our Board of Directors has fixed the close of business on January 16, 2018 as the record date (the “Record Date”). Accordingly, only holders of record of our common stock, $0.01 par value per share, as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. As of the Record Date, an aggregate of 276,427,534 shares of our common stock were issued and outstanding, held by 1,056 holders of record. The holders of our common stock are entitled to one vote per share on any proposal presented at the Annual Meeting.

What items am I voting on?

Stockholders will vote on the following items at the Annual Meeting:

1.	The proposed election of the seven (7) nominees identified in the accompanying proxy statement to serve as directors for the ensuing year (Proposal No. 1);

2.	A non-binding advisory resolution to approve our executive compensation (Proposal No. 2);

3.	Approval of the Amended and Restated Hologic, Inc. 2008 Equity Incentive Plan (Proposal No. 3);

4.	Proposed ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2018 (Proposal No. 4); and

5.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

What are the voting recommendations of the Board of Directors?

Our Board of Directors recommends that you vote your shares:

●	“FOR” each of the nominees for director (Proposal No. 1);

●	“FOR” the approval of the non-binding advisory resolution approving the Company’s executive compensation (Proposal No. 2);

●	“FOR” the approval of the Amended and Restated Hologic, Inc. 2008 Equity Incentive Plan; (Proposal No. 3); and

●	“FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for fiscal 2018 (Proposal No. 4).

How do I vote my shares?

You may vote in person or by proxy. Your execution of a proxy will not in any way affect your right to attend the Annual Meeting and vote in person. If you are a stockholder of record (that is, if you hold shares that are directly registered in your own name), there are four ways to vote:

●	Via the internet. You may vote by proxy via the internet by following the instructions provided in the Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials (the “Notice”).

●	By Telephone. If you requested printed copies of proxy materials by mail, you may vote by proxy via telephone by calling the toll free number found on the proxy card.

●	By Mail. If you requested printed copies of proxy materials by mail, you may vote by proxy via mail by filling out the proxy card (you must be sure to complete, sign and date the proxy card) and returning it in the envelope provided.

●	In Person. You may vote in person at the Annual Meeting. We will provide you with a ballot when you arrive. Stockholders who plan to attend the meeting must present valid photo identification. Stockholders of record will be verified against an official list available at the registration area. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.

If your shares are held in the name of a bank, broker or other holder of record, which is known as being held in “street name,” you will receive separate voting instructions with your proxy materials. If you hold your shares in street name, your ability to vote by internet or by telephone depends on the voting process of the bank, broker or other holder of record that holds your shares.

Although most banks, brokers and other holders of record also offer internet and telephone voting, availability and specific procedures will depend on their voting arrangements. Please follow their

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directions carefully. If you want to vote shares that you hold in street name at the Annual Meeting, you must request a legal proxy from the bank, broker, or other holder of record that holds your shares and present that proxy, along with valid photo identification and sufficient proof of share ownership as of the record date, at the meeting. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by: (1) filing with our Corporate Secretary a written notice of revocation, (2) executing a later dated proxy relating to the same shares and delivering it to our Corporate Secretary or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

How many shares must be present to hold the Annual Meeting?

A majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting must be present in person or by proxy to hold the Annual Meeting and conduct business. This is called a quorum. Votes withheld, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Shares voted in the manner described above will be counted as present at the Annual Meeting. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

If your shares are held in street name, you should contact your bank, broker or other nominee to revoke your proxy or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares at the Annual Meeting, you may change your vote by attending the Annual Meeting and voting in person. Any written notice of revocation or subsequent proxy should be sent to the attention of our Corporate Secretary, Hologic, Inc., 250 Campus Drive, Marlborough, MA 01752, at or before the final vote at the Annual Meeting.

What vote is required to approve each proposal and how are votes counted?

New for the 2018 Annual Meeting, a nominee will be elected to the Board of Directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election. Abstentions and broker non-votes will not have any effect on this proposal.

In accordance with our Bylaws, if any nominee for director in an uncontested election fails to receive a majority of the votes cast “for” the nominee’s election, the nominee must promptly tender his or her resignation to our Board of Directors. This is an uncontested election of directors because the number of nominees for director does not exceed the number of directors to be elected. Within 90 days after the certification of the election results, the remaining members of our Board of Directors shall, through a process managed by the Nominating and Corporate Governance Committee, and excluding the director nominee in question, determine whether to accept such resignation and publicly disclosure the results of such determination.

Approval of Proposals No. 2, No. 3 and No. 4 requires the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on each such matter at the Annual Meeting.

Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum, but are disregarded for purposes of determining whether any of the proposals have been approved.

Banks, brokers, or other holders of record may vote shares held for a customer in street name on matters that are considered to be “routine” even if they have not received instructions from their customer. A broker “non-vote” occurs when a bank, broker, or other holder of record has not received voting instructions from a customer and cannot vote the customer’s shares because the matter is not considered routine.

One of the proposals before the Annual Meeting this year is deemed a “routine” matter, namely the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for fiscal 2018 (Proposal No. 4), which means that if your shares are held in street name your bank, broker, or other nominee can vote your shares on that proposal if you do not provide timely instructions for voting your shares. The election of directors (Proposal No. 1), the non-binding advisory vote to approve executive compensation (Proposal No. 2), and the approval of the Amended and Restated Hologic, Inc. 2008 Equity Incentive plan (Proposal No. 3) are not considered “routine” matters. As a result, if you do not instruct your bank, broker or nominee how to vote with respect to those matters, your bank, broker or nominee may not vote on those proposals and a broker “non-vote” will occur.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters to be presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your proxy authorizes us to vote, or otherwise act in accordance with the best judgment and discretion of the persons named as proxies below.

How are proxies voted?

The persons named as the proxies, Stephen P. MacMillan, Robert W. McMahon and John M. Griffin, were selected by our Board of Directors. Mr. MacMillan is a director and officer of Hologic, and Messrs. McMahon and Griffin are officers of Hologic. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. When giving your proxy, you may withhold authority to vote for any individual nominee for director by writing that nominee’s name in the space provided on the proxy card.

Your proxy will be voted in accordance with your instructions. If you submit your proxy card without specifying your voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors listed above for all matters presented in this proxy statement.

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Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in our Current Report on Form 8-K, which we are required to file with the SEC within four business days following the Annual Meeting.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

Under rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies of those materials to each stockholder. On or about January 26, 2018, we will mail to our stockholders of record as of January 16, 2018 (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K. All stockholders will have the ability to access our proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access our proxy materials on the internet or to request printed versions are provided in the Notice. The Notice also instructs you on how to access your proxy card to vote through the internet or by telephone. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email until you elect otherwise.

How can I receive proxy materials electronically?

The Notice will provide you with instructions regarding the method of delivery for future proxy materials. Choosing to access our proxy materials via the Internet or to receive future proxy materials by email will reduce the impact of our Annual Meetings on the environment as well as decrease the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

If you hold your stock through a bank, broker or other holder of record and you would like to receive future proxy materials electronically, please refer to the information provided by that entity for instructions on how to elect this option.

How do I receive a paper copy of the materials?

If you prefer to receive paper copies of the proxy materials, you can still do so. You may request a paper copy by following the instructions provided in the Notice. The Notice also provides you with instructions on how to request paper copies of the proxy materials on an ongoing basis. There is no charge to receive the materials by mail. You may request printed copies of the materials until one year after the date of the Annual Meeting. If you have previously elected to receive printed proxy materials, you will continue to receive these materials in paper format until you elect otherwise.

Who is paying for the cost of this proxy solicitation?

All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, certain of our directors, officers, employees and other agents, without additional remuneration, may solicit proxies in person or by telephone or email. We may elect to engage outside professionals to assist us in the distribution and solicitation of proxies at a fee to be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and we will reimburse them for their reasonable out-of-pocket costs. Solicitation may also be made of some stockholders in person or by mail, telephone or email following the original solicitation.

Additionally, we have retained Alliance Advisors LLC to assist us in the solicitation and distribution of proxies for the Annual Meeting. The estimated cost of such services is $10,500, plus out-of-pocket expenses. Stockholders with questions or that need assistance in voting their shares may contact Alliance toll-free at (855) 973-0093.

Trademark Notice

Hologic, Genius, 3D MAMMOGRAPHY, ThinPrep, NovaSure, MyoSure, Affirm, Brevera, Aptima, Panther, and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries. All other trademarks are the property of their respective owners.

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STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

Deadline for Submission of Stockholder Proposals
and Recommendations for Director

Stockholder proposals for inclusion in our proxy materials for the 2019 Annual Meeting of Stockholders must be received by us no later than September 28, 2018. These proposals must also meet the other requirements of the rules of the SEC and our Bylaws.

Our Bylaws establish an advance notice procedure with regard to proposals that stockholders otherwise desire to introduce at our Annual Meeting without inclusion in our proxy statement for that meeting. Written notice of such stockholder proposals for our Annual Meeting of Stockholders in 2019 must be received by our Corporate Secretary and with respect to proposals for the nomination of directors should be received by our Nominating and Corporate Governance Committee at 250 Campus Drive, Marlborough, MA 01752 not later than December 14, 2018 and must not have been received earlier than November 14, 2018 in order to be considered timely, and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the stockholder proposing such matters. The matters proposed to be brought before the meeting also must be proper matters for stockholder action. If a stockholder who wishes to present such a proposal fails to notify us within this timeframe, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the SEC.

Pursuant to our Bylaws, the notice must set forth: (a) for each nominee (i) information as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) written consent to be named in the proxy statement and serve as director if so elected; (b) a brief description of any proposed business including (i) the text of such proposal and any accompanying resolutions, (ii) the reasons for conducting such business at the meeting, and (iii) any material interest held by the proposing stockholder or any beneficial owner on whose behalf the proposal is made; (c) proposing stockholder and/or beneficial owner information including (i) name and address, (ii) the class and number of shares of capital stock held, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal with any of their affiliates or associates, and any others acting in concert with the foregoing, including in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding with respect to shares of our stock entered into by the date of such notice for the purposes of loss mitigation, risk management or derivation of benefit from share price changes and/or redistribution of voting power, (v) a representation that they are the holder of record, are entitled to vote, and intend to appear in person or by proxy and propose such business or nomination, (vi) a representation of intention to either deliver proxy statements to holders of the necessary percentage of shares or to solicit proxies or votes in support of the proposal, and (vii) any other information relating to such stockholder and/or beneficial owner required to be disclosed in filings made in connection with solicitation of proxies pursuant to the Exchange Act. The stockholder can alternatively satisfy the notice requirement by submitting proposals in compliance with SEC requirements and inclusion of such proposal within a proxy statement prepared by us. Compliance with our Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business to the Annual Meeting (other than matters properly brought in compliance with the rules of the Exchange Act).

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INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the proxy statement entitled “Compensation Committee Report” and “Audit and Finance Committee Report” shall not be deemed to be so incorporated, unless specifically provided in any such filing.

FINANCIAL MATTERS AND FORM 10-K REPORT

WE WILL PROVIDE EACH BENEFICIAL OWNER OF OUR SECURITIES WITH A COPY OF OUR ANNUAL REPORT ON FORM 10- K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR OUR MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO INVESTOR RELATIONS, HOLOGIC, INC., 250 CAMPUS DRIVE, MARLBOROUGH, MA 01752. ALTERNATIVELY, A BENEFICIAL OWNER MAY ACCESS THE COMPANY’S ANNUAL REPORT ON FORM 10-K ON THE COMPANY’S WEBSITE AT investors.hologic.com.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 14, 2018: The Proxy Statement, the Hologic Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and the Proxy Card are available at www.proxyvote.com.

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Annex A    Non-GAAP Reconciliation

Use of Non-GAAP Financial Measures:

The Company has used non-GAAP financial measures in this proxy statement, including adjusted revenue, adjusted EPS and adjusted international revenue.

Adjusted revenue for fiscal 2017 means our consolidated revenue determined in accordance with GAAP, calculated on a constant currency basis using the foreign currency exchange rate applied in setting the Company’s fiscal 2017 budget set in the fourth quarter of fiscal 2016. For fiscal 2017, adjusted revenue excludes (a) revenue associated with the Company’s March 2017 acquisition of Cynosure, Inc.; (b) incremental revenue from the Company’s April 2017 acquisition of MMS Medicor Medical Supplies GmbH, which was one of the Company’s distributors in Europe; and (c) revenue related to transition services provided to Grifols Diagnostic Solutions Inc. subsequent to the January 2017 divestiture of our blood screening business to Grifols.

Adjusted revenue for fiscal 2017 includes four months of actual revenue from the blood screening business prior to divestiture and eight months of budgeted revenue for the divested blood screening business. Adjusted EPS means our consolidated net income per share (on a fully-diluted basis) determined in accordance with GAAP, adjusted to exclude: (i) non-cash amortization of intangible assets; (ii) additional depreciation expense from acquired fixed assets and accelerated depreciation expense related to business consolidation and closure of facilities; (iii) additional expense resulting from the purchase accounting adjustment to record inventory at fair value; (iv) non-cash interest expense related to amortization of the debt discount from the equity conversion option of convertible debt instruments with cash settlement features; (v) restructuring and divestiture charges, facility closure and consolidation charges and costs incurred to integrate acquisitions (including retention, transaction bonuses, legal and professional consulting services) and separate divested businesses from existing operations; (vi) transaction-related expenses for divestitures and acquisitions; (vii) the gain on disposal of a business; (viii) debt extinguishment losses and related transaction costs; (ix) unrealized gains and losses on the mark-to-market of forward foreign currency contracts for which the Company has not elected hedge accounting; (x) litigation settlement charges and benefits, and certain non-income tax related charges and benefits not related to current year operations; (xi) other-than-temporary impairment losses on investments and realized gains and losses resulting from the sale of investments; (xii) other one-time, non-recurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company’s core business results; and (xiii) income taxes related to any of the foregoing adjustments. This calculation further excludes the results of Cynosure post-acquisition and the impact of divesting the blood screening business by including actual results of blood screening for the first four months of fiscal 2017 (the period in our actual results) and budgeted results for the subsequent post-acquisition eight months in order to level set the results for purposes of the 2017 STIP calculation.

The non-GAAP financial measures used in this proxy statement adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Hologic’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Hologic’s business.

Because non-GAAP financial measures exclude the effect of items that increase or decrease the company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. A reconciliation of the non-GAAP revenue and non-GAAP EPS to the most directly comparable GAAP financial measures is included in the following pages.

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RECONCILIATION OF GAAP EPS TO NON-GAAP ADJUSTED EPS
(as calculated pursuant to the terms of the Short-Term Incentive Plan)

(Unaudited)	Twelve Months Ended
(In millions, except earnings per share)	September 30, 2017	September 24, 2016
Net income:
GAAP net income	$755.5	$330.8
Adjustments:
Amortization of intangible assets(1)	359.6	383.1
Fair value write-up of acquired inventory(11)	39.7	—
Non-cash interest expense relating to convertible notes(6)	17.9	22.3
Restructuring, divestiture and integration/consolidation costs(3)	33.1	11.4
Non-income tax net charges(12)	23.1	—
Transaction expenses(4)	23.2	—
Incremental depreciation expense(2)	5.6	5.1
Debt extinguishment loss(7)	3.2	5.3
Gain on sale of investments(8)	(5.6)	(25.1)
Equity investment impairment charge	—	1.1
Unrealized losses on forward foreign currency contracts(9)	2.6	1.1
Gain on sale of business(10)	(899.7)	—
Other charges(5)	—	3.3
Income tax effect of reconciling items(13)	220.7	(176.8)
Non-GAAP net income per Press Release	$578.9	$561.6
Less: Net incremental impact of Cynosure results(14)	(2.3)	—
Further Adjustments for STIP:
Plus: Budgeted blood screening operating income(15)	101.5	—
Less: Blood screening related operating income post-disposition(15)	(18.5)	—
Tax effect of adjustments(13)	(30.7)	—
Non-GAAP net income – STIP	$628.9	$561.6
Non-GAAP EPS - STIP(16)	2.20	1.96

Explanatory Notes to Reconciliations:

(1)	To reflect non-cash expenses attributable to the amortization of intangible assets.
(2)	To reflect non-cash fair value adjustments for additional depreciation expense related to the fair value write-up of fixed assets acquired in the Gen-Probe acquisition and accelerated depreciation expense related to facility closure and business consolidation.
(3)	To reflect restructuring and divestiture charges, and certain costs associated with the Company’s integration and facility consolidation plans, which primarily include retention and transfer costs, as well as costs incurred to integrate acquisitions including consulting, legal and accounting fees, and expenses incurred to separate the divested blood screening business from the molecular diagnostics operations. These costs do not include those incurred to provide transition services to Grifols, nor amounts received from Grifols under transition services agreements.
(4)	To reflect expenses incurred with third parties related to acquisitions and divestitures prior to when such transactions are completed. These expenses primarily comprise broker fees, legal fees, and consulting and due diligence fees.
(5)	To reflect the net impact from miscellaneous transactions during the period, including legal settlements.
(6)	To reflect certain non-cash interest expense related to the amortization of the debt discount from the equity conversion option of the Company’s convertible notes.
(7)	To reflect losses for the repurchases of $285.9 million principal amount of the 2012 and 2013 Convertible Notes in fiscal 2017 and $274.3 million principal amount of the 2010 and 2012 Convertible Notes in fiscal 2016.
(8)	To reflect realized gains on the sale of available-for-sale marketable securities and a cost-method investment.
(9)	To reflect non-cash unrealized losses (gains) on the mark-to market on outstanding forward foreign currency contracts, which do not qualify for hedge accounting.
(10)	To reflect the gain realized on the sale of the blood screening business to Grifols.
(11)	To reflect the fair value step up of inventory sold during the period related to acquisitions.
(12)	To reflect a non-income tax benefit in the third quarter of fiscal 2017 of $12.4 million from refunds received from amending the Company’s Medical Device Excise tax filings, and charges recorded in fiscal 2017 of $35.6 million as the Company determined during the period that a loss became probable associated with a non-income tax issue currently under audit.
(13)	To reflect an estimated annual effective tax rate of 30.50% and 31.75% for fiscal 2017 and 2016, respectively, applied to Non-GAAP pretax income. The calculation of this rate excludes certain items that impact the GAAP provision for income taxes consistent with the Company’s exclusion of items from pre-tax Non-GAAP income.
(14)	To reflect the net impact of Cynosure’s results after adjusting for the items above with the objective of fully excluding Cynosure’s results from the calculation of Non-GAAP EPS for measuring achievement under the fiscal 2017 STIP.
(15)	For fiscal 2017 to determine Non-GAAP net income under the fiscal 2017 STIP, adjusted Non-GAAP net income excludes pre-tax income generated by Cynosure and operating income related to transition services provided to Grifols Diagnostic Solutions Inc. subsequent to the January 2017 divestiture of our blood screening business to Grifols. This Non-GAAP net income measure includes operating income for four months of actual results from the blood screening business prior to divestiture and eight months of budgeted results for the divested blood screening business.
(16)	Non-GAAP earnings per share was calculated based on 285,653 and 286,156 weighted average diluted shares outstanding for the twelve months ended September 30, 2017 and twelve months ended September 24, 2016.

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RECONCILIATION OF GAAP REVENUE TO ADJUSTED REVENUE
(excluding the impact of acquisitions and dispositions)

(Unaudited)			Change
(In millions, except percentages)	2017	2016	$	%
Consolidated GAAP Revenue	$3,058.8	$2,832.7
Less: Cynosure actual revenue	(207.5)	—
Less: Blood screening actual revenue	(140.5)	(235.4)
FX Impact at budget rates	7.8	—
Adjusted Revenue	$2,718.6	$2,597.3	121.3	4.7%

RECONCILIATION OF GAAP INTERNATIONAL REVENUE TO NON-GAAP ADJUSTED
INTERNATIONAL REVENUE

(Unaudited)			Change
(In millions, except percentages)	2017	2016	$	%
Consolidated GAAP International Revenue	$684.0	$596.8
Less: Cynosure actual revenue	(104.5)	—
Less: Blood screening actual revenue	(41.5)	(105.3)
FX Impact at budget rates	9.0	—
Adjusted International Revenue	$547.0	$491.5	55.5	11.3%

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Annex B	Proposed Amended and Restated Hologic, Inc. 2008 Equity Incentive Plan

Amended and Restated 2008 Equity Incentive Plan
(Amended as of [March 14], 2018)

1.	Purpose and Eligibility

The purpose of this Amended and Restated 2008 Equity Incentive Plan (the “Plan”) of HOLOGIC, INC., a Delaware corporation (the “Company”), is to provide stock options, stock issuances and other equity interests in the Company (each, an “Award”) to (a) employees, officers, directors, consultants and advisors of the Company and its Parents and Subsidiaries, and (b) any other person who is determined by the Board to have made (or is expected to make) contributions to the Company. Any person to whom an Award has been granted under the Plan is called a “Participant.” Additional definitions are contained in Section 11.

2.	Administration

(a)	Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. The Board shall have authority, subject to the express limitations of the Plan, (i) to construe and determine the Plan and any documentation (including electronic) relating to the Plan or Awards thereunder, (ii) to prescribe, amend and rescind rules and regulations relating to the Plan and any Awards, and to make exceptions to any such rules if the Board, in good faith, determines that it is necessary to do so in light of extraordinary circumstances and for the benefit of the Company and so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of an applicable stock exchange, disruption of communications or natural catastrophe), (iii) to determine the terms and provisions of Awards, which need not be identical, (iv) to create sub-plans hereunder necessary to comply with laws and regulations of any foreign country in which the Company may seek to grant an Award to a person eligible under Section 1, and (v) to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration and interpretation of the Plan. Notwithstanding anything in the Plan to the contrary, equity-based Awards granted under the Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant, except that: (A) the Board may provide that Awards become exercisable, vest or settle prior to such date in the event of the Participant’s death or disability or in the event of a Change of Control (as defined below); and (B) annual equity grants to non-employee directors that occur in connection with the Company’s annual meeting of shareholders may vest on the date of the Company’s next annual meeting. Notwithstanding the foregoing, up to 5% of the aggregate number of shares authorized for issuance under this Plan (as described in Section 3(a)) may be issued pursuant to Awards subject to any, or no, vesting conditions, as the Board determines appropriate. The Board may, in its sole and absolute discretion, without amendment to the Plan but subject to the limitations otherwise set forth in the Plan, waive or amend the operation of Plan provisions respecting exercise after termination of Service to the Company and, except as otherwise provided herein, adjust any of the terms of any Award. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem expedient to carry the Plan or any Award into effect, and it shall be the sole and final judge of such expediency. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

(b)	Appointment of Committee. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). If so delegated, all references in the Plan to the “Board” shall mean such Committee or the Board. The Compensation Committee of the Board of Directors is initially delegated all of the powers of the Board

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of Directors under the Plan, and shall continue to have such powers unless and until otherwise determined by the Board of Directors.

(c)	Delegation. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers. No such executive officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such executive officer. In addition, the Board may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents.

(d)	Applicability of Section Rule 16b-3. Notwithstanding anything to the contrary in the foregoing if, or at such time as, the Common Stock is or becomes registered under Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”), or any successor statute, the Plan shall be administered in a manner consistent with Rule 16b-3 promulgated thereunder, as it may be amended from time to time, or any successor rules (“Rule 16b-3”), such that all subsequent grants of Awards hereunder to Reporting Persons, as hereinafter defined, shall be exempt under such rule. Those provisions of the Plan which make express reference to Rule 16b-3 or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16 (a) of the Exchange Act (a “Reporting Person”).

3.	Stock Available for Awards

(a)	Number of Shares. Subject to adjustment under Section 3(c), the aggregate number of shares of Common Stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 36,000,000 (the “Available Shares”). If, (i) an Award granted under the Plan is canceled, expires, forfeited, settled in cash, settled by delivery of fewer shares of Common Stock than the number of shares of Common Stock underlying the award or option or otherwise terminated without delivery of the shares of Common Stock to the holder of such award or option, or (ii) other than in the case of an Option Award or a stock appreciation right award, shares are withheld from such an Award or separately surrendered by the Participant in payment of taxes relating to such an Award, then such shares or shares underlying such award shall be deemed to constitute shares not delivered and will be available under the Plan for subsequent awards. The aggregate number of shares issued under this Plan at any time shall equal only the number of shares actually issued upon exercise or settlement of an Award under this Plan. Notwithstanding the foregoing, shares of Common Stock subject to an Award under this Plan may not again be made available for issuance under this Plan if such shares are: (A) shares that were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right, (B) shares delivered to or withheld by the Company to pay the exercise price of an Option Award, (C) shares delivered to or withheld by the Company to pay the withholding taxes related an Option Award or a stock appreciation right, or (D) shares repurchased on the open market with the proceeds of an Option Award. The shares issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

(b)	Award Limits. The aggregate number of shares that may be earned pursuant to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 3,000,000, which number shall not count any tandem stock appreciation rights. The aggregate number of shares that may be issued pursuant to the exercise of Incentive Stock Options (as defined in Section 4(b)) granted under this Plan shall not exceed 36,000,000, which number shall be calculated and adjusted pursuant to Section 3(c) only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code. The maximum cash amount payable pursuant to all Incentive Awards granted in any calendar year to any Participant under this Plan that are intended to be performance based compensation shall not exceed ten million dollars ($10,000,000).

(c)	Adjustment to Common Stock. Subject to Section 8, in the event of any stock split, reverse stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or similar event, (i) the number and class of shares subject to the limits in Section 3(a) and 3(b), (ii) the number and class of securities, vesting schedule and exercise price per share, as applicable, subject to each outstanding Award, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding Award, shall be equitably adjusted by the Company (or substituted Awards may be made if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate. Adjustments need not be uniform as between different Awards or different types of Awards.

(d)	Director Awards. The aggregate dollar value of equity-based (based on the grant date fair value of equity-based Awards) and cash compensation granted under this Plan or otherwise during any fiscal year to any one non-employee director shall

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not exceed $800,000; provided, however, that in the fiscal year in which a non-employee director first joins the Board or is first designated as Chairman of the Board or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation granted to the Participant may be up to one hundred and fifty percent (150%) of the foregoing limit and the foregoing limit shall not count any tandem stock appreciation rights.

4.	Stock Options

(a)	General. Subject to the provisions of the Plan, the Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the shares of Common Stock issued upon the exercise of each Option, including, but not limited to, vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws. Each Option will be evidenced by a Stock Option Agreement, consisting of a Notice of Stock Option Award and a Stock Option Award Agreement or such other form of documentation (which may be electronic) as may be approved by the Board (collectively, a “Stock Option Agreement”).

(b)	Incentive Stock Options. An Option that the Board intends to be an incentive stock option (an “Incentive Stock Option”) as defined in Section 422 of the Code, as amended, or any successor statute (“Section 422”), shall be granted only to an employee of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 and regulations thereunder. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option” or “Nonqualified Stock Option.”

(c)	Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to qualify as Incentive Stock Options shall not qualify as Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (as defined below) (determined as of the respective date or dates of grant) of more than $100,000. The amount of Incentive Stock Options which exceed such $100,000 limitation shall be deemed to be Nonqualified Stock Options. For the purpose of this limitation, unless otherwise required by the Code or regulations of the Internal Revenue Service or determined by the Board, Options shall be taken into account in the order granted, and the Board may designate that portion of any Incentive Stock Option that shall be treated as a Nonqualified Stock Option in the event that the provisions of this paragraph apply to a portion of any Option. The designation described in the preceding sentence may be made at such time as the Committee considers appropriate, including after the issuance of the Option or at the time of its exercise.

(d)	Exercise Price. The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable Stock Option Agreement, provided, however, in no event may the per share exercise price of an Option be less than 100% of the Fair Market Value of the Common Stock on the date such Option is granted. Notwithstanding the foregoing, the per share exercise price with respect to an Option that is a substitute award for options held by optionees of the acquired entity may be less than 100% of the Fair Market Value of the Common Stock on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition that satisfies the requirements of (i) Section 409A of the Code, if such options held by such optionees are not intended to qualify as Incentive Stock Options, and (ii) Section 424(a) of the Code, if such options held by such optionees are intended to qualify as Incentive Stock Options. In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, then the exercise price shall be no less than 110% of the Fair Market Value of the Common Stock on the date of grant. Notwithstanding anything herein to the contrary, except as provided in Section 2(c), without the prior approval of the Company’s stockholders, neither the Company nor the Board will take any action to amend or modify any Award to lower the exercise or conversion price applicable to such Award and, at any time when the exercise price of an Option is above the Fair Market Value of the Common Stock, without the prior approval of the Company’s stockholders (except in the case of a Change of Control (as defined below), neither the Company nor the Board will take any action to otherwise cancel and re-grant or exchange an outstanding Option for cash or another Award.

(e)	Duration of Options. Subject to the provisions of the Plan, including Section 2(a), each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Stock Option Agreement; provided, that the term of any Incentive Stock Option may not be more than ten (10) years from the date of grant. In the case of an Incentive Stock Option granted to a Participant who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be no longer than five (5) years from the date of grant.

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(f)	Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment as permitted by the Board in its sole and absolute discretion:

i.	by check payable to the order of the Company;

ii.	only if the Common Stock is then publicly traded, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

iii.	to the extent permitted in the applicable Stock Option Agreement, by delivery of shares of Common Stock owned by the Participant (including shares otherwise deliverable upon exercise of the applicable Option); or

iv.	payment of such other lawful consideration as the Board may determine.

Except as otherwise expressly set forth in a Stock Option Agreement, the Board shall have no obligation to accept consideration other than cash. The fair market value of any shares of the Company’s Common Stock or other non-cash consideration which may be delivered upon exercise of an Option shall be determined in such manner as may be prescribed by the Board.

g.	Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Company’s Common Stock is publicly traded under the Exchange Act, “Fair Market Value” shall mean (i) if the Common Stock is listed on any established stock exchange, its fair market value shall be the closing price for such stock on that date or the closing price as reported on NASDAQ; or (ii) if the Common Stock is traded in the over-the-counter securities market, then the average of the high bid and low bid quotations for the Common Stock as published in The Wall Street Journal. In the absence of an established market for the Common Stock, the fair market value thereof shall be determined in good faith by the Board after taking into consideration all factors which it deems appropriate.

5.	Restricted Stock

(a)	Grants. Subject to the provisions of the Plan, the Board may (i) grant Awards to a Participant of restricted shares of Common Stock and shall determine the price, if any, to be paid by the Participant for each restricted share of Common Stock and (ii) shall provide the right of the Company to repurchase all or part of such shares at the issue price or other stated or formula price from the Participant in the event that the conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

(b)	Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate. Participants in whose name Restricted Stock Awards are granted shall be entitled to receive all dividends and other distributions paid with respect to those shares, unless determined otherwise by the Board. Notwithstanding the foregoing, dividends credited/payable in connection with Restricted Stock Awards that are not yet vested shall be subject to the same restrictions and risk of forfeiture as the underlying Restricted Stock Awards and shall not be paid until the underlying Restricted Stock Awards vest.

6.	Other Stock-Based Awards

Subject to the terms of the Plan, the Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (which shall be subject to the same terms as Options, as applicable), phantom stock awards, performance stock, deferred stock, restricted stock units, shares of Common Stock not subject to any restrictions or other stock units. Prior to settlement or forfeiture, a restricted stock unit or other stock unit agreement may, at the Board’s discretion, provide a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all dividends paid on one share of Common Stock while the restricted stock unit or other stock unit is outstanding. Dividend equivalents may be converted into additional stock units and may be made subject to the same conditions and restrictions as the stock units to which they attach. Notwithstanding the foregoing, dividends or dividend equivalents

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credited/payable in connection with restricted stock units or other stock units that are not yet vested shall be subject to the same restrictions and risk of forfeiture as the underlying restricted stock units or other stock units and shall not be paid until the underlying restricted stock units or other stock units vest. Except as explicitly contemplated in this Section 6 with respect to restricted stock units or other stock units, dividend equivalent rights shall not be granted alone or in connection with any Award under the Plan.

7.	Performance and Incentive Awards

(a)	Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions and may exercise its discretion to reduce the amounts payable under any Incentive Award subject to performance conditions. “Incentive Awards” shall mean a cash Award subject to the attainment of performance goals over a performance period. “Performance Award” means a stock-based Award subject to the attainment of performance goals over a performance period.

(b)	Performance Goals Generally. The Committee may determine that such Performance Awards or Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards or Incentive Awards. Performance goals may differ for Performance Awards or Incentive Awards granted to any one Participant or to different Participants.

(c)	Business Criteria. The Committee may establish performance goals that are measured either individually, alternatively or in any combination, applied to either the Company as a whole or to a specified subsidiary or business unit, and measured over a performance period, on an absolute basis or relative to a pre-established target to a previous year’s result or to a designated comparison group, either based on United States Generally Accepted Accounting Principles (“GAAP”) or non-GAAP financial results, in each case as specified by the Committee in the Award. The business criteria that the Committee may use in establishing performance goals for such an Award include, among others: economic value added; earnings before interest, taxes, depreciation and amortization; earnings before interest and taxes; cash flow; earnings per share; operating income; operating income before income taxes; net income; net income before income taxes; operating margin; ratio of debt to stockholder’s equity; reduction of debt, return on equity; return on assets; return on invested capital; revenue; total shareholder return; market penetration; total market capitalization and enterprise value; business retention; new product generation; cost controls and targets (including costs of capital); customer satisfaction; employee satisfaction; agency ratings; management of employment practices and employee benefits; supervision of litigation and information technology; implementation of business process controls; recruiting and retaining personnel; geographical expansion; clinical and product developments; or regulatory milestones. For the avoidance of doubt, the performance goals associated with the business criteria can be measured on an absolute basis or relative to a group of companies, entities, or other forms of external benchmarks. A “performance period” shall be a calendar year, fiscal year of the Company or other longer or shorter period designated by the Compensation Committee.

(d)	Settlement of Performance Awards; Other Terms. Settlement of Performance Awards or Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Incentive Awards. The Committee shall specify the circumstances in which such Performance Awards or Incentive Awards shall be paid or forfeited in the event of termination of Service by the Participant prior to the end of a performance period or settlement of Performance Awards or Incentive Awards.

8.	General Provisions Applicable to Awards

(a)	Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. Further, and notwithstanding the foregoing, to the extent permitted by the Board, the person to whom an Award is initially granted (the “Grantee”) may transfer an Award to any “family member” of the Grantee (as such term is defined in Section A.1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Board, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8. Except to the extent specified otherwise in the agreement the Board

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provides for the Grantee and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on the Grantee’s continued employment or service shall continue to be determined with reference to the Grantee’s employment or service (and not to the status of the transferee) after any transfer of an Award pursuant to this Section 8(a), and the responsibility to pay any taxes in connection with an Award shall remain with the Grantee notwithstanding any transfer other than by will or intestate succession.

(b)	Documentation. Each Award under the Plan shall be evidenced by a written instrument (which may be electronic) in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan, provided that such terms and conditions do not contravene the provisions of the Plan or applicable law.

(c)	Board Discretion. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

(d)	Additional Award Provisions. The Board may, in its sole discretion, include additional provisions in any Stock Option Agreement, Restricted Stock Award or other Award granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to transfer other property to Participants upon exercise of Awards, or transfer other property to Participants upon exercise of Awards, or such other provisions as shall be determined by the Board; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan or applicable law; provided, however, that except as provided in Section 5 or 6, a Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any shares of Common Stock covered by his or her Award prior to the issuance of such shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company), and except as provided in Sections 3(c), 5 and 6, no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such shares are issued.

(e)	Termination of Status. The Board shall determine the effect on an Award of the disability (as defined in Code Section 22(e)(3)), death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to Incentive Stock Options.

(f)	Change of Control of the Company.

i.	Unless otherwise expressly provided in the applicable Stock Option Agreement or Restricted Stock Award or other Award, in connection with the occurrence of a Change of Control (as defined below), the Board shall, in its sole discretion as to any outstanding Award (including any portion thereof; on the same basis or on different bases, as the Board shall specify), take one or any combination of the following actions:

A.	make appropriate provision for the continuation of such Award by the Company or the assumption of such Award by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Award either (x) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Change of Control, (y) shares of stock of the surviving or acquiring corporation, or (z) such other securities as the Board deems appropriate, the Fair Market Value of which shall not materially differ from the Fair Market Value of the shares of Common Stock subject to such Award immediately preceding the Change of Control (as determined by the Board in its sole discretion);

B.	accelerate the date of exercise or vesting of such Award;

C.	permit the exchange of such Award for the right to participate in any stock option or other employee benefit plan of any successor corporation;

D.	provide for the repurchase of the Award for an amount equal to the difference of (i) the consideration received per share for the securities underlying the Award in the Change of Control minus (ii) the per share exercise price of such securities. Such amount shall be payable in cash or the property payable in respect of such securities in connection with the Change of Control. The value of any such property shall be determined by the Board in its discretion; or

E.	Solely with respect to transactions described in Section 8(f)(i)(F)(c) below, provide for the termination of such Award immediately prior to the consummation of the Change of Control; provided that no such termination will be effective if the Change of Control is not consummated.

F.	For the purpose of this Agreement, a “Change of Control” shall mean:

(a)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d) (2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the then outstanding shares of voting stock of the Company (the “Voting Stock”); provided, however, that any acquisition by the Company or its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries of 20% or more of Voting Stock shall not constitute a Change of Control; and provided,

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further, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Voting Stock, shall not constitute a Change of Control; or

(b)	Any transaction which results in the Continuing Directors (as defined in the Certificate of Incorporation of the Company) constituting less than a majority of the Board of Directors of the Company; or

(c)	The consummation of (i) a reorganization, merger or consolidation (any of the foregoing, a “Merger”), in each case, with respect to which the individuals and entities who were the beneficial owners of the Voting Stock immediately prior to such Merger do not, following such Merger, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from the Merger (the “Resulting Corporation”) as a result of the individuals’ and entities’ shareholdings in the Company immediately prior to the consummation of the Merger and without regard to any of the individuals’ and entities’ shareholdings in the Resulting Corporation immediately prior to the consummation of the Merger, (ii) a complete liquidation or dissolution of the Company, or (iii) the sale or other disposition of all or substantially all of the assets of the Company, excluding a sale or other disposition of assets to a subsidiary of the Company.

(g)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company or termination of an Award under Section 8(f)(i)(E), the Board shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Board in its sole discretion may provide for a Participant to have the right to exercise his or her Award until fifteen (15) days prior to such transaction as to all of the shares of Common Stock covered by the Option or Award, including shares as to which the Option or Award would not otherwise be exercisable, which exercise may in the sole discretion of the Board, be made subject to and conditioned upon the consummation of such proposed transaction. In addition, the Board may provide that any Company repurchase option applicable to any shares of Common Stock purchased upon exercise of an Option or Award shall lapse as to all such shares of Common Stock, provided the proposed dissolution and liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate upon the consummation of such proposed action.

(h)	Assumption of Options Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

(i)	Parachute Payments and Parachute Awards. Notwithstanding the provisions of Section 8(f), if, in connection with a Change of Control described therein, a tax under Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code), then the number of Awards which shall become exercisable, realizable or vested as provided in such Section shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Participant (the Awards not becoming so accelerated, realizable or vested, the “Parachute Awards”); provided, however, that if the “aggregate present value” of the Parachute Awards would exceed the tax that, but for this sentence, would be imposed on the Participant under Section 4999 of the Code in connection with the Change of Control, then the Awards shall become immediately exercisable, realizable and vested without regard to the provisions of this sentence. For purposes of the preceding sentence, the “aggregate present value” of an Award shall be calculated on an after-tax basis (other than taxes imposed by Section 4999 of the Code) and shall be based on economic principles rather than the principles set forth under Section 280G of the Code and the regulations promulgated thereunder. All determinations required to be made under this Section 8(i) shall be made by the Company.

(j)	Amendment of Awards. The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, (i) would not materially and adversely affect the Participant or that any such adverse effect has been adequately compensated or (ii) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard; and provided further that without the prior approval of the Company’s stockholders, neither the Company nor the Board will take any action to amend or modify any Option or stock appreciation right to lower the exercise or conversion price applicable to such Award and, at any time when the exercise price of an Option or

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stock appreciation right is above the Fair Market Value of the Common Stock, without the prior approval of the Company’s stockholders (except in the case of a Change of Control), neither the Company nor the Board will take any action to otherwise cancel and re-grant or exchange an outstanding Option or stock appreciation right for cash or another Award.

(k)	Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules, or regulations.

(l)	Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a Change of Control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option. In addition, the Board may, in its sole discretion, and in all instances subject to any relevant tax and accounting considerations which may adversely impact or impair the Company, extend the dates during which all or any particular Options or Awards granted under the Plan may be exercised.

(m)	Participation in Foreign Countries. The Board shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(n)	Agreement to Repayments of Incentive Compensation When Repayments Are Required Under Federal Law. This provision applies to any policy adopted by NASDAQ (or any other exchange on which the securities of the Company are listed) pursuant to Section 10D of the Securities Exchange Act of 1934. To the extent any such policy requires the repayment of incentive-based compensation received by a Participant, whether paid pursuant to an Award granted under this Plan or any other plan of incentive-based compensation maintained in the past or adopted in the future by the Company, in consideration of the receipt of an Award under this Plan, the Participant agrees to the repayment of such amounts to the extent required by such policy and applicable law.

(o)	Company Recoupment Policy. Subject to the terms and conditions of the Plan, to the extent applicable, Awards under the Plan shall be subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time.

9.	Withholding

The Company shall have the right to deduct from payments of any kind otherwise due to the optionee or recipient of an Award any federal, state, or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Options under the Plan or the purchase of shares subject to the Award. Subject to the prior approval of the Board, which may be withheld in its sole discretion, the optionee or recipient of an Award may elect to satisfy such obligation, in whole or in part, (a) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an Option or the purchase of shares subject to an Award or (b) by delivering to the Company shares of Common Stock already owned by the optionee or Award recipient of an Award. The shares so delivered or withheld shall have a fair market value of the shares used to satisfy such withholding obligation as shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined (up to the minimum required withholding rate for the Participant, or such other rate that will not cause an adverse accounting consequence or cost). An optionee or recipient of an Award who has made an election pursuant to this Section 9 may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

10.	No Exercise of Option if Engagement or Employment Terminated for Cause

If the employment or engagement of any Participant is terminated “for Cause”, the Award may terminate, upon a determination of the Board, on the date of such termination and the Option shall thereupon not be exercisable to any extent whatsoever and the Company shall have the right to repurchase any shares of Common Stock subject to a Restricted Stock Award whether or not such shares have vested. For purposes of this Section 10, “for Cause” shall be defined as follows: (i) if the Participant has executed

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an employment agreement, the definition of “cause” contained therein, if any, shall govern, or (ii) if the Participant has not executed an employment agreement in which the definition of “cause” is provided, conduct, as determined by the Board of Directors, involving one or more of the following: (a) gross misconduct or inadequate performance by the Participant which is injurious to the Company; or (b) the commission of an act of embezzlement, fraud or theft, which results in economic loss, damage or injury to the Company; or (c) the unauthorized disclosure of any trade secret or confidential information of the Company (or any client, customer, supplier, or other third party who has a business relationship with the Company) or the violation of any noncompetition or nonsolicitation covenant or assignment of inventions obligation with the Company; or (d) the commission of an act which constitutes unfair competition with the Company or which induces any customer or prospective customer of the Company to breach a contract with the Company or to decline to do business with the Company (to the extent such restriction is enforceable under applicable state law); or (e) the indictment or conviction of the Participant for a felony or serious misdemeanor offense, either in connection with the performance of his or her obligations to the Company or which shall adversely affect the Participant’s ability to perform such obligations; or (f) the commission of an act of fraud or breach of fiduciary duty which results in loss, damage or injury to the Company; or (g) the failure of the Participant to perform in a material respect his or her employment, consulting or advisory obligations without proper cause. The Board may in its discretion waive or modify the provisions of this Section 10 at a meeting of the Board with respect to any individual Participant with regard to the facts and circumstances of any particular situation involving a determination under this Section 10.

11.	Miscellaneous

(a)	Definitions.

i.	“Company”, for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of Hologic, Inc., as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of Hologic, Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

ii.	“Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

iii.	“Employee” for purposes of eligibility under the Plan shall include a person to whom an offer of employment has been extended by the Company.

(b)	No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit and Awards granted under this Plan will not constitute an element of damages in the event of termination of an employment relationship even if the termination is in violation of an obligation of the Company to the Participant.

(c)	Compliance with Law. The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the Participant, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulation. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any share subject to an Award on any security exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Common Stock may be issued or sold to the Participant or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way effect the date of termination of the Award. Any determination in this connection by the Board shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Common Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes that an Option shall not be exercised until the shares of Common Stock covered by such Option are registered or exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned up on the effectiveness of such registration or availability of such an exemption.

(d)	No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

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(e)	Effective Date and Term of Plan. This Plan was originally adopted on March 11, 2008. This amendment and restatement of the Plan is effective as of March 14, 2018, subject to ratification by the stockholders of the Company at the Annual Meeting of Stockholders to be held on such date. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan is last approved by the stockholders, but Awards previously granted may extend beyond that date; provided, however, that Incentive Stock Options may not be granted under the Plan after November 7, 2027. For the avoidance of doubt, this amendment and restatement is not intended, and shall not be interpreted to, modify any Awards granted prior to March 14, 2018 to the extent such modification would result in a loss of deductibility under Code Section 162(m).

(f)	Amendment of Plan. The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever. An Amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements.

(g)	Non-Exclusivity of Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

(h)	Unfunded Plan. The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Board or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

(i)	Specified Employee Delay. To the extent any payment under this Plan is considered deferred compensation subject to the restrictions contained in Section 409A of the Code, and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, such payment may not be made to a specified employee (as determined in accordance with a uniform policy adopted by the Company with respect to all arrangements subject to Section 409A of the Code) upon separation from service (within the meaning of Section 409A of the Code) before the date that is six months after the specified employee’s separation from service (or, if earlier, the specified employee’s death). Any payment that would otherwise be made during this period of delay shall be accumulated and paid on the sixth month plus one day following the specified employee’s separation from service (or, if earlier, as soon as administratively practicable after the specified employee’s death).

(j)	Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles.

  Approvals

Amended and Restated 2008 Equity Incentive Plan adopted by the Board of Directors on:	January 9, 2013
Amended and Restated 2008 Equity Incentive Plan approved by the Stockholders on:	March 11, 2013
Amended and Restated 2008 Equity Incentive Plan adopted by the Board of Directors on:	December 15, 2017
Amended and Restated 2008 Equity Incentive Plan approved by the Stockholders on:	[March 14, 2018]

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HOLOGIC, INC. 250 CAMPUS DRIVE MARLBOROUGH, MA 01752

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on March 13, 2018, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

To help lower the cost of producing and mailing documents – and reduce the environmental impact of our Annual Meeting – we encourage stockholders to elect to receive all future proxy statements, proxy cards and annual reports electronically. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E35658-P00402-Z71534	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOLOGIC, INC.				For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
				All	All	Except
The Board of Directors recommends you vote
FOR all of the listed nominees:

1.	Election of Directors			☐	☐	☐
Nominees:
	01)	Stephen P. MacMillan	05)	Namal Nawana
	02)	Sally W. Crawford	06)	Christiana Stamoulis
	03)	Charles J. Dockendorff	07)	Amy M. Wendell
	04)	Scott T. Garrett

The Board of Directors recommends you vote FOR proposals 2-4:									For	Against	Abstain

2.	To approve, on a non-binding advisory basis, executive compensation.								☐	☐	☐

3.	To approve the Amended and Restated Hologic, Inc. 2008 Equity Incentive Plan.								☐	☐	☐

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2018.								☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournments thereof.

For address changes and/or comments, please check this box ☐
and write them on the back where indicated.

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Signature [PLEASE SIGN WITHIN BOX]				Date			Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E35659-P00402-Z71534

HOLOGIC, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS March 14, 2018

The undersigned stockholder of HOLOGIC, INC., a Delaware corporation (the "Company"), hereby appoints Stephen P. MacMillan, Robert W. McMahon and John M. Griffin, each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at 250 Campus Drive, Marlborough, Massachusetts 01752 on March 14, 2018 at 8:00 a.m., Eastern Time, and at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement. All previous proxies are hereby revoked.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES, "FOR" PROPOSALS 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS.

Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUEd AND to be SIGNed ON REVERSE SIDE